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                                                                   EXHIBIT 10.27

CONFIDENTIAL

                       SHARE AND ASSET PURCHASE AGREEMENT

                                     Between

                            ASIA GLOBAL CROSSING LTD.

                                       and

                         ASIA NETCOM CORPORATION LIMITED

                          Dated as of November 17, 2002

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                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01 Certain Defined Terms ................................................     2
SECTION 1.02 Interpretation and Rules of Construction .............................    14

                                   ARTICLE II
                                PURCHASE AND SALE

SECTION 2.01 Purchase and Sale of Assets ..........................................    15
SECTION 2.02 Assumption and Exclusion of Liabilities ..............................    15
SECTION 2.03 Purchase Price .......................................................    16
SECTION 2.04 Closing ..............................................................    16
SECTION 2.05 Closing Deliveries by the Seller .....................................    16
SECTION 2.06 Closing Deliveries by the Purchaser ..................................    17
SECTION 2.07 Closing Adjustments ..................................................    17

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

SECTION 3.01 Organization, Authority and Qualification of the Seller ..............    19
SECTION 3.02 Organization, Authority and Qualification of the Acquired Subsidiaries    20
SECTION 3.03 Capitalization, Corporate Books and Records ..........................    20
SECTION 3.04 No Conflict ..........................................................    21
SECTION 3.05 Consents and Approvals ...............................................    22
SECTION 3.06 SEC Reports ..........................................................    22
SECTION 3.07 Financial Information; Books and Records .............................    22
SECTION 3.08 Absence of Undisclosed Liabilities ...................................    24
SECTION 3.09 Receivables ..........................................................    24
SECTION 3.10 Regulatory Matters ...................................................    25
SECTION 3.11 Acquired Assets and Assumed Liabilities ..............................    26
SECTION 3.12 Conduct in the Ordinary Course; Absence of Certain Changes, Events
             and Conditions .......................................................    27
SECTION 3.13 Litigation ...........................................................    30
SECTION 3.14 Compliance with Laws .................................................    30
SECTION 3.15 Environmental and Other Permits and Licenses; Related Matters ........    31
SECTION 3.16 Material Contracts ...................................................    32
SECTION 3.17 Intellectual Property; Technology ....................................    33
SECTION 3.18 Title to Property ....................................................    34
SECTION 3.19 Network Facilities ...................................................    35
SECTION 3.20 Customers ............................................................    37
SECTION 3.21 Suppliers ............................................................    37
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SECTION 3.22 Employee Benefit Matters .............................................    37
SECTION 3.23 Labor Matters; Employee Relations ....................................    39
SECTION 3.24 Key Employees ........................................................    40
SECTION 3.25 Taxes ................................................................    40
SECTION 3.26 Insurance ............................................................    42
SECTION 3.27 Brokers ..............................................................    42

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01 Organization and Authority of the Purchaser ..........................    43
SECTION 4.02 No Conflict ..........................................................    43
SECTION 4.03 Governmental Consents and Approvals ..................................    43
SECTION 4.04 Financing ............................................................    43
SECTION 4.05 Litigation ...........................................................    44
SECTION 4.06 Brokers ..............................................................    44
SECTION 4.07 Acquisition for Investment ...........................................    44
SECTION 4.08 Assumption of Liabilities ............................................    44

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

SECTION 5.01 Conduct of Business Prior to the Closing .............................    44
SECTION 5.02 Access to Information ................................................    46
SECTION 5.03 Delivery of Financial Information ....................................    47
SECTION 5.04 Co-operation regarding Activation Costs and Vendor Releases ..........    47
SECTION 5.05 Confidentiality ......................................................    47
SECTION 5.06 Regulatory and Other Authorizations; Notices and Consents ............    48
SECTION 5.07 Notice of Developments ...............................................    48
SECTION 5.08 No Solicitation or Negotiation .......................................    49
SECTION 5.09 Excluded Liabilities .................................................    49
SECTION 5.10 Global Crossing ......................................................    50
SECTION 5.11 Winding-up of Seller and Excluded Subsidiaries .......................    50
SECTION 5.12 Currency .............................................................    50
SECTION 5.13 Insurance ............................................................    50
SECTION 5.14 Finance Co ...........................................................    51
SECTION 5.15 Taiwan Share Transfer ................................................    51
SECTION 5.16 Further Action .......................................................    51

                                   ARTICLE VI
                                EMPLOYEE MATTERS

SECTION 6.01 Employees ............................................................    51
SECTION 6.02 Transfer and Assumption of the Retirement Plan; Contributions for
             Periods Prior to Closing .............................................    52
SECTION 6.03 Directors and Officers of Acquired Subsidiaries ......................    52
SECTION 6.04 Employee Confidentiality Agreements ..................................    52
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                                   ARTICLE VII
                              CONDITIONS TO CLOSING

SECTION 7.01 Conditions to Obligations of the Seller ..............................    53
SECTION 7.02 Conditions to Obligations of the Purchaser ...........................    54

                                  ARTICLE VIII
                     U.S. BANKRUPTCY COURT AND BERMUDA COURT

SECTION 8.01 Chapter 11 Case ......................................................    56
SECTION 8.02 U.S. Bankruptcy Court Approvals ......................................    56
SECTION 8.03 Bermuda Case .........................................................    57
SECTION 8.04 Co-operation .........................................................    57

                                   ARTICLE IX
                          JOINT PROVISIONAL LIQUIDATORS

SECTION 9.01 Joint Provisional Liquidators' Approval ..............................    59
SECTION 9.02 Exclusion of Personal Liability ......................................    59
SECTION 9.03 The Actions of the Bermuda Debtor ....................................    59
SECTION 9.04 Purpose of the Joint Provisional Liquidators as a Party ..............    59
SECTION 9.05 Joint Provisional Liquidators ........................................    59
SECTION 9.06 Governing Law; Submission to Jurisdiction ............................    60
SECTION 9.07 Entire Agreement .....................................................    60
SECTION 9.08 Amendments ...........................................................    60
SECTION 9.09 Notices to Joint Provisional Liquidators .............................    60

                                    ARTICLE X
                                   TERMINATION

SECTION 10.01 Termination .........................................................    61
SECTION 10.02 Break-up Fee ........................................................    63
SECTION 10.03 Effect of Termination ...............................................    64

                                   ARTICLE XI
                                 SURVIVAL PERIOD

SECTION 11.01 Survival of Representations, Warranties, Covenants and Agreements ...    64
SECTION 11.02 Damage Claims .......................................................    65

                                   ARTICLE XII
                               GENERAL PROVISIONS

SECTION 12.01 Expenses ............................................................    65
SECTION 12.02 Notices .............................................................    65
SECTION 12.03 Public Announcements ................................................    66
SECTION 12.04 Severability ........................................................    66
SECTION 12.05 Entire Agreement ....................................................    67
SECTION 12.06 Assignment ..........................................................    67
SECTION 12.07 Amendment ...........................................................    67
SECTION 12.08 Waiver ..............................................................    67
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SECTION 12.09 No Third Party Beneficiaries ........................................    67
SECTION 12.10 Governing Law .......................................................    67
SECTION 12.11 Waiver of Jury Trial ................................................    68
SECTION 12.12 Headings ............................................................    68
SECTION 12.13 Counterparts ........................................................    68
SECTION 12.14 Service of Process ..................................................    68
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EXHIBITS

1.01(a)       Form of AGC Payables Agreement
1.01(b)       Form of Assignment of Intellectual Property
1.01(c)       Form of Assumption Agreement
1.01(d)       Form of Bermuda Order
1.01(e)       Form of Bill of Sale and Assignment
6.03          Form of Release of Directors and Officers of Acquired Subsidiaries
7.01(h)       Form of Release of Seller and Excluded Subsidiaries
7.02(c)       Form of Legal Opinion
7.02(k)       Form of Consolidated Schedule of Cash Receipts and Cash
              Disbursements
8.02(b)       Form of Bidding Procedures Order
8.02(c)       Form of Approval Order

SCHEDULES

1.01(a)       Assigned AGC Contracts
1.01(b)       Assigned Non-AGC Contracts
1.01(c)       Knowledge of the Seller
2.01(a)       Acquired Assets
Attachment A  Shares and Acquired Subsidiaries
2.01(b)       Excluded Assets
2.02(a)       Assumed Liabilities
2.02(b)       Excluded Liabilities
5.06(b)       Required Contractual Consents

DISCLOSURE SCHEDULE

                                        v

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         SHARE AND ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of
November 17, 2002, between Asia Global Crossing Ltd., a company organized under the laws of Bermuda (the "Seller"), and Asia Netcom Corporation Limited, a company organized under the laws of Bermuda (the "Purchaser").

                               W I T N E S S E T H

         WHEREAS, the Seller owns shares described in column 2 of Attachment A to Schedule 2.01(a) (the "Shares") or indirect equity interests described in column 3 of Attachment A to Schedule 2.01(a) (the "Indirect Interests") in each company (each, an "Acquired Subsidiary" and collectively, the "Acquired Subsidiaries") described in column 1 of Attachment A to Schedule 2.01(a);

         WHEREAS, the Seller, directly and through its various Subsidiaries, including the Acquired Subsidiaries, is engaged in the business of telecommunication network services (including, bandwidth and value-added data services) to enterprise and carrier customers at various locations in Asia using the Network Facilities and other telecommunications facilities (the "Business");

         WHEREAS, the Seller intends to file a voluntary petition for relief commencing a case (the "Chapter 11 Case") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court");

         WHEREAS, immediately following the commencement of the Chapter 11 Case, the Seller (in such capacity, the "Bermuda Debtor") intends to petition the Supreme Court of Bermuda (the "Bermuda Court") for, inter alia, the appointment of the Joint Provisional Liquidators (the "Bermuda Case");

         WHEREAS, it is a condition precedent to the closing of the transactions contemplated under this Agreement that the Joint Provisional Liquidators shall, following their appointment, be joined as a party to this Agreement for the sole purpose of agreeing to the matters set forth in Article IX;

         WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Business, including, without limitation, the Acquired Assets, and in connection therewith the Purchaser is willing to assume the Assumed Liabilities, all upon the terms and subject to the conditions set forth herein and in accordance with sections 105, 363 and 365 of the Bankruptcy Code;

         WHEREAS, the Purchaser is an indirect wholly owned subsidiary of China Netcom Corporation (Hong Kong) Limited ("CNC"); and

         WHEREAS, in support of Purchaser's obligations hereunder, CNC has, concurrently herewith, provided to the Seller a guarantee of payment and performance of Purchaser's obligations in an aggregate amount of up to $16 million.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, the Seller and the Purchaser hereby agree as follows:

                                       1
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                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 Certain Defined Terms. For purposes of this Agreement:

         "Acquired Assets" shall have the meaning ascribed thereto in Section 2.01(a).

         "Acquired Subsidiary" shall have the meaning ascribed thereto in the Recitals.

         "Acquisition Proposal" means any proposal or offer from any Person other than the Purchaser, its Affiliates or the Taiwan Assignee for any or any combination of the following transactions between the Seller or any of its equity holders, or any Subsidiary of the Seller, and any Person other than the Purchaser, its Affiliates or the Taiwan Assignee: (i) the acquisition, transfer, purchase or other disposition of any equity interests of the Seller which would be reasonably expected to have any of the consequences described in clause (v) of this paragraph or any Acquired Subsidiary, (ii) any business combination involving or otherwise relating to the Seller or any Acquired Subsidiary, (iii) any offer or proposal to acquire all or any part of the Seller's or any Acquired Subsidiary's assets or business that are all or a part of the Acquired Assets,
(iv) any offer or proposal to restructure all or any part of the liabilities of the Seller and the Acquired Subsidiaries that are all or a part of the Assumed Liabilities (except as contemplated hereby), or (v) any other similar transaction the consummation of which would reasonably be expected to prevent or materially delay the transactions contemplated by this Agreement or which would reasonably be expected to dilute materially the benefits to the Purchaser of such transactions; provided, however, that the term "Acquisition Proposal" shall not include any proposal or offer relating to any of the foregoing transactions involving (1) PCL or (2) the acquisition of the Seller's shares of Broadband Tower (Japan) ("BBT") by any other shareholder of BBT upon exercise of such shareholder's right of first refusal; and; provided, further, that (a) clause
(i) of this definition shall not include any sale, transfer or other disposition of shares of Seller's common stock by any shareholder of the Seller who is not an Affiliate (for purpose of such determination the Global Crossing Entities shall be deemed Affiliates) of the Seller; and (b) Acquisition Proposal shall not include the consummation of any transaction pursuant to the GC Purchase Agreement.

         "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Activation Costs" means the Seller's good faith estimate of the aggregate backhaul costs, costs relating to carrying network traffic on the PC-1 system and the costs of using network facilities not owned by the Seller or any Acquired Subsidiary, to the extent the same are expected by the Seller to be incurred by the Seller and the Acquired Subsidiaries in connection with the satisfaction of their respective obligations pursuant to the Customer IRU Agreements.

         "Actual Closing Cash Balance" means the actual amount of cash and Cash Equivalents held by the Seller, Excluded Subsidiaries (excluding PCL) and the Acquired Subsidiaries as of the Closing Date.

         "Additional Contract" shall have the meaning ascribed thereto in
Section 8.02(e).

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         "Affiliate" means, with respect to any specified Person, any other
Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that, unless otherwise indicated, neither PCL nor any of the Global Crossing Entities shall be deemed an Affiliate of the Seller.

         "AGC Payables Agreements" means the assignment and assumption agreement and the waiver agreement relating to certain intercompany amounts owed by the Acquired Subsidiaries to the Seller or the Excluded Subsidiaries, substantially in the form of Exhibit 1.01(a).

         "AGC Policies" shall have the meaning ascribed thereto in Section 3.26.

         "Ancillary Agreements" means the Bill of Sale, the Assignment of Intellectual Property, the Assumption Agreements, the Release of Directors and Officers of Acquired Subsidiaries to be delivered pursuant to Section 6.03, the Release of Seller and Excluded Subsidiaries to be delivered pursuant to Section 7.01(h), and the AGC Payables Agreements.

         "Approval Order" shall have the meaning ascribed thereto in Section 8.02(c).

         "Assets" means the Acquired Assets and the assets and properties of the Acquired Subsidiaries.

         "Assigned AGC Contracts" means contracts set forth on Schedule 1.01(a).

         "Assigned Contracts" means, collectively, the Assigned AGC Contracts and the Assigned Non-AGC Contracts.

         "Assigned Non-AGC Contracts" means the contracts set forth on Schedule 1.01(b).

         "Assignment of Seller Intellectual Property" means the assignment of Seller Intellectual Property to be executed by the Seller on the Closing Date, substantially in the form of Exhibit 1.01(b).

         "Assumed Liabilities" shall have the meaning ascribed thereto in
Section 2.02(a).

         "Assumption Agreements" means each Assumption Agreement to be executed by the Purchaser and the Seller on the Closing Date, substantially in the form of Exhibit 1.01(c).

         "Bankruptcy Code" shall have the meaning ascribed thereto in the Recitals.

         "Bermuda Case" shall have the meaning ascribed thereto in the Recitals.

         "Bermuda Court" shall have the meaning ascribed thereto in the Recitals.

         "Bermuda Debtor" shall have the meaning ascribed thereto in the Recitals.

         "Bermuda Order" means an order in the form of Exhibit 1.01(d), pursuant to which the Joint Provisional Liquidators shall be appointed by the Bermuda Court in respect of the Bermuda Debtor.

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         "Bermuda Law" means the laws from time to time in force in Bermuda.

         "Bidding Procedures Order" shall have the meaning ascribed thereto in
Section 8.02(b).

         "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Seller on the Closing Date, substantially in the form of Exhibit 1.01(e).

         "Break-up Fee" shall have the meaning ascribed thereto in Section 10.02(a).

         "Business" shall have the meaning ascribed thereto in the Recitals.

         "Business Day" means any day on which banks in Hong Kong are ordinarily open for business, excluding Saturday and Sunday and any other day that is a public holiday in Hong Kong.

         "Cash Equivalents" means any of the following, to the extent owned by the Seller, the Acquired Subsidiaries or the Excluded Subsidiaries free and clear of all Encumbrances and having a maturity of not greater than 180 days from the date of acquisition or issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is (i) a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c), (iii) is organized under the laws of the United States or any State thereof and (iv) has combined capital and surplus of at least $1 billion (provided, that in the case of any certificates of deposit or time deposits held by Seller or any of its Subsidiaries that are denominated in a foreign currency, clauses (i) through
(iv) hereof shall be deemed to refer to the reasonably equivalent criteria for a commercial bank in the jurisdiction in question), or (c) commercial paper in an aggregate amount of no more than $25,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group.

         "Chapter 11 Case" shall have the meaning ascribed thereto in the Recitals.

         "Claim" means a claim as defined in Section 101 of the Bankruptcy Code.

         "Closing" shall have the meaning ascribed thereto in Section 2.04.

         "Closing Date" shall have the meaning ascribed thereto in Section 2.04.

         "CNC" shall have the meaning ascribed thereto in the Recitals.

         "Code" means the Internal Revenue Code.

         "Commercial Payables" means the amount payable or other Liabilities to commercial suppliers including, without limitation, accounts payable consisting of accrued cost of access, customer deposits, accrued OA&M Liabilities and other third party accounts payable

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accrued and arising in the ordinary course of business of the Seller and the
Acquired Subsidiaries.

         "Commitment Letter" shall have the meaning ascribed thereto in Section 4.04(c).

         "Communications Licenses" shall have the meaning ascribed thereto in
Section 3.10(a).

         "Confidentiality Agreement" shall have the meaning ascribed thereto in
Section 5.02(a).

         "Confirmation Date" shall mean the date initially set by the U.S. Bankruptcy Court as the date on which the confirmation hearing in respect of the Seller's Chapter 11 plan of reorganization shall be held.

         "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

         "Cure Costs" means the liabilities and obligations of the Seller or any Acquired Subsidiary that must be paid or otherwise satisfied to cure all defaults by the Seller or any Acquired Subsidiary under the Assigned Contracts at the time of assignment thereof to and the assumption thereof by the Purchaser as provided herein.

         "Customer Access Rights" shall have the meaning ascribed thereto in
Section 3.19(c).

         "Customer Base" shall mean those Persons to which the Seller or any Acquired Subsidiary provides any telecommunications network services, whether over the Network Facilities (inclusive of any Customer Access Rights) or on a resale basis, including the sale of capacity, and services based on Frame Relay Networks, ATM Networks, private lines, IP transit, dedicated internet access, IP networks and voice.

         "Customer IRU Agreements" shall have the meaning ascribed thereto in
Section 3.19(a).

         "Damage Claim" shall have the meaning ascribed thereto in Section
11.02.

         "Disclosure Schedule" means the disclosure schedule attached hereto and made a part hereof, dated as of the date hereof.

         "Distribution Amount" shall mean (a) if Final Cash is greater than or equal to $81,200,000, an amount equal to $81,200,000, and (b) if Final Cash is less than $81,200,000, an amount equal to Final Cash.

         "EAC" means East Asia Crossing Ltd., a company organized under the laws of Bermuda.

         "EAC Shares" means the 1,200,000 share, par value $0.01 per share, issued and outstanding, constituting 100% of the outstanding capital stock of EAC, all of which are held by GCT.

         "Encumbrances" shall have the meaning ascribed thereto in Section 2.01(a).

         "Environmental Laws" shall mean any and all applicable international, federal, state, or local laws, statutes, ordinances, regulations, policies, guidance, rules, judgments, orders, court decisions or rule of common law, permits, restrictions and licenses, which: (i) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Materials, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or (ii) impose liability or responsibility with respect to any of the foregoing, or any other Law of similar effect.

         "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

         "ERISA" shall have the meaning ascribed thereto in Section 3.22(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

         "Excluded Assets" shall have the meaning ascribed thereto in Section 2.01(b).

         "Excluded Liabilities" shall have the meaning ascribed thereto in
Section 2.02(b).

         "Excluded Subsidiaries" means Subsidiaries other than the Acquired Subsidiaries.

         "Filing Subsidiary" shall have the meaning ascribed thereto in Section 5.16(c).

         "Final Cash" shall mean the Actual Closing Cash Balance, plus the Paid Activation Costs, less the Vendor Payables.

         "Final Order" means an order, judgment, ruling or decree issued by the U.S. Bankruptcy Court, the Bermuda Court, or other court having jurisdiction of the same, that is in full force and effect, that has not been reversed, stayed, modified or amended, and for which the time for any appeal or request for rehearing or reargument or petition for certiorari thereof shall have expired without the filing of any appeal, request for rehearing or reargument or petition for certiorari having been made.

         "Finance Co" shall mean a direct or indirect Subsidiary of Seller to be formed to hold intercompany payables between the Seller and the Excluded Subsidiaries on the one hand and certain Acquired Subsidiaries on the other hand, which shall, when formed, be included as an Acquired Subsidiary for all purposes hereof.

         "Financial Statements" shall have the meaning ascribed thereto in
Section 3.07(a).

         "GC Payables" means the amounts owed by the Seller and the Acquired Subsidiaries to Global Crossing Entities prior to the Chapter 11 Case.

         "GC Policies" shall have the meaning ascribed thereto in Section 3.26.

         "GCT" means GCT Pacific Holdings Ltd., a company organized under the laws of Bermuda.

         "Global Crossing" means Global Crossing Ltd., a company organized under the laws of Bermuda.

         "Global Crossing Entities" means Global Crossing and all of its Subsidiaries (other than the Seller and the Seller's Subsidiaries).

         "Governmental Authority" means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority, except that Governmental Order shall not include the Communications Licenses or Other Licenses.

         "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance which is regulated by any Environmental Law.

         "ICBC" shall have the meaning ascribed thereto in Section 4.04(c).

         "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (excluding accounts payable arising in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indirect Interests" shall have the meaning ascribed thereto in the Recitals.

         "Intellectual Property" shall mean all intellectual property, including trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, and slogans including registrations and applications to register or renew the registration of any of the foregoing copyrights and registrations or renewals thereof; letters patent and patent applications, including all reissues, continuations, divisions, continuations-in-part or renewals or extensions thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information; software and computer programs of any kind whatsoever (including all modeling software in both source code and object code versions) and all documentation relating thereto; Internet websites; mask works and other semiconductor chip rights and registrations or renewals thereof; and all other intellectual property and proprietary rights, tangible embodiments of any of the foregoing (in any form or medium including electronic media), and licenses of any of the foregoing.

         "IRS" means the Internal Revenue Service.

         "IRU" shall mean an indefeasible right of use.

         "Independent Accounting Firm" means any internationally recognized accounting firm not representing the Seller or the Purchaser and reasonably acceptable to both parties.

         "Joint Provisional Liquidators" means each and all of the joint provisional liquidators of the Bermuda Debtor appointed by the Bermuda Court in their capacity as joint provisional liquidators of the Bermuda Debtor.

         "JV" means each Acquired Subsidiary whose capital stock is not 100% owned by the Seller or one of its Subsidiaries.

         "JV Shares" means the shares of capital stock or other equity interests of the JVs that are owned of record and beneficially by the Seller or one of its Subsidiaries.

         "KDDI" means KDDI Submarine Cable Systems, Inc., a company organized under the laws of Japan.

         "KDDI Payment Deferral Option Agreement" means that Payment Deferral Option Agreement, dated as of March 25, 2002, among KDDI, the Seller and EAC, as amended.

         "KDDI Supply Agreement" means that Project Development and Construction Contract, dated December 17, 1999, as amended and restated on July 28, 2000, between Seller and KDDI, as amended.

         "Knowledge of the Seller" means the knowledge of the individuals listed on Schedule 1.01(c) after due and reasonable inquiry.

         "Law" means any national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, judgment, decree requirement or rule of law (including, without limitation, common law).

         "Lease Guaranties" shall have the meaning ascribed thereto in Section 3.18(c).

         "Leased Real Property" shall have the meaning ascribed thereto in
Section 3.18(b).

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Litigation" shall have the meaning ascribed thereto in Section 3.13.

         "Losses" shall have the meaning ascribed thereto in Section 11.02.

         "Material Adverse Effect" means any circumstance, change in, or effect on the Acquired Assets, the Assumed Liabilities or any Acquired Subsidiary that, individually or in the aggregate with all other circumstances, changes in or effects on the Acquired Assets, the Assumed Liabilities or any Acquired
Subsidiary: (a) has had or is reasonably likely to have a material adverse effect on the business, operations, assets or liabilities (including, without limitation, contingent liabilities), prospects, results of operations or the condition (financial or otherwise) of the Acquired Assets, the Assumed Liabilities or the Acquired Subsidiaries, in each case taken as a whole, (b) is reasonably likely to have a material adverse effect on the ability of the Seller to perform any of its material obligations under this Agreement or to consummate the transactions contemplated hereby or (c) that causes the sum of (x) the net cash balance of the Seller, the Excluded Subsidiaries (excluding PCL) and the Acquired Subsidiaries at December 31, 2002, and (y) the Activation Costs incurred and paid by the Seller from the date of this Agreement through and including December 31, 2002 to be less than $150,000,000; provided, however, that a circumstance, change or effect arising from or related to any of the following shall not give rise to a Material Adverse Effect: (1) the Chapter 11 Case, (2) the Bermuda Case, (3) the existence or public announcement of this Agreement, (4) any event or circumstance affecting the telecommunications industry generally which does not disproportionately affect the

Acquired Assets, the Assumed Liabilities or the Acquired Subsidiaries, in each case taken as a whole, (5) any action directly taken or not taken by the Seller pursuant to a requirement of this Agreement; or (6) the assignment of rights to acquire the Taiwan Shares under this Agreement or the transfer of the Taiwan Shares to the Taiwan Assignee. For the avoidance of doubt, any actual or prospective decrease in the revenues of the Acquired Subsidiaries or the Business that primarily results from the Chapter 11 Case, the Bermuda Case or any of the other items listed in clauses (1) through (5) of this definition shall not be deemed a Material Adverse Effect.

         "Material Contracts" shall have the meaning ascribed thereto in Section 3.16.

         "Multiemployer Plan" shall have the meaning ascribed thereto in Section 3.22(b).

         "Multiple Employer Plan" shall have the meaning ascribed hereto in
Section 3.22(b).

         "NEC" means NEC Corporation, a company organized under the laws of Japan.

         "NEC Payment Deferral Agreement" means that Payment Deferral Loan Agreement, dated as of March 29, 2002, among NEC, the Seller and EAC, as amended.

         "NEC Supply Agreement" means that Project Development and Construction Contract, dated as of October 13, 2000, between October 13, 2000, between NEC and EAC, as amended.

         "Network Facilities" shall have the meaning ascribed thereto in Section 3.19(d).

         "Network IRU Agreements" shall have the meaning ascribed thereto in
Section 3.19(a).

         "Non-U.S. Benefit Plan" shall have the meaning ascribed thereto in
Section 3.22(g).

         "OA&M Liabilities" means amounts payable to third party telecommunications services providers for (i) maintenance under Network IRU Agreements, (ii) maintenance on the EAC cable system and (iii) insurance and facilities management for cable landing stations relating to the EAC cable system.

         "Other Licenses" shall have the meaning set forth in Section 3.10(g).

         "Owned Real Property" means (a) the real property owned by the Seller that is related to the Business, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller that are related to the Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing, and (b) the real property owned by the Seller or any Acquired Subsidiary, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller or any Acquired Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Paid Activation Costs" means Activation Costs that are incurred and paid by the Seller during the period commencing on the date of this Agreement and ending on the Closing Date.

         "PCL" means Pacific Crossing Holdings Limited, a company organized under the laws of Bermuda and any of its direct or indirect Subsidiaries.

         "Pending Policies" shall have the meaning ascribed thereto in Section 3.26.

         "Permitted Encumbrances" shall have the meaning ascribed thereto in
Section 3.18(a).

         "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Process Agent" shall have the meaning ascribed thereto in Section
12.14.

         "Purchase Price" shall have the meaning ascribed thereto in Section 2.03(a).

         "Purchaser" shall have the meaning ascribed thereto in the Recitals.

         "Purchaser Approvals" shall have the meaning ascribed thereto in
Section 4.03.

         "Purchaser Fees and Expenses Reimbursement" shall have the meaning ascribed thereto in Section 10.02(a).

         "Purchaser Material Default" shall have the meaning ascribed thereto in
Section 10.01(h).

         "Purchaser's Accountants" means Ernst & Young, independent accountants of the Purchaser.

         "Real Property" shall have the meaning ascribed thereto in Section 3.18(b).

         "Real Property Leases" shall have the meaning ascribed thereto in
Section 3.18(b).

         "Receivables" means any and all accounts receivable, notes and other amounts receivable from third parties by the Acquired Subsidiaries, including, without limitation, customers arising from the conduct of the Business before the Closing Date, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

         "Reference Balance Sheet" means the unaudited consolidated balance sheet of the Acquired Assets and Assumed Liabilities as of September 30, 2002.

         "Regulatory Approvals" shall mean all approvals, consents (including consents to assignments of permits and authorizations to use public rights of way), certificates, waivers and other authorizations (inclusive of the Telecom Approvals) or orders required to be obtained from, or filings or other notices required to be made with or to, any Governmental Authorities in order to enter into this Agreement and consummate the transactions contemplated by this Agreement.

         "Reorganization Expenses" means the costs incurred and expenses paid or payable by the Seller in connection with the administration of the Chapter 11 Case and the Bermuda Case, including (a) fees and expenses related to any debtor-in-possession financing agreement, (b) obligations to pay professionals' fees and expenses in connection with the Chapter 11 Case and the Bermuda Case (including fees of the Joint Provisional Liquidators and of attorneys, accountants, investment bankers, financial advisors and consultants retained by the Seller or the Joint Provisional Liquidators, or any official committee appointed in the Chapter 11 Case, and any compensation for making a substantial contribution in the Chapter 11 Case) and reimbursement of any expenses incurred by the Seller prior to the Closing Date in connection therewith (including any obligations to pay any holdback of any such fees and expenses), (c) fees and expenses payable to the United States trustee under Section 1930 of Title 28 of the U. S. Bankruptcy Code, and (d) expenses of members of any official committee appointed in the Chapter 11 Case.

         "Required Contractual Consents" shall have the meaning ascribed thereto in Section 5.06(b).

         "Restricted Group Cash Financials" shall have the meaning ascribed thereto in Section 3.07(a)(v).

         "Retirement Plans" shall have the meaning ascribed thereto in Section 6.02.

         "Returns" means all returns, reports, tax computations, schedules and all forms relating to Taxes of the Seller and the Acquired Subsidiaries that are due on or before or relate to any taxable period ending on or before the Closing Date.

         "Revised Statement of Closing Cash Balance" shall have the meaning ascribed thereto in Section 2.07(b).

         "SEC" means the United States Securities and Exchange Commission and any successor Governmental Authority.

         "SEC Reports" shall have the meaning ascribed thereto in Section 3.06.

         "Section 365 Order" shall have the meaning ascribed thereto in Section 8.02(e).

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

         "Seller" shall have the meaning ascribed thereto in the Recitals.

         "Seller Approvals" shall have the meaning ascribed thereto in Section 3.05.

         "Seller Benefit Plans" shall have the meaning ascribed thereto in
Section 3.22(a).

         "Seller Intellectual Property" means Intellectual Property owned or licensed by the Seller or any Acquired Subsidiary and used in connection with the Business as presently conducted.

         "Seller Material Default" shall have the meaning ascribed thereto in
Section 10.01(g).

         "Seller's Accountants" means PricewaterhouseCoopers, independent accountants of the Seller.

         "Senior Notes" means $408,000,000 13.375% senior notes issued pursuant to the Indenture among the Seller, the guarantors from time to time and the United States Trust Company of New York dated October 12, 2000.

         "Shares" shall have the meaning ascribed thereto in the Recitals.

         "Singapore-Sub" shall have the meaning ascribed thereto in Section 2.01(a).

         "Statement of Closing Cash Balance" means the statement of Actual Closing Cash Balance and Paid Activation Costs as of the Closing.

         "Subsidiaries" means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled or owned by the Seller directly or indirectly through one or more intermediaries.

         "Subsidiary Bankruptcy Case" shall mean any case commenced by any direct or indirect Subsidiary of the Seller under the Bankruptcy Code or any other insolvency or similar Law.

         "Taiwan Assignee" means a Person designated by the Purchaser in its sole discretion prior to the Closing.

         "Taiwan Shares" means the shares of Mebane Limited, a Hong Kong company that is in the process of changing its name to Asia Global Crossing Holdings
(HK) Limited.

         "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

         "Telecom Approvals" shall mean all approvals, consents (including consents to the transfer of the Shares, where applicable), certificates, waivers and other authorizations required to be obtained from, or filings or other notices required to be made with any Governmental Authority with respect to the Communications Licenses in order to consummate the transactions contemplated by this Agreement and the other Ancillary Agreements.

         "U.S. Bankruptcy Court" shall have the meaning ascribed thereto in the Recitals.

         "U.S. GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

         "Vendors" means NEC and KDDI.

         "Vendor Contracts" means the NEC Payment Deferral Agreement, the NEC Supply Agreement, the KDDI Payment Deferral Option Agreement and the KDDI Supply Agreement.

         "Vendor Liens" means the security interests granted to the Vendors in the assets of the Seller and its direct and indirect Subsidiaries related to the East Asia Crossing Cable System, including, without limitation, in the equity securities of the Seller's direct and indirect Subsidiaries that were pledged to the Vendors or their agents as security for the obligations of the Seller and EAC under the Vendor Contracts.

         "Vendor Payables" means the portion of the amounts owed by EAC at the Closing to the Vendors for settlement of outstanding claims under the Vendor Contracts, which portion aggregates $28,300,000.

         SECTION 1.02 Interpretation and Rules of Construction. In this Agreement, except to the extent that the context otherwise requires

         (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated;

         (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

         (c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

         (d) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

         (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

         (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

         (g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

         (h) references to a Person are also to its permitted successors and assigns; and

         (i) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                   ARTICLE II
                                PURCHASE AND SALE

         SECTION 2.01 Purchase and Sale of Assets. (a) Upon the terms and subject to the conditions of this Agreement and subject to approval of the U.S. Bankruptcy Court pursuant to Sections 105, 363 and 365 of the Bankruptcy Code and to the agreement of the Joint Provisional Liquidators in accordance with
Section 9.01 of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser or to a wholly-owned subsidiary of the Purchaser ("Singapore-Sub") as determined by the Purchaser and notified to the Seller in writing, as soon as reasonably practicable but in any event no later than twenty (20) Business Days prior to the Closing, and the Purchaser or Singapore-Sub (as the case may be) shall purchase from the Seller, the Shares, the Indirect Interests and all the assets, properties and rights set forth in
Schedule 2.01(a), (the Shares, the Indirect Interests and the assets, properties and rights to be purchased by the Purchaser or Singapore-Sub (as the case may be) being referred to as the "Acquired Assets"), free and clear of any and all Claims and any other interests, liens, mortgages, pledges, security interests, rights of first refusal, obligations and encumbrances of any kind whatsoever (collectively, "Encumbrances"), except for the Permitted Encumbrances, in accordance with Section 363 of the Bankruptcy Code, provided, that any Acquired Assets the Seller causes to be sold, assigned, transferred, conveyed and delivered to the Purchaser or Singapore-Sub (as the case may be) pursuant to this Section 2.01(a) that are not directly owned or held by the Seller shall not be subject to Section 363 of the Bankruptcy Code and shall not be deemed to be free and clear of Encumbrances pursuant thereto.

         (b) Notwithstanding anything in Section 2.01(a) to the contrary, the Acquired Assets shall exclude the assets, properties and rights set forth in
Schedule 2.01(b) including, without limitation, all claims, rights or causes of action arising under Chapter 5 of the Bankruptcy Code (the "Excluded Assets").

         SECTION 2.02 Assumption and Exclusion of Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser shall assume and shall agree to pay, perform and discharge the Liabilities of the Seller set forth in Schedule 2.02(a) (together with the Liabilities of the Acquired Subsidiaries, the "Assumed Liabilities"). For the avoidance of doubt, from and after the Closing Date, neither the Seller nor any Excluded Subsidiary shall have any responsibility for paying, performing or discharging the Assumed Liabilities.

         (b) The Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser and Singapore-Sub shall not assume, be deemed to have assumed or have any responsibility for, all Liabilities of the Seller and the Excluded Subsidiaries as of the Closing Date set forth in Schedule 2.02(b) (including, without limitation, all Reorganization Expenses) other than the Assumed Liabilities (the "Excluded Liabilities").

         SECTION 2.03 Purchase Price. The aggregate consideration given by the Purchaser and Singapore-Sub for the Acquired Assets shall be the sum of (a) $81,200,000 in cash to be retained by or transferred to the Seller and subject to adjustment pursuant to Section 2.07(e) and (b) the Assumed Liabilities (together, the "Purchase Price").

         SECTION 2.04 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Acquired Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling in Hong Kong at 10 A.M (Hong Kong) time) on the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Sections 7.01 and 7.02 or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

         SECTION 2.05 Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

         (a) share certificates evidencing the Shares duly endorsed in blank, or accompanied by share transfer forms duly executed in blank, in form satisfactory to the Purchaser and with all required share transfer tax stamps affixed in accordance with Section 12.01, except in the case of (i) the Taiwan Shares which shall be delivered only to the Taiwan Assignee and (ii) the Shares which are identified in accordance with Section 2.01 shall be delivered to the Singapore-Sub;

         (b) the Ancillary Agreements duly executed by the Seller;

         (c) the resignations, effective as of the Closing, of all of the directors and officers of each Acquired Subsidiary, except for such persons as shall have been designated in writing prior to the Closing by the Purchaser to the Seller;

         (d) a copy of (i) the Certificates of Incorporation, as amended (or similar organizational documents), of each Acquired Subsidiary, certified by the Secretary of State of the jurisdiction in which each such entity is incorporated or organized (or equivalent official depending on the applicable jurisdiction), as of a date not earlier than ten Business Days prior to the Closing Date and accompanied by an appropriate certificate of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the Bye-laws (or similar organizational documents) of each Acquired Subsidiary, certified by the Secretary or Assistant Secretary (or equivalent official) of each such entity;

         (e) good standing certificates (or equivalent certificates), to the extent available in the applicable jurisdiction, for the Seller and for each Acquired Subsidiary from the Secretary of State (or equivalent official depending on the applicable jurisdiction) of the jurisdiction in which case such entity is incorporated or organized and from the Secretary of State (or equivalent official depending on the applicable jurisdiction) in each other jurisdiction in which the properties owned or leased by any of the Seller or any Acquired Subsidiary, or the operation of its business in such jurisdiction, requires the Seller or any Acquired Subsidiary to qualify to do business as a foreign corporation, or such equivalent certificate or document as may be available in the jurisdiction of organization for a particular Acquired Subsidiary and in form and substance reasonably satisfactory to the Purchaser, in each case dated as of a date not earlier than five Business Days prior to the Closing Date;

         (f) the opinions, certificates and other documents required to be delivered pursuant to Section 7.02; and

         (g) all such other bills of sale, assignments and other instruments of sale, assignment, transfer or conveyance as the Purchaser may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Acquired Assets and the Shares to the Purchaser and to put the Purchaser in actual possession or control of the Acquired Assets.

         SECTION 2.06 Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:

         (a) executed counterparts of the Ancillary Agreements to which the Purchaser or Singapore-Sub is a party;

         (b) all such instruments of assumption as the Seller may reasonably require or as may be otherwise necessary to evidence and effect the assumption of the Assumed Liabilities by the Purchaser; and

         (c) the certificates and other documents required to be delivered pursuant to Section 7.02.

         SECTION 2.07 Closing Adjustments.

         (a) Closing Cash Balance. No later than 5 Business Days after the Closing Date, the Seller shall deliver to the Purchaser the Statement of Closing Cash Balance prepared by the Seller's Accountants on the basis of accounting principles and practices used by the Seller in the preparation of the Financial Statements, which shall, amongst other items, clearly identify the Paid Activation Costs. Seller shall also deliver copies of all documents, including work papers of the Seller's Accountants used in preparing the Statement of Closing Cash Balance and other information that may be reasonably requested by the Purchaser or the Purchaser's Accountants and otherwise provide the Purchaser or the Purchaser's Accountants access to such information for the purpose of verifying the accuracy of the Statement of Closing Cash Balance, including (which for purposes of this Section 2.07 shall include Cash Equivalents), without limitation, all receipts and other documents evidencing the Paid Activation Costs.

         (b) Revised Statement of Closing Cash Balance. As promptly as practicable, but in any event within 10 Business Days following the receipt of the Statement of Closing Cash Balance, the Purchaser shall determine whether to accept the Statement of Closing Cash Balance or dispute it. If the Purchaser chooses to dispute the Statement of Closing Cash Balance, it shall deliver to the Seller a revised Statement of Closing Cash Balance, prepared by the Purchaser's Accountants in the form of the Statement of Closing Cash Balance and prepared on the basis of accounting principles and practices used by the Seller in the preparation of the Statement of Closing Cash Balance (the "Revised Statement of Closing Cash Balance"). Following the delivery of the Revised Statement of Closing Cash Balance, the Purchaser shall, promptly upon request therefor by the Seller, provide copies of any documents, including the work papers of the Purchaser's Accountants used in preparing the Revised Statement of Closing Cash Balance, and other information that may be reasonably requested by the Seller or the Seller's Accountants or otherwise provide the Seller or the Seller's Accountants with reasonable access to such information for the purpose of verifying the Revised Statement of Closing Cash Balance.

         (c) Disputes. (i) Subject to clause (ii) of this Section 2.07(c) and
Section 2.07(d), the Revised Statement of Closing Cash Balance delivered by the Purchaser to the Seller shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

                  (ii) Seller may dispute any amounts reflected on the Revised Statement of Closing Cash Balance; provided, however, that the Seller shall have notified the Purchaser and the Purchaser's Accountants in writing of the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 10 Business Days of the Purchaser's delivery of the Revised Statement of Closing Cash Balance to the Seller. In the event of such a dispute, the Seller and the Purchaser shall attempt in good faith to reconcile their differences, and any resolution by them of the Revised Statement of Closing Cash Balance or as to any disputed amounts in connection therewith shall be final, binding and conclusive on the parties hereto. If the Seller and the Purchaser are unable to reach a resolution with such effect within 10 Business Days after the receipt by the Purchaser of the Seller's written notice of dispute, the dispute shall be submitted to the Independent Accounting Firm for expedited resolution. In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

         (d) Final Statement of Closing Cash Balance. The Statement of Closing Cash Balance shall be deemed final and the Distribution Amount shall be calculated in reference thereto, unless Purchaser disputes such amount pursuant to Section 2.07(b). In the event of such a dispute, the Revised Statement of Closing Cash Balance shall be deemed final and the Distribution Amount shall be calculated in reference thereto upon the earliest of (i) the failure of the Seller to notify the Purchaser of a dispute within 10 Business Days of the Purchaser's delivery of the Revised Statement of Closing Cash Balance to the Seller and (ii) the resolution of all disputes, pursuant to Section 2.07(c).

         (e) Cash Transfers. (i) Within 5 Business Days of calculating the Distribution Amount, transfers of cash shall be made such that the aggregate amount of cash held by the Seller and the Excluded Subsidiaries (excluding PCL) as of the Closing Date after giving effect to the transfers contemplated by this
Section 2.07(e) shall be equal to the Distribution Amount. If the aggregate amount of cash held by the Seller and the Excluded Subsidiaries (excluding PCL) as of the Closing Date (prior to any transfers under this Section 2.07(e)(i)) is less than the Distribution Amount, cash shall be transferred to the Seller:

                  (A) first, to the extent necessary and possible, from the Acquired Subsidiaries; and

                  (B)      second, to the extent necessary, from the Purchaser;

such that the aggregate amount of cash held by the Seller and the Excluded Subsidiaries (excluding PCL) as of the Closing Date (including amounts transferred pursuant to this Section 2.07(e)(i)) was equal to the Distribution Amount.

         (ii) In the event that the aggregate amount of cash held by the Seller and the Excluded Subsidiaries (excluding PCL) as of the Closing Date (prior to any transfers under this subsection (e)(ii) was greater than the Distribution Amount, the Seller shall, and the Seller shall cause the Excluded Subsidiaries (excluding PCL) to, transfer to the Acquired Subsidiaries or the Purchaser, the excess of (x) the aggregate amount of cash held by the Seller and the Excluded Subsidiaries (excluding PCL) as of the Closing Date (prior to any transfers under this subsection (e)(ii)) over (y) the Distribution Amount.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

         Except as set forth in the Disclosure Schedule (which Disclosure Schedule shall be arranged in Sections corresponding to the numbered and lettered sections of this Article III, and any information disclosed in any such Section shall be deemed to be disclosed only for purposes of such section, unless it is readily apparent that the disclosure contained in such section contains enough information regarding the subject matter of other representations and warranties contained in this Agreement so as to clearly qualify or otherwise clearly apply to such representations and warranties), as an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

         SECTION 3.01 Organization, Authority and Qualification of the Seller. The Seller is a company duly organized, validly existing and in good standing (except for the commencement of the Bermuda Case and the appointment of the Joint Provisional Liquidators in Bermuda) under the laws of Bermuda and, subject to the requirements that, (i) under Section 9.01 the Joint Provisional Liquidators obtain sanction from the Bermuda Court of their decision to approve the Bermuda Debtor's entry into this Agreement, (ii) the U.S. Bankruptcy Court approves the Seller's entry into this Agreement, and (iii) the Joint Provisional Liquidators do not withdraw their approval of the Bermuda Debtor's entry into this Agreement pursuant to their fiduciary duties under Bermuda Law, has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and thereby. The Seller is duly licensed or qualified to do business and is in good standing (except for the commencement of the Bermuda Case and the appointment of the Joint Provisional Liquidators in Bermuda) in each jurisdiction (to the extent such concept is recognized therein) in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified and in good standing would not (a) have a material adverse effect on the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or (b) have a material adverse effect on the ability of the Seller and the Acquired Subsidiaries to conduct the Business. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated by this Agreement and thereby have been duly authorized by all requisite action on the part of the Seller. Upon the entry of the Approval Order, and the obtaining of sanction from the Bermuda Court under Section 9.01 by the Joint Provisional Liquidators, this Agreement and the Ancillary Agreements shall have been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement shall constitute, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

         SECTION 3.02 Organization, Authority and Qualification of the Acquired Subsidiaries. Section 3.02 of the Disclosure Schedule sets forth a true and complete list of all Acquired Subsidiaries, listing for each its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests. Each Acquired Subsidiary is a corporation duly organized, validly existing and, to the extent such concept is recognized therein, in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate or organizational power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted by it, except to the extent that the failure to be so organized, existing and in good standing would not (a) have a material adverse effect on the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or (b) have a material adverse effect on the ability of the Seller and the Acquired Subsidiaries to conduct the Business. Each Acquired Subsidiary is duly licensed or qualified to do business and is in good standing (in jurisdictions where such concept is recognized) in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed or qualified and in good standing would not materially (x) adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements, or (y) adversely affect the ability of the Seller and the Acquired Subsidiaries to conduct the Business, and all such jurisdictions are set forth in Section 3.02 of the Disclosure Schedule. All corporate actions taken by each Acquired Subsidiary in connection with the negotiation, execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized, and no Acquired Subsidiary has taken any action in connection therewith that in any respects conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws or similar organizational documents. True and correct copies of the Certificate of Incorporation, By-laws or similar organizational documents of each Acquired Subsidiary , each as in effect on the date hereof, have been delivered by the Seller to the Purchaser.

         SECTION 3.03 Capitalization, Corporate Books and Records. (a) None of the issued and outstanding Shares were issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Shares, the Indirect Interests or any Acquired Subsidiary or obligating the Seller, the Excluded Subsidiaries or any Acquired Subsidiary to issue or sell any Shares, or any other interest in, any Acquired Subsidiary. There are no outstanding contractual obligations of any Acquired Subsidiary to repurchase, redeem or otherwise acquire any Shares or any other securities issued by any Acquired Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares and the Indirect Interests constitute all of the issued and outstanding capital stock of the Acquired Subsidiaries (except the JVs) and are owned of record and beneficially by the Seller or its Acquired Subsidiaries free and clear of all Encumbrances (except the Vendor Liens). Upon consummation of the transactions contemplated by this Agreement and registration of the Shares and the EAC Shares in the name of the Purchaser in the stock records of the Acquired Subsidiaries, the Purchaser, assuming it shall have purchased such interests for value in good faith and without notice of any adverse claim, will own, directly or indirectly, all the issued and outstanding capital stock of the Acquired Subsidiaries (except the JVs), free and clear of all Encumbrances (except the Vendor Liens). Upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, the Shares and the EAC Shares will be fully paid and non-assessable (in jurisdictions where such concept is recognized). There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares. The JV Shares represent the percentage of the outstanding capital stock or other equity interests and the number of such interests of each JV set forth next to such JV's name on Attachment A to Schedule 2.01(a) and are owned of record and beneficially by the Seller or one of its Subsidiaries, free and clear of all Encumbrances (except the Vendor Liens). Upon consummation of the transactions contemplated by this Agreement and registration of the JV Shares in the name of the Purchaser in the stock records of the respective JVs, the Purchaser, assuming it shall have purchased the JV Shares for value in good faith and without notice of any adverse claim, will own the JV Shares free and clear of all Encumbrances (except the Vendor Liens). Section 3.03 of the Disclosure Schedule sets forth the exceptions to the representations and warranties made by the Seller in this Section 3.03(a).

         (b) The share register of each Acquired Subsidiary accurately records:
(i) the name and address of each Person owning shares and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Acquired Subsidiary, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

         (c) The minute books of the Acquired Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, boards of directors and all committees of the boards of directors of the Acquired Subsidiaries.

         SECTION 3.04 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.05 have been obtained, except as may result from any facts or circumstances relating solely to the Purchaser or any Affiliate of the Purchaser, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws (or similar organizational documents) of the Seller or any Acquired Subsidiary, (b) except as set forth in
Section 3.04 of the Disclosure Schedule, conflict with or violate any material Law or Governmental Order applicable to the Seller or any Acquired Subsidiary, or any of their respective assets, properties or businesses including, without limitation, the Business, or (c) except as set forth in Section

3.04 of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Acquired Assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or any Acquired Subsidiary is a party or by which any of the Acquired Assets is bound or affected, except, in the case of clauses (b) and (c), to the extent that such conflicts, breaches, defaults or other matters would not have a material adverse effect on (i) the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements, or
(ii) the ability of the Seller and the Acquired Subsidiaries to conduct the Business.

         SECTION 3.05 Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller do not and will not require any Regulatory Approvals, except (a) the entry by the U.S. Bankruptcy Court of the Bidding Procedures Order, the Approval Order, any
Section 365 Orders and related orders of the U.S. Bankruptcy Court affecting matters of procedure; (b) the approval by the Bermuda Court of the decision of the Joint Provisional Liquidators to enter into this Agreement, (c) the approval of the Joint Provisional Liquidators, subject to the sanction of the Bermuda Court, of the entry by the Bermuda Debtor into this Agreement; (d) the approval of the Bermuda Monetary Authority; (e) the Regulatory Approvals listed in
Section 3.05 of the Disclosure Schedule; and (f) the Telecom Approvals (the Regulatory Approvals referred to in (a) through (f) being the "Seller Approvals").

         SECTION 3.06 SEC Reports. Except as set forth in Section 3.06 of the Disclosure Schedule, the Seller has timely filed all proxy statements, reports, registration statements, schedules, forms and other documents required to be filed by it under the Exchange Act and the Securities Act and has made available to the Purchaser complete copies of all such proxy statements, reports, registration statements, schedules, forms and other documents and other reports filed by the Seller since May 23, 2000 under the Exchange Act and the Securities Act, each as filed with the SEC (collectively, the "SEC Reports"). All SEC Reports filed by the Seller and/or the Acquired Subsidiaries after the date hereof through the Closing Date will, if and when filed, be in compliance in all material respects with the requirements of its respective report form, the Exchange Act and the Securities Act and will not, at the time they are filed or declared effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The failure of Seller to file any SEC Reports shall not constitute a breach of this Agreement. None of the Acquired Subsidiaries are required to file any statements or reports with the SEC.

         SECTION 3.07 Financial Information; Books and Records. Except as set forth in Section 3.07 of the Disclosure Schedule, (a) True and complete copies of (i) the Reference Balance Sheet, (ii) the audited consolidated balance sheet of the Seller for the fiscal year ended as of December 31, 2000 and the related audited consolidated statements of income, consolidated statement of cash flow, retained earnings, shareholders' equity and changes in financial position of the Seller, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's Accountants, (iii) the unaudited consolidated balance sheet of the Seller and the unaudited balance sheet of each Acquired Subsidiary, in each case for the fiscal year ended as of December 31, 2001, and the related unaudited consolidated statements of income, cash flow, retained earnings, shareholders' equity and changes in financial position of the Seller for such fiscal year, together with (except in the case of the balance sheet of each Acquired Subsidiary) all related notes and schedules thereto, and (iv) the unaudited consolidated balance sheet of the Seller and the unaudited balance sheet of each Acquired Subsidiary, in each case for each of the three fiscal quarters ended as of March 31, 2002, June 30, 2002, and September 30, 2002 and the related unaudited consolidated statements of income and cash flow of the Seller for each of such fiscal quarters ((ii) - (iv) inclusive collectively referred to herein as the "Financial Statements") and (v) the cash financials of the Seller and its Subsidiaries (excluding PCL) for the three fiscal quarters ended as of March 31, 2002, June 30, 2002, and September 30, 2002 (the "Restricted Group Cash Financials") have been delivered by the Seller to the Purchaser provided, however, that the balance sheet for Broadband Tower (Japan) dated as of March 31, 2002, and June 30, 2002 and the balance sheet for Philippines Crossing Land Corporation dated as of December 31, 2001 have not been so delivered and shall not be included in the term Financial Statements. The Reference Balance Sheet (i) was prepared in accordance with the books of account and other financial records of the Seller and the Acquired Subsidiaries,
(ii) presents fairly in all material respects as required under U.S. GAAP the consolidated financial condition of the Acquired Subsidiaries, the Assumed Liabilities and the Acquired Assets as of the date thereof (except that they exclude the Excluded Assets and Excluded Liabilities), (iii) has been prepared in accordance with U.S. GAAP applied on a basis consistent with the preparation of the Financial Statements (except that (A) it excludes the Excluded Assets and Excluded Liabilities and (B) long-lived asset impairments have not been reflected in the Reference Balance Sheet), and (iv) includes all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Acquired Subsidiaries, Assumed Liabilities and the Acquired Assets as of the date thereof. The Financial Statements and the audited statements, when delivered (w) were, or will have been, prepared in accordance with the books of account and other financial records of the Seller and, as applicable, the Acquired Subsidiaries, (x) present fairly in all material respects the consolidated financial condition, results of operations and cash flow of the Seller and, as applicable, the Acquired Subsidiaries as of the dates thereof or for the periods covered thereby, (y) have been, or will have been, prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Seller and, as applicable, the Acquired Subsidiaries (except (1) for the absence of footnotes from the quarterly financial statements and (2) that long-lived asset impairments have not been reflected in the Financial Statements), and (z) except in the case of the quarterly financial statements, include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Seller and, as applicable, the Acquired Subsidiaries, the results of the operations and cash flow of the Seller as of the dates thereof or for the periods covered thereby. The Restricted Group Cash Financials: (a) were prepared in accordance with the books of account and other financial records of the Seller and its Subsidiaries (excluding PCL) and (b) present fairly in all material respects the results of operations of the Seller and, as applicable, its Subsidiaries (excluding PCL) based on the methodology set forth in the Restricted Group Cash Financials.

         (c) The books of account and other financial records of the Seller and the Acquired Subsidiaries: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Seller and the Acquired Subsidiaries, respectively (except that long-lived asset impairments have not been reflected therein), (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

         (d) Since January 1, 2001, the Seller and the Acquired Subsidiaries have maintained a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (e) The Seller has not factored any of its receivables or entered into any off balance sheet or other financing arrangements of a type that would not be required to be shown or reflected on the Reference Balance Sheet or the SEC Reports.

         SECTION 3.08 Absence of Undisclosed Liabilities. As of the date of this Agreement, there are no material Liabilities of the Seller or any Acquired Subsidiary, other than Liabilities (i) reflected on or reserved against the Reference Balance Sheet, (ii) set forth in Section 3.08 of the Disclosure Schedule, or (iii) incurred in connection with the transactions contemplated by this Agreement. As of the Closing Date, there will be no material Liabilities of the Seller or any Acquired Subsidiary, other than (i) reflected on or reserved against the Reference Balance Sheet, (ii) set forth in Section 3.08 of the Disclosure Schedule, (iii) incurred in the ordinary course of business after the date of this Agreement, (iv) incurred in connection with the transactions contemplated by this Agreement or (v) the Activation Costs. To the extent required by U.S. GAAP, reserves are reflected on the Reference Balance Sheet against all material Liabilities of the Seller and the Acquired Subsidiaries as of the date thereof, other than Liabilities relating to the Excluded Assets and Excluded Liabilities, in amounts established on a basis consistent with the past practices of the Seller and the Acquired Subsidiaries and in accordance with U.S. GAAP.

         SECTION 3.09 Receivables. Section 3.09 of the Disclosure Schedule is an aged list of the Receivables (based on 30, 60, 90 and 120-day Receivables) of the Seller and each of the Acquired Subsidiaries included on the Reference Balance Sheet. All Receivables reflected on the Reference Balance Sheet (other than those identified as inter-company receivables) arose from the sale of services to Persons who are not Affiliates of the Seller or any Acquired Subsidiary in the ordinary course of business consistent with past practice. Neither the Seller nor any Acquired Subsidiary has received notice of any claims of setoff or other defenses or counterclaims to any Receivable, other than normal cash discounts accrued in the ordinary course of business consistent with past practice. The reserves for doubtful accounts on the Reference Balance Sheet is adequate in accordance with U.S. GAAP and the Seller's past practices. Neither the Seller nor any Acquired Subsidiary has any Encumbrance subsisting over any part of its present or future revenues or any other obligation having similar effect.

         SECTION 3.10 Regulatory Matters. (a) The Seller or the Acquired Subsidiaries have all licenses, permits, certificates, franchises, consents, waivers, registrations or other regulatory authorizations from the appropriate Governmental Authority in each applicable jurisdiction required to provide the telecommunications network services and operate the Network Facilities or otherwise provide telecommunication services as presently conducted by the Business (the "Communications Licenses"). All of the Communications Licenses are set forth in Section 3.10(a) of the Disclosure Schedule.

         (b) Each of the Communications Licenses was duly issued, is valid and in full force and effect, has not been suspended, canceled, revoked or modified in any adverse manner, and is validly held, free and clear of all Encumbrances and, in each case, to the Knowledge of the Seller and upon the grant of the Telecom Approvals, shall remain so immediately following the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. Except as set forth on Section 3.10(b) of the Disclosure Schedule, to the Knowledge of the Seller, there is no circumstance, Law, event or other reason that exists or is likely to exist that would prevent the granting of the Telecom Approvals or the transfer of the Communications Licenses.

         (c) Except as set forth in Section 3.10(c) of the Disclosure Schedule, each holder of a Communications License (i) has operated in all material respects in compliance with all terms thereof including all systems build-out requirements, and (ii) is in all material respects in compliance with, and the conduct of its business has been and is in all material respects in compliance with, the applicable Law, and has filed all registrations, statements, documents and reports and paid all fees required by all applicable Law, in each case, relating to the Communications Licenses and any other applicable Law. There is no pending or, to the Knowledge of the Seller, threatened action by or before any Governmental Authority to revoke, cancel, suspend, modify or refuse to renew any of the Communications Licenses, there is not now issued, outstanding or, to the Knowledge of the Seller, threatened, any notice by any Governmental Authority of any violation or complaint, or any application, complaint, or proceeding (other than applications, proceedings, or complaints that generally affect the Seller's industry as a whole) relating to the business or operations of the Seller or any Acquired Subsidiary. To the Knowledge of the Seller, no Person has asserted in writing to a Governmental Authority that a material Communications License should be modified or revoked, or that the Seller or any Acquired Subsidiary is not in material compliance with any Communications License.

         (d) To the Knowledge of the Seller, no event has occurred which would permit the revocation or termination of any of the Communications Licenses or the imposition of any restriction thereon, or that would prevent any of the Communications Licenses from being renewed on a routine basis or in the ordinary course.

         (e) To the Knowledge of the Seller, Section 3.10(e) of the Disclosure Schedule sets forth a complete list of all Telecom Approvals required by Seller in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. Assuming the receipt of the Telecom Approvals, to the Knowledge of the Seller, none of the execution, delivery or performance of this Agreement or any of the other Ancillary Agreements by the Seller, nor the consummation by Seller of the transactions contemplated hereby or thereby, will result in any revocation, cancellation, suspension or modification of any

Communications Licenses or give rise to the right of any Governmental Authority to take any such action or to fail to renew any Communications License.

         (f) No Acquired Subsidiary has (i) a security clearance issued by any Governmental Authority or (ii) a request for a new or upgraded security clearance in process with any Governmental Authority.

         (g) In addition to the Communications Licenses, the Seller and each Acquired Subsidiary holds and is in compliance with all other material licenses, franchise permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the Seller's and the Acquired Subsidiaries' properties (collectively, "Other Licenses"). All of such Other Licenses are valid and in full force and effect and, to the Knowledge of the Seller, upon grant of any Regulatory Approvals applicable to the Other Licenses, shall remain so immediately following the consummation of the transactions contemplated by this Agreement and the other Ancillary Agreements, and the Seller and the Acquired Subsidiaries have duly performed and are in compliance in all material respects with all of their respective obligations under such Other Licenses. Except as set forth on Section 3.10(g) of the Disclosure Schedule, to the Knowledge of the Seller, there is no circumstance, Law, event or other reason that exists or is likely to exist that would prevent the granting of the Regulatory Approvals or the transfer of the Other Licenses. To the Knowledge of the Seller, no Person has alleged any violation or failure to comply by the Seller or any Acquired Subsidiary, with any Other License, no suspension, cancellation or termination of any such Other License is threatened, and no event has occurred or circumstances exist that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or failure to comply with any term or requirement of any such Other License, or result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any such Other License.

         SECTION 3.11 Acquired Assets and Assumed Liabilities. (a) Except as set forth in Section 3.11(a) of the Disclosure Schedule, all of the Assets acquired since the date of the Reference Balance Sheet and that would otherwise have been set forth in the Reference Balance Sheet have been acquired for consideration not less or greater than the fair market value of such Assets at the date of such acquisition.

         (b) Except as set forth in Section 3.11(b) of the Disclosure Schedule, each of the Seller or an Acquired Subsidiary, as the case may be, owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Seller Intellectual Property and the Real Property, used or intended by Seller to be used in the conduct of the Business or otherwise owned, leased or used by the Seller or any Acquired Subsidiary, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Seller (as such relate to the Business), or any Acquired Subsidiary or in or relating to the conduct of the Business, all of which properties, assets and rights constitute Acquired Assets or Excluded Assets. Each of the Seller or an Acquired Subsidiary (as the case may be) has good and marketable title to, or, in the case of leased or subleased Acquired Assets, valid and subsisting leasehold interests in, all the Acquired Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

         (c) Except as set forth in Section 3.11(c) of the Disclosure Schedule, the Acquired Assets constitute all the properties, assets and rights forming a part of, used or held in the conduct of, the Business (other than the Excluded Assets).

         (d) Except as set forth in Section 3.11(d) of the Disclosure Schedule, the Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Acquired Assets to the Purchaser, Singapore-Sub or the Taiwan Assignee (as the case may be) in accordance with the terms of this Agreement without penalty or other materially adverse consequences. Following the consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated by this Agreement, the Purchaser, Singapore-Sub or the Taiwan Assignee (as the case may be) will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Seller (as the case may be) in the Acquired Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other materially adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

         (e) Other than the network facilities which are addressed in Section
3.19 below, the Acquired Assets are structurally sound, are in good operating condition and repair as is consistent with standards generally followed in the industry and have been maintained in accordance with good business practice. The Acquired Assets are adequate for the uses to which they are being and intended by Seller to be put, and none of the Acquired Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost and taking into account the age and length of the use of the same, ordinary wear and tear excepted. There are no facts or conditions affecting any of the Acquired Assets which could, individually or in the aggregate, interfere in any material respect with the occupancy or operation thereof as currently occupied or operated.

         SECTION 3.12 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the date of the Reference Balance Sheet, except as contemplated by this Agreement or as set forth in Section 3.12 of the Disclosure Schedule, the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as contemplated by this Agreement or as set forth in Section
3.12 of the Disclosure Schedule, since the date of the Reference Balance Sheet, none of the Seller or any Acquired Subsidiary has:

         (a) permitted or allowed any of the Assets to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

         (b) written down or written up (or failed to write down or write up) as required by U.S. GAAP consistent with past practice the value of any Receivables or revalued any of the Assets;

         (c) made any change in any method of accounting or accounting practice or policy used by the Seller or any Acquired Subsidiary, except as may have been required by a change in U.S. GAAP or by applicable Law;

         (d) amended, terminated, cancelled or compromised any material claims of the Seller (related to the Business) or any Acquired Subsidiary or waived any other rights of substantial value to the Seller (related to the Business) or any Acquired Subsidiary;

         (e) sold, transferred, leased, subleased, licensed or otherwise disposed of any material properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property);

         (f) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Seller or any Acquired Subsidiary;

         (g) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Seller or any Acquired Subsidiary or otherwise, other than dividends, distributions and redemptions declared, made or paid by the Seller solely to the Seller or by any Acquired Subsidiary solely to the Seller or another Acquired Subsidiary;

         (h) merged or amalgamated with, entered into a consolidation with or acquired an interest in any Person or acquired any portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets, except as provided in Section 3.12(i) below.

         (i) issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $500,000 individually or $1,500,000 in the aggregate, other than the sale or purchase of capacity arrangements (including IRUs) in the ordinary course of business that are on terms consistent with market practice and that provide a positive cash contribution over the life of the agreement;

         (j) made any material changes in the customary methods of operations of the Seller, any Acquired Subsidiary or the Business, including, without limitation, practices and policies relating to maintenance, purchasing, inventories, marketing, selling and pricing;

         (k) shortened or lengthened the customary payment cycles for any of their payables or receivables including the Commercial Payables and Receivables;

         (l) entered into any contracts, agreements or other obligations for the expenditure of any amounts in respect of capital expenditures (as such term is used in the Financial Statements) otherwise than as reasonably required in the ordinary course of business or made any capital expenditures that are in excess of or less than otherwise reasonably required in the ordinary course of business;

         (m) made any express or deemed election or settled or compromised any liability with respect to Taxes of the Seller or any Acquired Subsidiary;

         (n) incurred any Indebtedness (including Indebtedness incurred in the ordinary course) in excess of $500,000 individually or $1,500,000 in the aggregate;

         (o) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person, in each case in excess of $500,000 individually or $1,000,000 in the aggregate;

         (p) paid any creditor any material amount owed to such creditor except with the prior written approval of the Purchaser and/or, if applicable, pursuant to an order of the U.S. Bankruptcy Court or the Bermuda Court, including, without limitation, (i) making any overhang payments other than payments necessary to consummate the transactions contemplated by this Agreement, (ii) making any payments to Vendors, other than Vendor Payables, and (iii) making any payments on the Senior Notes;

         (q) (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Seller or any Acquired Subsidiary to any of its employees in excess of 10% of base cash compensation for any individual and $2,000,000 in the aggregate for all such employees, including, without limitation, any increase or change pursuant to any Seller Benefit Plan, or (ii) established or increased or agreed to increase any benefits under any Seller Benefit Plan, in either case except as required by the terms of any existing agreement or by applicable Law;

         (r) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Persons);

         (s) terminated, discontinued, closed or disposed of any facility or other business operation, or laid off any employees (other than layoffs of fewer than 50 employees in any six-month period in the ordinary course of business consistent with past practice);

         (t) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent) or permitted to lapse or become abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Seller or any Acquired Subsidiary has any right, title, interest or license;

         (u) allowed any Environmental Permit that was issued or relates to the Seller or any Acquired Subsidiary or otherwise relates to the Business to lapse or terminate or failed to renew any insurance policy or Environmental Permit that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

         (v) amended or modified any material provision of, or consented to the termination of any Material Contract or the Seller's or any Acquired Subsidiary's rights thereunder;

         (w) amended or restated the certificate of incorporation or Bye-laws (or other organizational documents) of the Seller or any Acquired Subsidiary;

         (x) made any charitable contribution (other than contributions not exceeding $25,000 in the aggregate);

         (y) (i) abandoned, sold, assigned, or granted any security interest in or to any item of the Seller Intellectual Property, including, without limitation, to the Seller's Knowledge, failing to perform or cause to be performed all applicable filings, recordings and other acts, and pay or caused to be paid all required fees and taxes, to maintain and protect its interest in such Seller Intellectual Property, (ii) granted to any third party any license with respect to any Seller Intellectual Property, (iii) developed, created or invented any Intellectual Property jointly with any third party, or (iv) disclosed, or allow to be disclosed, any confidential Intellectual Property, unless such disclosure of Intellectual Property is subject to a confidentiality or non-disclosure covenant or in connection with the issuance of a patent; or

         (z) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.12 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.12, except as expressly contemplated by this Agreement and the Ancillary Agreements.

         SECTION 3.13 Litigation. Except as set forth in Section 3.13 of the Disclosure Schedule, (a) there is no claim, action, suit, investigation or proceeding ("Litigation") against the Seller or any of its direct or indirect Subsidiaries or, to the Knowledge of the Seller, any Global Crossing Entity pending or, to the Knowledge of the Seller, threatened before any court, arbitrator or other Governmental Authority which (i) seeks to restrain, materially modify, prevent or materially delay the consummation of the transactions contemplated by this Agreement and the other Ancillary Agreements,
(ii) to the Seller's Knowledge, which seeks to prohibit or limit the ownership or operation by the Purchaser or any of its Affiliates of any material portion of the Acquired Assets or the Acquired Subsidiaries taken as a whole or any material business or asset of the Purchaser or any of its Affiliates, or to compel the Purchaser, any of its Affiliates or any of the Acquired Subsidiaries to dispose or hold separate any portion of such business or assets, (iii) to the Seller's Knowledge, which seeks damages or a discovery order in connection with such transactions against the Purchaser or any of its Affiliates, or (iv) if resolved adversely to the Seller or any Acquired Subsidiary, would reasonably be expected to result in, individually or in the aggregate, a material liability or obligation of or on the Acquired Assets, the Assumed Liabilities or the Acquired Subsidiaries.

         (b) None of the Seller, any Acquired Subsidiary or GCT is a party or subject to any order, judgment, injunction or decree of any court, arbitrator or other Governmental Authority other than those directly resulting from or pursuant to the Chapter 11 Case, the Bermuda Case or the execution of this Agreement.

         SECTION 3.14 Compliance with Laws. (a) Except as set forth in Section 3.14(a) of the Disclosure Schedule or as would not materially (i) adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or (ii) adversely affect the ability of the Purchaser and the Acquired Subsidiaries to conduct the Business, the Seller and the Acquired Subsidiaries have each conducted and continue to conduct the Business in accordance with all Laws and

Governmental Orders applicable to the Seller or any Acquired Subsidiary or any of their properties or assets, including, without limitation, the Acquired Assets, and neither the Seller nor any Acquired Subsidiary is in violation of any such Law or Governmental Order.

         (b) Section 3.14(b) of the Disclosure Schedule sets forth a list of each Governmental Order applicable to the Seller (related to the Business), GCT (related to any Assets) or any Acquired Subsidiary or any of their properties or assets, including, without limitation, the Acquired Assets or the Business, and no such Governmental Order has or has had a Material Adverse Effect or would reasonably be expected to affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby.

         (c) None of the Seller, any Acquired Subsidiary or any officer, director, employee, agent or representative of the Seller, or any Acquired Subsidiary has offered, given, paid, authorized the payment of, or promised, directly or indirectly, any money, gift, promise or other thing of value to any Person for the purpose of inducing such Person to do or omit to do any action in violation of their lawful duty, or unlawfully inducing such Person to use their influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority, in order to assist the Seller or any Acquired Subsidiary to obtain or retain business for or with, or in directing business to, any Person.

         SECTION 3.15 Environmental and Other Permits and Licenses; Related Matters. Except as described in Section 3.15 of the Disclosure Schedule, (a) each of the Seller and the Acquired Subsidiaries and their respective predecessors and Affiliates (collectively for this Section 3.15, the "Companies") are now and have always been in compliance in all material respects with all Environmental Laws and the Companies have all Environmental Permits, in each case, necessary for the conduct and operation of the business as now being conducted, and all such permits are in good standing; (b) there is not now and has not been any Hazardous Material used, generated, treated, stored, transported, disposed of, released, handled or otherwise existing on, under, about, or emanating from or to, any of the Companies' owned, leased or operated property associated with the Business except in full compliance with all applicable Environmental Laws; (c) none of the Companies has received any written notice of alleged, actual or potential responsibility or liability for, or any written inquiry or investigation regarding, any release or threatened release of Hazardous Materials or alleged violation of, or non-compliance with, any Environmental Law, nor to the Knowledge of the Seller are any of the Companies aware of any information which might form the basis of any such notice or claim; (d) there is no site to which any of the Companies have transported or arranged for the transport of Hazardous Materials which is or may become the subject of any environmental action; (e) there is not now nor has there ever been any underground storage tank at any of the Companies' owned, leased or operated property; (f) none of the Companies has released any other Person from claims or liability under any Environmental Law nor waived any rights concerning any claims under any Environmental Law; and (g) true, complete and correct copies of sampling results, environmental or safety audits or inspections, or other written reports concerning environmental, health or safety issues, pertaining to any operations of any of the Companies or property owned, leased or operated by any of the Companies, have been provided to the Purchaser.

         SECTION 3.16 Material Contracts. (a) Section 3.16(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral agreements) of the Seller (relating to the Acquired Assets, the Assumed Liabilities or the Business) and the Acquired Subsidiaries (such contracts and agreements, being "Material Contracts"):

                  (i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of materials or personal property, with any supplier or for the furnishing of services to the Seller (related to the Business), any Acquired Subsidiary or otherwise related to the Business under the terms of which the Seller or any Acquired
         Subsidiary: (A) is contractually required to pay or otherwise give consideration of more than $500,000 in the aggregate during the calendar year ending December 31, 2002, (B) is contractually required to pay or otherwise give consideration of more than $2,000,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by the Seller or such Acquired Subsidiary without more than 30 days' notice and without penalty or further payment beyond such 30 days notice;

                  (ii) each contract, agreement, invoice, sales order and other arrangement, for the furnishing of services by the Seller (relating to the Business) or any Acquired Subsidiary pursuant to which: (A) the Seller or such Acquired Subsidiary will receive more than $500,000 in the aggregate during the calendar year ending December 31, 2002, or more than $2,000,000 in the aggregate over the remaining term of the contract or (B) cannot be cancelled by the Seller or such Acquired Subsidiary without more than 30 days' notice and without penalty or further payment beyond such 30 days' notice;

                  (iii) all material distributor, dealer, franchise and agency agreements to which any Acquired Subsidiary is a party;

                  (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Seller or any Acquired Subsidiary is a party, which involve payments by the Seller or any Acquired Subsidiary in excess of $500,000 over the remaining life of the contract, and which are not cancellable without more than 30 days' notice and without penalty or further payment beyond such 30 days notice;

                  (v) all contracts and agreements relating to Indebtedness of the Seller (as it relates to the Business) or any Acquired Subsidiary, in any case involving amounts in excess of $500,000;

                  (vi) all material contracts and agreements with any Governmental Authority to which the Seller or any Acquired Subsidiary is a party;

                  (vii) all contracts and agreements that limit or purport to limit the ability of the Seller (as it relates to the Business) or any Acquired Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

                  (viii) all contracts and agreements between or among any Acquired Subsidiary, on the one hand, and the Seller or any Affiliate of the Seller (other than the Seller or any Acquired Subsidiary), on the other hand;

                  (ix) all licenses of Intellectual Property that are material to the Seller and the Acquired Subsidiaries, taken as a whole, or the Business, from third parties and all material licenses of Seller Intellectual Property to third parties; and

                  (x) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Seller and the Acquired Subsidiaries, taken as a whole, or the conduct of the Business, or the absence of which would have a Material Adverse Effect.

For purposes of this Section 3.16, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

         (b) Each Material Contract: (i) is valid and binding on the parties thereto except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors' rights generally, and is in full force and effect, (ii) except as set forth in Section 3.16(b)(ii) of the Disclosure Schedule, in the case of Material Contracts to which the Seller is a party and which constitute Acquired Assets or Assumed Liabilities, is freely and fully assignable to the Purchaser without penalty or other similar adverse consequences and (iii) except as set forth in
Section 3.16(b)(iii) of the Disclosure Schedule, upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in Section 3.05 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other similar adverse consequence. None of the Seller nor any Acquired Subsidiary is in material breach of, or material default under, any Material Contract.

         (c) To the Knowledge of the Seller, no other party to any Material Contract is in material breach thereof or material default thereunder and none of the Seller or any Acquired Subsidiary has received any notice of termination, cancellation, breach or default under any Material Contract.

         (d) The Seller has made available to the Purchaser true and complete copies of all Material Contracts.

         (e) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase, any of the Acquired Assets.

         SECTION 3.17 Intellectual Property; Technology. (a) Section 3.17(a) of the Disclosure Schedule sets forth a true and complete list of all material Seller Intellectual Property, all of which is held by the Seller or one of the Acquired Subsidiaries, free and clear of all Encumbrances. No other Intellectual Property right is necessary for the conduct of the businesses of the Seller or any Acquired Subsidiary as presently conducted and as presently planned by Seller to be conducted. To the Knowledge of the Seller, the Seller Intellectual Property is valid and enforceable.

         (b) (i) The Seller Intellectual Property and the business of the Seller and the Acquired Subsidiaries (as presently and proposed to be conducted) do not infringe upon, violate or misappropriate the rights of any Person, (ii) the consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Seller Intellectual Property, or any right pertaining thereto, and (iii) the Seller and each Acquired Subsidiary have taken all reasonable precautions and security measures to protect the secrecy, confidentiality and value of its trade secrets. Except as set forth in Section 3.17(b) of the Disclosure Schedule, (A) neither the Seller nor any Acquired Subsidiary is aware of any infringement or unauthorized use by any Person of any of the Seller Intellectual Property, and (B) the Seller Intellectual Property (including the validity and title thereto) has not been questioned in or the subject of any prior Litigation, is not being questioned in or the subject of any pending Litigation, and, to the Knowledge of the Seller, is not the subject of any threatened or proposed Litigation.

         SECTION 3.18 Title to Property. (a) Neither the Seller nor any Acquired Subsidiary owns any real property or interests in real property except for the Owned Real Property, as set forth on Section 3.18(a) of the Disclosure Schedule. With respect to any Owned Real Property set forth in Section 3.18(a) of the Disclosure Schedule, the Seller and the Acquired Subsidiaries have good, valid and marketable title to the Owned Real Property, free and clear of all Encumbrances other than (i) liens for Taxes not yet due and payable (or that are being contested in good faith), (ii) landlords', mechanics', workmen's, materialmen's, or similar liens, to the extent the obligations secured thereby are not past due, (iii) the Vendor Liens, (iv) the encumbrances set forth in
Section 3.18(a) of the Disclosure Schedule and (v) any Encumbrances that would not reasonably be expected to materially affect the use of such asset as used by the Seller or its Acquired Subsidiaries (the Encumbrances referred to in clauses
(i), (ii), (iii), (iv) and (v) being, collectively, the "Permitted Encumbrances" and shall apply to Encumbrances against both real and personal property of the Seller). Except as set forth in Schedule 3.18(a), neither the Seller nor any Acquired Subsidiary is a lessor, sublessor or grantor under any lease, sublease or other instrument granting to another Person any material right to the possession, lease, occupancy or enjoyment of the Owned Real Property.

         (b) Section 3.18(b)(i) of the Disclosure Schedule sets forth a true and complete list of all leases, subleases, licenses and other agreements in effect as of the date hereof (collectively, the "Real Property Leases") under which the Seller and any Acquired Subsidiary leases, subleases, uses or occupies or has the right to use or occupy, now or in the future, any real property which require payments in excess of $1,000,000 in the aggregate over its remaining term (the land, buildings and other improvements covered by the Real Property Leases, collectively, the "Leased Real Property"). The Seller has heretofore made available to the Purchaser true, correct and complete copies of all of the Real Property Leases (including all modifications thereof and all amendments and supplements thereto). Except as set forth in Section 3.18(b)(ii) of the Disclosure Schedule or as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors' rights generally, each Real Property Lease is valid, binding and in full force and effect; no notice of default or termination under any Real Property Lease is outstanding; no termination event or condition or uncured default on the part of the Seller or any Acquired Subsidiary, or, to the Knowledge of the Seller, the landlord, exists under any Real Property Lease and, to the Knowledge of the Seller, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event. The Seller and each Acquired Subsidiary has good and valid title to the leasehold estates under each Real Property Lease that it is a party to, free and clear of all Encumbrances except for matters set forth in the Real Property Leases and except for Permitted Encumbrances. The Owned Real Property and the Leased Real Property (collectively, the "Real Property") constitute all material real property interests held and used by the Seller and the Acquired Subsidiaries in the operation of the Business. Neither the Seller nor any Acquired Subsidiary is obligated under any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any material real property interests included in the Real Property or any material portion thereof. Neither the Seller nor any Acquired Subsidiary has received written notice of any actual, pending or threatened condemnation proceeding affecting, in any material respect the Real Property or any material part thereof. No portion of the Real Property nor the use, occupancy and operation thereof, is in violation of any Law or any building zoning or other ordinance code or regulation.

         (c) Neither the Seller nor any Acquired Subsidiary is a guarantor of any Indebtedness of any party under any lease, sublease or other occupancy agreement which require payments in excess of $1,000,000 in the aggregate over its remaining term, other than the agreements listed in Schedule 3.18(c) of the Disclosure Schedule (collectively, the "Lease Guaranties"). Except as set forth in Schedule 3.18(c) of the Disclosure Schedule, neither the Seller nor any Acquired Subsidiary has received any notice of any default or any claim, for any amounts required to be paid by the Seller or any Acquired Subsidiary under any Lease Guaranties and all such Lease Guaranties are in full, force and effect.

         SECTION 3.19 Network Facilities. (a) Section 3.19(a) of the Disclosure Schedule contains a map of the longhaul network (including the subsea, terrestrial, national and international fiber optic networks extending over approximately 17,900 kilometers, in the case of the subsea networks, and 870 kilometers, in the case of the terrestrial networks) which is owned or leased by the Seller or the Acquired Subsidiaries and each longhaul segment therein, with each longhaul network and each longhaul segment clearly labeled. Section 3.19(a) of the Disclosure Schedule separately describes the Seller's and the Acquired Subsidiaries' longhaul network and each longhaul segment therein, setting forth, for each longhaul segment, the Seller or Acquired Subsidiary which owns or leases the segment, the number of route miles in the segment and the number of wavelengths (with a description of the capacity of such wavelengths), fibers and fiber miles owned by the Seller or the relevant Acquired Subsidiary (indicating those fibers that are currently equipped for the transmission of telecommunication services and those that are not yet so equipped, i.e., both light and dark fibers). Section 3.19(a) of the Disclosure Schedule sets forth the number of route miles of fibers on each route provided by the Seller or the relevant Acquired Subsidiary to third parties pursuant to agreements providing for an IRU (the "Customer IRU Agreements"), lease or other agreements. Section 3.19(a) of the Disclosure Schedule also sets forth the portions of the longhaul network and the longhaul segments (including the number of fibers on each route) that are provided by third parties to the Seller or any Acquired Subsidiary through IRU agreements ("Network IRU Agreements"), lease or other agreements and the Seller and/or Acquired Subsidiary party thereto. Section 3.19(a) of the Disclosure Schedule sets forth a list of the landing stations with their respective locations and the owners or lessors of the landing stations.

         (b) Section 3.19(b) of the Disclosure Schedule sets forth the Layer 2 (ATM network map, frame relay map), the Layer 3 (IP network map), equipment list related to layers 2 and 3 and the asset register of the Acquired Subsidiaries and each longhaul segment therein which are currently under construction and not available to the Seller or the Acquired Subsidiaries with each longhaul network and each longhaul segment therein clearly labeled. Section 3.19(b) of the Disclosure Schedule describes the Seller's and the Acquired Subsidiaries' longhaul network and each longhaul segment therein which is currently under construction and not available for use, setting forth, for each longhaul segment, the expected number of route miles in the segment and the expected number of wavelengths (with a description of the capacity of such wavelengths), and the expected date of completion of construction and availability of the fibers and fiber miles to the Seller or the relevant Acquired Subsidiary.

         (c) Except to the extent that the Seller or an Acquired Subsidiary can access the Seller's Customer Base directly through the facilities set forth in
Section 3.19(a) of the Disclosure Schedule, the Seller or an Acquired Subsidiary has all rights necessary to offer telecommunication services to the Seller's Customer Base on a resale or other basis ("Customer Access Rights") from a local exchange carrier.

         (d) The facilities shown in the maps and described in Sections 3.19
(a)-(b) of the Disclosure Schedule and the related rights and interests and other personal property (including the equipment located on or required to operate such facilities and the layer 2 and layer 3 equipments and software) of the Seller and the Acquired Subsidiaries, both tangible and intangible (collectively, the "Network Facilities"), are sufficient, structurally sound and are in such operating condition and repair (given due account to the age and length of use of the same, ordinary wear and tear excepted) as is reasonably required to conduct the business as it is currently conducted by the Seller and the Acquired Subsidiaries and provide all the services currently provided by the Seller and the Acquired Subsidiaries and all warranties applicable to the Network Facilities are in full force and effect other than those that have expired in accordance with their normal terms. The information provided in the maps in Sections 3.19(a)-(b) of the Disclosure Schedule is true, complete and current in all material respects subject to inherent dimensional limitations of the presentation of such information on maps. Except as set forth in Section 3.19(d) of the Disclosure Schedule, since January 1, 2002, there has been no material interruption or disruption of services provided to or by the Seller or any Acquired Subsidiary or for which the Seller or any Acquired Subsidiary is liable, which resulted from (i) a series of repeated outages or (ii) a single outage which lasted continuously for one hour or longer at the optical level (OCS/STMI and above).

         (e) Except as set forth in Section 3.19(e) of the Disclosure Schedule, the Seller or an Acquired Subsidiary has good and marketable title to each Network Facility owned by the Seller or a Subsidiary. Each of the Network Facilities owned by the Seller or an Acquired Subsidiary: (i) is located on property in which the Seller or such Acquired Subsidiary holds either good and marketable title or valid right of entry, easement or other right to access the facility; (ii) is free and clear of any Encumbrances except Permitted Encumbrances; (iii) is not subject to any pending Litigation or administrative actions relating to any such property or right of way; (iv) has received all approvals of Governmental Authorities required in the ownership or operation thereof and has been operated and maintained in accordance with all applicable Laws; and (v) is not subject to any lease, sublease, license, concession or other agreement, written or oral, granting to any party or parties the right of use or occupancy of any portion of any property or right of way, except for such leases, subleases, licenses, concessions or other agreements granted to any party or parties in the ordinary course of business.

         (f) Each Network IRU Agreement, lease or other agreement permitting the Seller or any Acquired Subsidiary to use each Network Facility is legal, valid and binding on the parties thereto in accordance with it terms, subject to bankruptcy or insolvency Laws and permits the Seller and the relevant Acquired Subsidiary to use the applicable Network Facility listed in Section 3.19(a) of the Disclosure Schedule, and is enforceable in accordance with its terms. The Seller or an Acquired Subsidiary has a Network IRU Agreement or other agreement permitting it to use all of the Network Facilities (as presently used and as expected to be used by the Seller and the Acquired Subsidiaries) that are not owned by the Seller or an Acquired Subsidiary.

         SECTION 3.20 Customers. Listed in Section 3.20 of the Disclosure Schedule are the names and addresses of the 50 most significant customers (by monthly recurring revenue for the month of August 2002) of the Business during the period beginning January 1, 2002 and ending August 30, 2002 and the amount for which each such customer was invoiced during such period. As of the date hereof, neither the Seller nor any Acquired Subsidiary has received any notice that any customer listed in Section 3.20 of the Disclosure Schedule has ceased, or will cease, to use the services of the Seller or any Acquired Subsidiary, or has substantially reduced, or will substantially reduce, the use of such services at any time.

         SECTION 3.21 Suppliers. Listed in Section 3.21 of the Disclosure
Schedule is a complete and accurate list of the twenty most significant (a) equipment suppliers, (b) maintenance suppliers, and (c) access providers of the Seller and the Acquired Subsidiaries (based upon dollars billed to the Seller or any Acquired Subsidiary) during the period beginning January 1, 2002 and ending August 30, 2002, showing the approximate total billings to the Seller or any Acquired Subsidiary from each such supplier or access provider during such fiscal period. Except as set forth in Section 3.21 of the Disclosure Schedule, since the date of the Reference Balance Sheet, there has not been any (i) termination, cancellation, curtailment or material change in terms of the business relationship of the Seller or any Acquired Subsidiary with any of the equipment suppliers or access providers set forth in Section 3.21 of the Disclosure Schedule or (ii) notice (written or otherwise) from any of the equipment suppliers or access providers set forth in Section 3.21 of the Disclosure Schedule of an intent or request to so terminate, cancel, curtail or materially change, and, to the Knowledge of the Seller, no threat or indication that any such termination, cancellation, curtailment or material change is reasonably foreseeable, other than as may directly result from this Agreement, the Chapter 11 Case or the Bermuda Case.

         SECTION 3.22 Employee Benefit Matters. (a) Plans and Material Documents. Section 3.22(a) of the Disclosure Schedule sets forth a true and complete list as of the date hereof each material employee benefit plan, program, agreement and contract (including, without limitation, each "employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) with respect to which the Seller or any Acquired Subsidiary has any obligation and that is maintained, contributed to or sponsored by the Seller or any Acquired Subsidiary for the benefit of any current or former employee, officer or director of the Seller or any Acquired Subsidiary, or with respect to which the Seller or any Acquired Subsidiary could incur liability under Sections 4069 or 4212(c) of ERISA (collectively, the "Seller Benefit Plans"). Each Seller Benefit Plan is in writing and the Seller has furnished to the Purchaser a complete and accurate copy of each Seller Benefit Plan and, a complete and accurate copy of each material document currently in effect prepared in connection with each such Seller Benefit Plan, including, without limitation and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Seller Benefit Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Seller Benefit Plan. Neither the Seller nor any Acquired Subsidiary has any express or implied commitment, whether legally enforceable or not, to (i) create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Seller Benefit Plan, other than with respect to a modification, change or termination required by applicable Law.

         (b) Absence of Certain Types of Plans. None of the Seller Benefit Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Seller or any Acquired Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as set forth on Section 3.22(b) of the Disclosure Schedule, (i) none of the Seller Benefit Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Seller or any Acquired Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code and
(ii) none of the Seller Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Seller or any Acquired Subsidiary.

         (c) Compliance with Applicable Law. Each Seller Benefit Plan is now and always has been operated in all material respects in accordance with the requirements of all applicable Law. The Seller (and each Acquired Subsidiary) has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Seller Benefit Plan, except where the failure of any of the foregoing actions would not result in a material liability. No legal action, suit or claim is pending or, to the Knowledge of the Seller, threatened with respect to any Seller Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding.

         (d) Qualification of Certain Plans. Each Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any Seller Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the Knowledge of the Seller, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Seller Benefit Plan or the exempt status of any such trust.

         (e) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Seller Benefit Plan. Neither the Seller nor any Acquired Subsidiary has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and, to the Knowledge of the Seller, no fact or event exists that could give rise to any such liability. Neither the Seller nor any Acquired Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists that could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Seller Benefit Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Seller Benefit Plan subject to Title IV of ERISA. No Seller Benefit Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Seller Benefit Plan. None of the assets of the Seller or any Acquired Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Seller nor any Acquired Subsidiary has been required to post any security under
Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

         (f) Seller Benefit Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Seller Benefit Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists that could give rise to any such challenge or disallowance. As of the Closing Date, no Seller Benefit Plan that is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

         (g) Non-U.S. Benefit Plans. With respect to each Seller Benefit Plan that is not subject to United States Law (a "Non-U.S. Benefit Plan"), all employer and employee contributions to each Non-U.S. Benefit Plan required by Law or by the terms of such Non-U.S. Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices and each Non-U.S. Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

         SECTION 3.23 Labor Matters; Employee Relations. (a) Except as set forth in Section 3.23(a) of the Disclosure Schedule, (i) there are no material claims or proceedings pending or, to the Knowledge of the Seller, threatened, between the Seller or any Acquired Subsidiary and any of their respective employees;
(ii) neither the Seller nor any Acquired Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Seller or any Acquired Subsidiary; (iii) there is no activity or, to the Knowledge of the Seller, any threatened activity the purpose of which is to achieve representation of Persons employed by the Seller or any Acquired Subsidiary; and (iv) there are no strikes, slowdowns, work stoppages, lockouts, or, to the Knowledge of the Seller, threats thereof, by or with respect to any employees of the Seller or any Acquired Subsidiary.

         (b) The Seller and each Acquired Subsidiary are and have been in compliance in all material respects with all applicable Laws respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to employees.

         (c) Except as disclosed in Section 3.23(c) of the Disclosure Schedule, no term of employment of any employee of the Seller or any Acquired Subsidiary provides that a change in control of the Seller or any Acquired Subsidiary entitles such employee to treat the change of control as amounting to a breach of such employee's contract or entitles such employee to any payment or benefit whatsoever or entitles such employee to treat himself or herself as redundant or otherwise dismissed or released from any obligation.

         SECTION 3.24 Key Employees. Section 3.24 of the Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 2002, the date of employment and a description of the position of each current salaried employee, officer, director, consultant or agent of the Seller or any Acquired Subsidiary whose annual compensation in 2002 exceeds or is expected to exceed, $150,000.

         SECTION 3.25 Taxes. (a) Except as set forth in Section 3.25(a) of the Disclosure Schedule, (i) all Returns required to be filed with respect to the Seller and each Acquired Subsidiary (for purposes of this Section 3.25 all references to the Seller and the Acquired Subsidiaries shall include any company or partnership to which the Seller or one of the Acquired Subsidiaries is a successor or assign) including any Return that includes the Seller or any Acquired Subsidiary on a consolidated, combined or unitary basis have been filed in accordance with the provisions of the relevant jurisdiction and tax legislation; (ii) all Taxes required to be shown in accordance with the provisions of the relevant jurisdiction and tax legislation on such Returns have been timely paid; (iii) all such Returns (insofar as they relate to the activities, business or income of the Seller or any Acquired Subsidiary) are true, correct and complete in all material respects; (iv) neither Seller nor any Acquired Subsidiary has received any written proposal from, nor, to the knowledge of the Seller, is any such proposal expected from any Tax authority for any adjustment relating to the transactions occurring prior to the Closing Date in such Returns (insofar as either relates to the activities, business or income of the Seller or any Acquired Subsidiary or could result in liability of the Seller or any Acquired Subsidiary on the basis of joint and/or several liability) and, to the Knowledge of the Seller, no basis exists for any such adjustment; (v) there are no pending or, to the Knowledge of the Seller, threatened actions, enquiries, disputes or proceedings for the assessment or collection of Taxes against the Seller or any Acquired Subsidiary or (insofar as either relates to the activities, business or income of the Seller or any Acquired Subsidiary or could result in liability of the Seller or any Acquired Subsidiary on the basis of joint and/or several liability) any corporation that was included in the filing of a return with the Seller on a consolidated, combined or unitary basis; (vi) all sales and license transactions between Global Crossing or any Affiliate of Global Crossing other than the Seller and its Subsidiaries and the Seller or any Acquired Subsidiary and between the Seller and any Acquired Subsidiary and between any of the Acquired Subsidiaries, have been conducted on an arm's-length basis; (vii) there are no Tax liens on any assets of the Seller or any Acquired Subsidiary, other than liens for Taxes that are not yet due and payable; (viii) none of the Seller or any Acquired Subsidiary has been includible in any combined, consolidated or unitary return (other than a return that includes the Seller as the parent) for any Tax period for which the statute of limitations is still open, and none of the Seller or any Acquired Subsidiary is liable for Tax of another company which shall include all taxes other than that of the Seller and any Acquired Subsidiary relating to Tax periods ending on or before the Closing Date which the Tax authorities could impose; (ix) none of the Seller or Acquired Subsidiaries has incurred or will incur any Taxes involving network service transfer pricing among the Acquired Subsidiaries, the Seller or the Excluded Subsidiaries in the ordinary course of business or otherwise; and (x) none of the Seller or Acquired Subsidiaries is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required income or franchise or any other necessary Return.

         (b) Except as set forth in Section 3.25(b) of the Disclosure Schedule,
(i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Seller or any Acquired Subsidiary may be subject; (ii) there are no requests for information currently outstanding that could affect the Taxes of the Seller or any Acquired Subsidiary; (iii) there are no proposed reassessments of any property owned by the Seller or any Acquired Subsidiary or other proposals that could increase the amount of any Tax to which the Seller or any Acquired Subsidiary would be subject; (iv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Seller or any Acquired Subsidiary; and (v) except in connection with sales of IRUs in the ordinary course of business, none of the Seller or Acquired Subsidiaries has any additional Tax adjustments arising from income reportable for a period ending before the Closing Date and in respect of transactions occurring after the Closing Date but attributable to a transaction occurring in or for a period ending on or prior to the Closing Date.

         (c) The Seller has delivered or has otherwise made available to the
Purchaser: (i) correct and complete copies of all income and similar Returns, examination reports, all correspondence with the Tax authorities and statements of deficiencies assessed against or agreed to by the Seller or any Acquired Subsidiary for all Tax periods for which the statute of limitations remains open, (ii) a true and complete copy of any Tax-sharing or allocation or tax consolidation agreement or arrangement involving the Seller or any Acquired Subsidiary and a true and complete description of any such unwritten or informal agreement or arrangement, and (iii) all Tax correspondence with Tax authorities and all formal written Tax advice obtained from Seller's external Tax advisors, including but not limited to compliance and Tax planning matters, transfer pricing, shared services and all inter-company charge and revenue sharing arrangements in each case only to the extent the same relates to Tax periods for which the applicable statute of limitation remains open.

         (d) (i) The Seller will, and will cause the Acquired Subsidiaries to, file in accordance with the provisions of the relevant jurisdiction and tax legislation, all Tax Returns required to be filed between the date of this Agreement and the Closing Date with respect to the Seller and each Acquired Subsidiary and (ii) the Seller will use its commercially reasonable efforts to cooperate with the Purchaser in the preparation of any Tax Returns that are required to be filed after the Closing Date with respect to the Seller or any Acquired Subsidiary for any Tax period ending prior to or on the Closing Date. The Seller will prepare the Tax computations with respect to the Seller or any Acquired Subsidiary which includes computing the tax loss position or assessable profits (the latter, if any) up to the financial year ended December 31, 2001 and for the period from January 1, 2002 up to the Closing Date. The Seller will deliver such Tax computations for the period from January 1, 2002 up to the Closing Date within thirty (30) Business Days of the Closing Date, or if transfers pursuant to
Section 2.07 would otherwise prevent the Tax computations and delivery, as soon as practicable after such transfers have been made.

         SECTION 3.26 Insurance. Section 3.26 of the Disclosure Schedule contains a complete and correct list and summary description (including the name of insurer(s), amount of coverage, type of coverage and deductible amounts) of all material insurance policies (including directors' and officers' liability insurance) (i) maintained by Seller and any Acquired Subsidiary (the "AGC Policies") or by Global Crossing (to the extent Seller, the Acquired Subsidiaries and their respective assets are covered thereby) (the "GC Policies") and (ii) all pending applications for material policies of insurance, by or on behalf of the Seller or any Acquired Subsidiary in respect of the Acquired Assets or the Acquired Subsidiaries (the "Pending Policies"). The Seller has made available to the Purchaser complete and correct copies of the AGC Policies, together with all riders and amendments thereto and all material correspondence (including any notices of cancellation) thereof. No notice of cancellation, termination or reduction of coverage, or increase of premium, or intention to cancel, terminate or reduce coverage or increase premium, has been received by the Seller or any Acquired Subsidiary with respect to any AGC Policies or GC Policies. To the Knowledge of the Seller, the insurance coverage contemplated by the Pending Policies: (i) is on such terms (including as to deductibles and self-insured retentions), (ii) covers such categories of risk (including errors and omissions, property and casualty, directors' and officers' liability, and workers' compensation liability, securities liability, fiduciary liability, employment practices), and (iii) is in such amounts as, with respect to each of the criteria set forth in the foregoing clauses (i) through (iii), is adequate and suitable for the Business and operations of the Acquired Assets and the Acquired Subsidiaries. Neither the Seller nor any Acquired Subsidiary has done or omitted to do any act, or knowingly allowed any Person to do or omit to do any act, which act or omission might render any of the AGC Policies or GC Policies void or voidable.

         SECTION 3.27 Brokers. Except for Lazard Freres & Co. LLC and Houlihan Lokey Howard & Zukin, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller. The Seller is solely responsible for the fees and expenses of Lazard Freres & Co. LLC and Houlihan Lokey Howard & Zukin.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         As an inducement to the Seller to enter into this Agreement, the Purchaser (on behalf of itself and, from and after the date of incorporation of the Singapore Sub, the Singapore Sub) hereby represents and warrants to the Seller as follows:

         SECTION 4.01 Organization and Authority of the Purchaser. Such Person is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and thereby. The execution and delivery by such Person of this Agreement and the Ancillary Agreements to which it is a party, the performance by such Person of its obligations hereunder and thereunder and the consummation by such Person of the transactions contemplated by this Agreement and thereby have been duly authorized by all requisite corporate action on the part of such Person. This Agreement has been, and upon their execution the Ancillary Agreements to which such Person is a party shall have been, duly executed and delivered by such Person, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements to which such Person is a party shall constitute, legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms.

         SECTION 4.02 No Conflict. Assuming all Purchaser Approvals are obtained, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance by such Person of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws (or similar organizational documents) of such Person, (b) conflict with or violate any Law or Governmental Order applicable to such Person or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Person is a party, which would adversely affect the ability of such Person to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or by the Ancillary Agreements.

         SECTION 4.03 Governmental Consents and Approvals. The execution, delivery and performance by such Person of this Agreement and each Ancillary Agreement to which such Person is a party do not and will not require any Regulatory Approvals except (i) the approval of each of the State Development Planning Commission, the Ministry of Finance, the State Administration of Foreign Exchange and the Ministry of Foreign Trade and Economic Cooperation (the "Purchaser Approvals") may be required and (ii) the Telecom Approvals. Purchaser reasonably believes that it will be able to obtain all Purchaser Approvals by January 15, 2003.

         SECTION 4.04 Financing. Concurrently herewith, in support of the Purchaser's obligations hereunder, Purchaser has delivered to Seller (a) an original guarantee by CNC of Purchaser's obligations hereunder in an aggregate amount of up to $16 million, (b) a true and correct copy of a commitment letter from CNC to the Purchaser to invest $120 million in equity in the Purchaser, and
(c) a true and correct copy of a commitment letter from The Industrial and Commercial Bank of China (Asia) Limited ("ICBC") evidencing its commitment to provide $150 million in debt financing to Purchaser to enable Purchaser to perform its obligations hereunder (the "Commitment Letter"). Such documents have been duly executed and delivered and are legal, valid and binding obligations of the parties thereto, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditor's rights generally. The Purchaser agrees to use its commercially reasonable efforts to cause the Commitment Letter not to expire, be terminated or otherwise cease to be in full force and effect through the Closing Date or any earlier date on which the definitive loan documents contemplated by the Commitment Letter shall have been executed by Purchaser and ICBC (in which case Purchaser will use its commercially reasonable efforts to cause such loan documents not to expire, be terminated or otherwise cease to be in full force and effect through the Closing
Date). The Purchaser has or as of the Closing Date will have sufficient cash, available lines of credit or other sources of immediately available funds such that it will be able to provide the consideration for the Purchase Price and consummate the transactions contemplated hereby (including the Vendor Contracts). From the date hereof through and including the Closing Date, the equity interests of the Purchaser that are owned by CNC shall represent directly or indirectly at least 50% of the Purchaser's total issued and outstanding equity.

         SECTION 4.05 Litigation. There is no Litigation pending, or to the knowledge of such Person, threatened before any court, arbitrator or other Governmental Authority which (i) seeks to restrain, materially modify, prevent, or materially delay the consummation of the transactions contemplated by this Agreement and/or the Ancillary Agreements, (ii) seeks to impose material limitations on the ability of such Person to acquire or hold, or exercise full rights of ownership of, any Acquired Assets, (iii) seeks damages or a discovery order in connection with such transactions against such Person, or (iv) if resolved adversely to such Person, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Person to consummate the transactions contemplated by this Agreement.

         SECTION 4.06 Brokers. Except for Salomon Smith Barney, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Purchaser. The Purchaser is solely responsible for the fees and expenses of Salomon Smith Barney.

         SECTION 4.07 Acquisition for Investment. Such Person is acquiring the Shares for its own account for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

         SECTION 4.08 Assumption of Liabilities. Upon the consummation of the transactions contemplated by this Agreement and the execution of the Assumption Agreements, the Purchaser will have validly assumed the obligations of the Seller in the Assumed Liabilities.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         SECTION 5.01 Conduct of Business Prior to the Closing. The Seller covenants and agrees that, except as (i) approved in writing by the Purchaser,
(ii) required by the terms of this Agreement, (iii) described in Section 5.01 of the Disclosure Schedule, or (iv) required by, arising out of, relating to or resulting from its obligations as a debtor or debtor in possession under the Bankruptcy Code and as approved by the U.S. Bankruptcy Court, or any requirements of the Joint Provisional Liquidators (whether pursuant to the Bermuda Order or any other order of the Bermuda Court), and/or any order of the Bermuda Court, between the date hereof and the time of the Closing:

         (a) Neither the Seller (as it relates to the Business), any Acquired Subsidiary nor the Excluded Subsidiaries (excluding PCL) shall conduct its business other than in the ordinary course and consistent with the Seller's, such Acquired Subsidiary's or Excluded Subsidiaries' prior practice, including meeting its post-petition obligations as they become due. Without limiting the generality of the foregoing the Seller shall (as it relates to the Business), and shall cause each Acquired Subsidiary and each Excluded Subsidiary (excluding
PCL) to, (v) not shorten or lengthen the customary payment cycles for any of their payables or receivables, including the Commercial Payables and Receivables; (w) use their reasonable efforts to (A) preserve intact their business organizations and the business organization of the Business, the Acquired Subsidiaries and the Excluded Subsidiaries (excluding PCL), (B) not terminate the employment of any employees of Acquired Subsidiaries with an annual base salary in excess of $100,000 (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Seller, each Acquired Subsidiary and the Business (except the GC Policies, as to which Seller makes no covenants) and, and (D) preserve their current relationships with their customers, suppliers and other persons with which they have had significant business relationships; (x) not exercise, without the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases set forth in
Section 3.18(b)(i) of the Disclosure Schedule which by their terms would otherwise expire; (y) enter into any contracts, agreements or other obligations for the expenditure of any amounts in respect of capital expenditures (as such term is used in the Financial Statements) otherwise than as reasonably required in the ordinary course of business or not make any capital expenditures in excess of or less than otherwise required in the ordinary course of business, and after December 31, 2002, the Seller shall not make any expenditure of any amounts in respect of capital expenditures (other than Activation Costs) in excess of $200,000 per item unless the request for expenditure was itemized at the biweekly management meeting between Seller and Purchaser setting out the forthcoming two week plan for capital expenditure and Purchaser consents, such consent not to be unreasonably withheld, within three (3) Business Days after such meeting to such expenditure; and (z) not engage in any practice, take any action, fail to take any action or enter into any transaction which would reasonably be expected to cause any representation or warranty of the Seller to be untrue or result in a breach of any covenant made by the Seller in this Agreement.

         (b) Except as set forth in Section 5.01 of the Disclosure Schedule, between the date hereof and the time of the Closing, without the prior written consent of the Purchaser, none of the Seller, any Acquired Subsidiary (in respect of any Assets) or any Excluded Subsidiary (excluding PCL) will do any of the things enumerated in the second sentence of Section 3.12 (including, without limitation, clauses (a) through (z) thereof).

         (c) Between the date hereof and Closing, the Seller shall and shall cause the Acquired Subsidiaries to (i) use commercially reasonable efforts to safeguard, preserve and maintain the condition of the Acquired Assets; (ii) not without the prior written consent of the Purchaser, lease, license, or otherwise surrender, relinquish, encumber or dispose of any of the Acquired Assets; provided, however, that nothing shall prohibit or restrict the Seller from selling capacity arrangements (including IRUs) in the ordinary course of business that are on terms consistent with market practice and that provide a positive cash contribution over the life of the agreement; and (iii) not dissolve, re-organize or take any steps towards the winding-up or the liquidation of the Excluded Subsidiaries; provided, however, that the foregoing clause (c)(iii) shall not apply to PCL or Asia Global Crossing Development Co.

         (d) The Seller shall, and shall cause each of the Acquired Subsidiaries and each Excluded Subsidiary (excluding PCL) to, use its reasonable commercial efforts to implement and maintain cost reduction initiatives consistent with the plans disclosed to the Purchaser prior to the date hereof or as otherwise agreed in advance in writing with the Purchaser.

The Purchaser shall not unreasonably withhold or delay any approval or consent requested by the Seller pursuant to this Section 5.01. Any such approval or consent shall be deemed given if, within ten Business Days after the Purchaser's receipt of a written request for any such approval or consent (specifically stating that the matter requires prompt attention and referring to this Section
5.01 and the ten Business Day period), the Purchaser shall not have given written notice to the Seller of its denial, approval or consent.

         SECTION 5.02 Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Seller shall cause its officers, directors, employees, agents, representatives, accountants and counsel and shall cause the Acquired Subsidiaries and each of the Seller's and the Acquired Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Seller relating to the Acquired Assets, the Assumed Liabilities and each Acquired Subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Seller and of each Acquired Subsidiary who have any knowledge relating to the Seller, any Acquired Subsidiary or the Business, (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data, including, but not limited to, internal management reports and financial information, and other information regarding the assets, properties, liabilities and goodwill of the Seller, the Acquired Subsidiaries and the Business (or legible copies thereof) as the Purchaser may from time to time reasonably request and (iii) consult with the Purchaser on all matters outside the ordinary course of business of the Seller or any Acquired Subsidiary relating to the Seller's or any Acquired Subsidiary's business, strategy and financing, including matters related to this Agreement. The Purchaser shall hold all information obtained hereunder in confidence in accordance with the provisions of the Confidentiality Letter, dated March 5, 2002, between the Seller and CNC (the "Confidentiality Agreement"). The parties hereto agree that no investigation by the Purchaser or its Affiliates or their representatives shall affect or limit the scope of the representations or warranties of the Seller contained in this Agreement or in any Ancillary Agreement delivered pursuant hereto or limit the liability for breach of any such representation or warranty.

         (b) After the Closing, the Seller may retain: (i) any information relating to the Seller, the Excluded Subsidiaries, PCL, the Excluded Liabilities and the Excluded Assets, (ii) copies of information relating to the Seller and its Subsidiaries that is required by the Seller in connection with the Chapter 11 Case, the Bermuda Case, the Seller's Tax affairs or other matters reasonably determined by the Seller, and (iii) the Purchaser will provide the Seller and/or its representatives, at the cost of the Seller, with copies of any information regarding the Acquired Assets, the Acquired Subsidiaries and the Business that may be reasonably requested by the Seller in connection with the Chapter 11 Case, the Bermuda Case, the Seller's Tax affairs or other matters for which such information may be reasonably requested by the Seller.

         SECTION 5.03 Delivery of Financial Information. From the date hereof until the Closing, the Seller agrees to, and shall cause the Acquired Subsidiaries to provide to the Purchaser (a) a written report delivered each Friday (or the immediately preceding Business Day if such Friday is not a Business Day) containing the amount of cash and Cash Equivalents held by the Seller, the Acquired Subsidiaries and the Excluded Subsidiaries (excluding PCL) as of the immediately preceding Friday, as reflected in each such entity's respective bank balances, (b) copies of all sales reports prepared by or for executive management promptly after such reports are delivered to executive management, (c) balance sheets of the Acquired Assets, the Assumed Liabilities and the Acquired Subsidiaries within 2 weeks of each month-end prior to the Closing and (d) as promptly as practicable after a written request, other information reasonably requested by the Purchaser regarding the financial and operational status of the Seller and the Acquired Subsidiaries.

         SECTION 5.04 Co-operation regarding Activation Costs and Vendor Releases. (a) The Seller shall, and shall cause the Acquired Subsidiaries to negotiate in good faith with the counterparties to the overhang contracts to reduce the Activation Costs.

         (b) The Purchaser shall cooperate in good faith to assist the Seller in causing reductions in the Activation Costs and to obtain the releases from the Vendors referenced in Section 7.01(f).

         SECTION 5.05 Confidentiality. The Seller agrees to, and shall cause the Acquired Subsidiaries and their agents, representatives, Affiliates, employees, officers and directors to (other than as required by the Chapter 11 Case or the Bermuda Case or in connection with the winding up of Seller): (a) treat and hold as confidential and not disclose or provide access to any Person to) all information relating to this Agreement or to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Business, the Seller and each Acquired Subsidiary, (b) in the event that the Seller, an Acquired Subsidiary or any such agent, representative, Affiliate, employee, officer or director thereof becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser, the Seller or any Acquired Subsidiary may seek a protective order or other remedy or waive compliance with this Section 5.05, (c) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.05, furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information, and (d) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required by Section 5.02(b), destroy any and all additional copies then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Seller, any Acquired Subsidiary, or any of their agents, representatives, Affiliates, employees, officers or directors; and; provided, further, that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. The Seller agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

         SECTION 5.06 Regulatory and Other Authorizations; Notices and Consents.
(a) The Seller shall use its commercially reasonable efforts to obtain (or cause the Acquired Subsidiaries to obtain) all Regulatory Approvals that may be or become necessary or advisable for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements, including, without limitation, all Seller Approvals and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals and all Purchaser Approvals and Telecom Approvals.

         (b) The Seller shall or shall cause the Acquired Subsidiaries to give promptly such notices to third parties and use its or their commercially reasonable efforts to obtain the third party consents and estoppel certificates set forth in Schedule 5.06(b) (the "Required Contractual Consents").

         (c) The Purchaser shall cooperate fully with Seller and the Acquired Subsidiaries and use its commercially reasonable efforts to assist the Seller in giving such notices and obtaining such Required Contractual Consents which may include providing guarantees in substitution for guarantees previously provided by Seller or an Excluded Subsidiary; provided, however, that the Purchaser shall have no obligation to consent to any change in the terms of any agreement or arrangement which the Purchaser in its reasonable discretion may deem materially adverse to the interests of the Purchaser, the Acquired Assets or any Acquired Subsidiary.

         (d) Purchaser shall use its commercially reasonable efforts to obtain all Purchaser Approvals by January 15, 2003 and will cooperate fully with the Seller and the Acquired Subsidiaries and use its commercially reasonable efforts to assist the Seller and the Acquired Subsidiaries to obtain the Seller Approvals.

         SECTION 5.07 Notice of Developments. Prior to the Closing, (a) the Seller, on the one hand, and the Purchaser, on the other, shall each promptly notify the other in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which have resulted or would be reasonably expected to result in any breach of a representation or warranty or covenant of such Person contained in this Agreement or which have had or would be reasonably expected to have the effect of making any representation or warranty of such Person contained in this Agreement untrue or incorrect in any respect, and (b) the Seller, on the one hand, and the Purchaser, on the other, shall each promptly notify the other of such Person's receipt of any notice (written or oral) or other communication from any Person (including any Governmental Authority) with respect to (i) the requirement for consent from any Person (including any Governmental Authority) in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the performance by the parties hereunder and thereunder, and (ii) in the case of the Seller, any Actions commenced against or involving or relating to, directly or indirectly, the Seller, the Acquired Assets, the Assumed Liabilities or any Acquired Subsidiary.

         SECTION 5.08 No Solicitation or Negotiation. (a) Except for (i) motions and related pleadings and documents to be filed by the Seller with the U.S. Bankruptcy Court in connection with the Seller's efforts to cause the U.S. Bankruptcy Court to enter the Bidding Procedures Order, the Approval Order and any Section 365 Order and (ii) any and all actions that may be taken by or on behalf of the Seller in furtherance of the foregoing, from the date hereof until the moment the Bidding Procedures Order has been entered by the U.S. Bankruptcy Court, the Seller shall not, nor shall the Seller authorize or permit any of its Subsidiaries or any officer, director, employee, agent or representative of the Seller or any of its Subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by the Seller or any of its Subsidiaries) to (i) solicit, initiate, encourage or accept any inquiries, proposals or offers in respect of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any Acquisition Proposal and, the Seller shall immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Seller shall notify Purchaser promptly of any Acquisition Proposal (or any amendment in respect thereof) made by any third party or any inquiry or contact with any Person with respect thereto, that is made and shall, in any such notice to Purchaser, indicate in reasonable detail the identity of the Person making such Acquisition Proposal or related inquiry or contact and the terms and conditions of such Acquisition Proposal or related inquiry or contact until the moment that the Bidding Procedures Order has been entered by the U.S. Bankruptcy Court. The Seller shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party until the moment that the Bidding Procedures Order has been entered by the U.S. Bankruptcy Court.

         (b) The commitments and agreements contained in Section 5.08(a) shall expire and be of no further force and effect at the moment that the U.S. Bankruptcy Court enters the Bidding Procedures Order. Thereafter, the Bidding Procedures Order shall govern all proceedings relating to the Seller's or any of its Subsidiaries' consideration of any Acquisition Proposal. As used in this
Section 5.08, the term "Subsidiaries" does not include PCL.

         SECTION 5.09 Excluded Liabilities. The Seller shall pay and discharge the Excluded Liabilities as and when the same become due and payable, except as otherwise contemplated hereby or as may be required or prohibited by applicable provisions of the U.S. Bankruptcy Code and the Bermuda Companies Act and in each case any case law arising thereunder.

         SECTION 5.10 Global Crossing. (a) The Seller shall use its commercially reasonable efforts to negotiate with Global Crossing definitive versions of the Transition Agreement, Ongoing Support Services Agreement, Operational Interface Agreement, GC Product Supply Agreement and AGC Product Supply Agreement which definitive agreements shall be reasonably acceptable to the Purchaser.

         (b) The Seller shall use its commercially reasonable efforts to negotiate with Global Crossing Entities a reduction in the GC Payables. If following such negotiations the GC Payables due by the Acquired Subsidiaries have not been reduced to zero, the Seller and the Purchaser shall negotiate in good faith an alternate arrangement to achieve this result.

         (c) The Seller shall use its commercially reasonable efforts to negotiate an agreement with Global Crossing preventing any Global Crossing Entity from using, or from entering into any agreement or license with any other Person that would provide such Person (other than the Purchaser or any Acquired Subsidiary) with the right to use, the name "Asia Global Crossing Limited" and all similar or related names and marks, for a period of three years after the Closing Date. Seller and the Excluded Subsidiaries shall not use any of the foregoing names, marks or logos from and after the Closing, except as necessary or convenient in connection with the winding-up of Seller.

         SECTION 5.11 Winding-up of Seller and Excluded Subsidiaries. The Seller shall not (a) consummate any plan of reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code and relevant Bermuda Law, (b) effect, under applicable non-bankruptcy Law, the liquidation, winding-up or dissolution of the Seller and the Excluded Subsidiaries, or (c) otherwise distribute any assets to Persons holding Claims against the Seller in the Chapter 11 Case, prior to the 60th day immediately following the Closing Date at which time the Seller may distribute any or all assets of the Seller except for that amount of cash and/or Cash Equivalents equal to the sum of: (x) any amounts that are the subject of a post Closing dispute subject to resolution in accordance with Sections 2.07(c) or 2.07(d); and (y) subject to the provisions of Section 11.01, any amounts reasonably and in good faith claimed as damages by the Purchaser due to, arising from or related to any breach by the Seller of any representation, warranty, covenant or agreement in this Agreement. The parties hereto shall use their commercially reasonable efforts to resolve any such disputes or claims as soon as possible after the Closing.

         SECTION 5.12 Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

         SECTION 5.13 Insurance. The Seller will use its reasonable efforts (to be deemed not to include or require expenditure of any monies other than de minimis amounts) to cause the Pending Policies to take effect at the Closing, subject to the payment by Purchaser at the Closing of the premiums due under such Pending Policies. The Purchaser hereby agrees to pay the premiums due under such Pending Policies at or prior to the Closing in order that they may take effect at the Closing; provided, however, that Purchaser shall be reimbursed by the

Seller the amount of all premiums, net of any cancellation penalties or other amounts withheld by the insurer or broker if the Closing does not occur and the Purchaser does not otherwise receive reimbursement for such paid premiums.

         SECTION 5.14 Finance Co. The Seller shall cause Finance Co to be established and cause the relevant intercompany amounts between the Seller and the Excluded Subsidiaries on the one hand and certain Acquired Subsidiaries on the other hand to be transferred to Finance Co after receipt of the Approval Order and prior to the Closing Date.

         SECTION 5.15 Taiwan Share Transfer. Prior to Closing, the Purchaser shall irrevocably and unconditionally assign its rights hereunder to acquire the Taiwan Shares to the Taiwan Assignee (which shall be identified to the Seller prior to Closing).

         SECTION 5.16 Further Action. (a) Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement, to satisfy all conditions to the obligations of the parties and to consummate and make effective the transactions contemplated by this Agreement; provided, however, that nothing in this Agreement or the Ancillary Agreements shall obligate the Seller or the Purchaser, or any of their respective Affiliates, to waive or modify any of the terms and conditions of this Agreement or any of the documents contemplated hereby, except as expressly set forth herein.

         (b) To the extent any Acquired Asset is not capable of being transferred to the Purchaser at the Closing in accordance with this Agreement, the Purchaser and the Seller agree to cooperate to devise appropriate alternative arrangements to transfer the benefit of such Acquired Asset to the Purchaser or to make such other alternative arrangements as the Seller and the Purchase may mutually agree.

         (c) In the event that any Subsidiary of the Seller that holds any Indirect Interests or other Acquired Assets that the Seller is causing to be sold, assigned, transferred, conveyed and delivered pursuant to Section 2.01 of this Agreement shall, after the date hereof, commence a Subsidiary Bankruptcy Case (each, a "Filing Subsidiary"), the Seller, prior to the commencement of such Subsidiary Bankruptcy Case, shall (i) agree to such amendments to this Agreement, the Bidding Procedures Order and the Approval Order as the Purchaser may reasonably request in order to effect the transactions contemplated hereunder (including, without limitation, the addition of any such Filing Subsidiary as a party to this Agreement), and (ii) use its best efforts to cause any such Filing Subsidiary to execute this Agreement (as so amended) as a party hereto.

                                   ARTICLE VI
                                EMPLOYEE MATTERS

         SECTION 6.01 Employees. From the date hereof through the Closing, the Seller shall permit the Purchaser to, at reasonable times and upon reasonable notice to the Seller, communicate in writing with the Seller's and the Acquired Subsidiaries' employees and consultants concerning the Purchaser's plans, operations, business, customer relations, and general personnel matters and to interview the Seller and the Acquired Subsidiaries' employees and consultants and review the personnel records and such other information concerning the Seller and the Acquired Subsidiaries' employees and consultants as the Purchaser may reasonably request (subject to obtaining any legally required written permission of any affected employee or consultant and to other applicable law and provided, that none of the foregoing shall be conducted in a manner that is unreasonably disruptive to the business of the Seller or any Acquired Subsidiary).

         SECTION 6.02 Transfer and Assumption of the Retirement Plan; Contributions for Periods Prior to Closing. As of the Closing Date, the Purchaser shall adopt the retirement plans listed in Section 6.02 of the Disclosure Schedules (together, the "Retirement Plans") and the related trusts, and the Seller shall cause all right, title, interest, duties, liabilities and authorities of the Seller in, to and under the Retirement Plans and the related trusts to be transferred to the Purchaser in accordance with the applicable Law. At the Closing, the parties shall execute and deliver such documents and instruments as may be required to effect such an assumption and transfer and to reflect the parties' intent that the Retirement Plans not be or be deemed to be terminated, or partially terminated, as a result of this Agreement or the transactions contemplated herein and that all assets of the Retirement Plans, as the same exist immediately prior to the Closing Date, shall be transferred with the Retirement Plans as provided in this Section 6.02. As of the Closing Date, the Seller shall have made or caused each employer under the Retirement Plans to have made all contributions to the Retirement Plans for the portion of the current plan year which will be completed as of the Closing Date.

         SECTION 6.03 Directors and Officers of Acquired Subsidiaries. The Purchaser shall deliver to the Seller a binding agreement regarding each director and officer of an Acquired Subsidiary releasing and forever discharging, on behalf of the Purchaser and the Acquired Subsidiaries, such officers and directors from all past, present and future claims, demands, actions and causes of action of any kind or nature whether known or unknown, for any Liability, loss, damage, claim, charge, action, proceedings, deficiency, payments, interest, penalty, costs and expenses arising out of or relating to such Person's employment or other similar relationship with any Acquired Subsidiary prior to the Closing in the form set forth in Exhibit 6.03; provided, however, that such release shall not release any such claims arising from or related to fraud or willful misconduct.

         SECTION 6.04 Employee Confidentiality Agreements. The Seller shall use reasonable efforts (to be deemed not to include or require expenditure of any monies other than de minimis amounts, provided, however, that Seller shall not be required to pay any consideration to any employee in connection with this
Section 6.04) to cause all directors, officers, management, employees and technical and professional employees of the Seller and each Acquired Subsidiary to execute and deliver a written obligation to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment at the Seller or an Acquired Subsidiary and to assign to the Seller or such Acquired Subsidiary all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

         SECTION 7.01 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

         (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, except to the extent such representations and warranties are as of another date, in which case such representations and warranties shall be true and correct as of that other date, in each case, with the same force and effect as if made as of the Closing Date,
(ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing Date shall have been complied with in all material respects, and (iii) the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof.

         (b) No Proceeding or Litigation. No Action shall have been commenced and remain pending, or shall have been threatened by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions or which would reasonably be expected to have a Material Adverse Effect; provided, however, that the provisions of this Section 7.01(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action.

         (c) Ancillary Agreements. The Purchaser shall have executed and delivered to the Seller each of the Ancillary Agreements to which it is a party.

         (d) Joint Provisional Liquidators. The Joint Provisional Liquidators shall have been appointed pursuant to the Bermuda Order, and shall have executed this Agreement for the sole purpose of agreeing to the matters set forth in
Article IX, and shall have obtained sanction from the Bermuda Court for such appointment and execution in accordance with Section 9.01.

         (e) Entry of Orders. The U.S. Bankruptcy Court shall have entered the Bidding Procedures Order and the Approval Order and any Section 365 Orders for which motions for approval thereof shall have been filed no less than twenty-five (25) days prior to the Closing Date, and such Bidding Procedures Order and such Approval Order and each such Section 365 Order shall be in full force and effect and shall not have been stayed, modified, reversed or amended as of the Closing Date.

         (f) Vendor Releases. NEC and KDDI shall have executed and delivered to the Seller a full release of the Seller and its Affiliates (other than the Acquired Subsidiaries) from any and all obligations under the Vendor Contracts, each in form and substance reasonably satisfactory to the Seller.

         (g) Consents and Approvals. (i) The Seller and the Acquired Subsidiaries shall have received all Seller Approvals and Purchaser shall have received all Purchaser Approvals, in each such case in form and substance reasonably satisfactory to the Seller and the Purchaser and (ii) the Seller and the Acquired Subsidiaries shall have received all Required Contractual Consents; provided that clause (ii) shall be deemed satisfied if Purchaser waives each Required Contractual Consent that has not been received and the assumption of such agreements and contracts without such consent would not be reasonably likely to cause the Seller to incur material damages.

         (h) Release of Seller and Excluded Subsidiaries. The Purchaser shall have delivered appropriate releases in favor of the Seller and the Excluded Subsidiaries with respect to all Assumed Liabilities in the form set forth in
Exhibit 7.01(h).

         (i) AGC Payables Agreements. All assignments and transfers provided for in the AGC Payables Agreement (or under an alternate arrangement agreed by the Seller and the Purchaser) shall have been completed with no material adverse financial effect on the Seller or the Excluded Subsidiaries.

         SECTION 7.02 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

         (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Seller contained in this Agreement (x) that are not qualified by the words "material" or "Material Adverse Effect" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date and (y) that are qualified by the words "material" or "Material Adverse Effect" shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, except, in the case of both clauses (x) and (y), to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of that other date; provided, however, that this condition shall be deemed satisfied unless the failure of the representations and warranties not qualified by the words "Material Adverse Effect," to be true and correct would reasonably be expected to have a Material Adverse Effect, (ii) the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing Date shall have been complied with by the Seller and the Acquired Subsidiaries in all material respects and (iii) the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

         (b) No Proceeding or Litigation. No Action shall have been commenced and remain pending or shall have been threatened by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which would reasonably be expected to have a Material Adverse Effect; provided, however, that

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the provisions of this Section 7.02(b) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such Action;

         (c) Legal Opinion. The Purchaser shall have received from Milligan-Whyte and Smith a legal opinion, addressed to the Purchaser and dated the Closing Date in the form set forth in Exhibit 7.02(c).

         (d) Consents and Approvals. (i) The Purchaser shall have received all Purchaser Approvals and Seller and the Acquired Subsidiaries shall have received all Seller Approvals, in each case in form and substance reasonably satisfactory to the Purchaser and the Seller and (ii) the Seller and the Acquired Subsidiaries shall have received all Required Contractual Consents; provided, however, that this condition shall be deemed satisfied unless the failure of Seller to obtain any Seller Approval or Required Contractual Consent would result in a Material Adverse Effect.

         (e) No Material Adverse Effect. There shall not have been a Material Adverse Effect since the date of this Agreement;

         (f) Amendments to Certain Contracts. The amendments to the NEC Deferral Agreement and the KDDI Payment Deferral Option Agreement executed by Seller, Purchaser and the Vendors on or about the date hereof shall be in full force and effect, or such effectiveness shall be subject only to the Closing;

         (g) Entry of Orders. The U.S. Bankruptcy Court shall have entered the Bidding Procedures Order, the Approval Order and any Section 365 Orders for which motions for approval thereof shall have been filed no less than twenty-five (25) days prior to the Closing Date, and such Bidding Procedures Order and such Approval Order and each such Section 365 Order shall be in full force and effect and shall not have been stayed, modified, reversed or amended as of the Closing Date.

         (h) Ancillary Agreements. The Seller shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party.

         (i) Joint Provisional Liquidators. The Joint Provisional Liquidators shall have been appointed pursuant to the Bermuda Order, and shall have executed this Agreement for the sole purpose of agreeing to the matters set forth in
Article IX, and shall have obtained sanction from the Bermuda Court for such appointment and execution in accordance with Section 9.01.

         (j) Communications Licenses. No event has occurred and no circumstance exists or will exist as a result of the Closing or otherwise which would permit the revocation or termination of any of the Communications Licenses or the imposition of any material restriction thereon, or that would prevent any of the Communications Licenses from being renewed on a routine basis or in the ordinary course as a result of the consummation of the transactions contemplated by this Agreement or otherwise; provided, however, that this condition shall be deemed to be satisfied unless the failure of such condition would reasonably be expected to have a Material Adverse Effect.

         (k) Financial Statements. The Seller shall have delivered a consolidated Schedule of Cash Receipts and Cash Disbursements for Seller and its Subsidiaries (excluding PCL) substantially in the format of Exhibit 7.02(k) for the nine month period ended September 30, 2002, together with the related notes thereto and an unqualified audit opinion thereon. The Seller shall also have delivered a Consolidated Statement of Net Assets of Seller and its Subsidiaries (excluding PCL) as of September 30, 2002, and shall have used commercially reasonable efforts to obtain an unqualified audit opinion thereon. Seller shall have also delivered consolidating schedules (which need not contain any notes or be audited) of the Consolidated Statement of Net Assets for the foregoing period for each of the Seller and its Subsidiaries (excluding PCL).

         (l) Insurance. The Pending Policies shall be in full force and effect, subject only to payment of any premiums due thereon by the Purchaser.

         (m) AGC Payables Agreement. All assignments and transfers provided for in the AGC Payables Agreements (or under an alternate arrangement agreed by the Seller and the Purchaser) shall have been completed with no material adverse financial effect on the Purchaser or the Acquired Subsidiaries.

         (n) Minute Books. Complete and accurate copies of all minute books and share registers or stock record books of each Acquired Subsidiary have been provided by the Seller to the Purchaser.

                                  ARTICLE VIII
                     U.S. BANKRUPTCY COURT AND BERMUDA COURT

         SECTION 8.01 Chapter 11 Case. In connection with the transactions contemplated by this Agreement, the Seller shall, within two 2 Business Days of the date hereof file with the U.S. Bankruptcy Court the petition necessary to commence the Chapter 11 Case.

         SECTION 8.02 U.S. Bankruptcy Court Approvals. (a) In connection with the transactions contemplated by this Agreement, the Seller shall, within one
(1) Business Day of the commencement of the Chapter 11 Case, file with the U.S. Bankruptcy Court one or more motions seeking entry of the following orders:

         (b) Bidding Procedures Order. An order in the form of Exhibit 8.02(b), subject only to such material and non-material changes as the Purchaser in its sole discretion may consent to (provided, however, that with respect to non-material changes only, the Purchaser's consent to such non-material changes shall not be unreasonably withheld) in writing (the "Bidding Procedures Order") providing, among other things, for the payment of the Break-Up Fee and the Purchaser Fees and Expenses Reimbursement in the circumstances and on the terms set forth in this Agreement.

         (c) Approval Order. An order in the form of Exhibit 8.02(c), subject only to such material and non-material changes as the Purchaser in its sole discretion may consent to (provided, however, that with respect to non-material changes only, the Purchaser's consent to such non-material changes shall not be unreasonably withheld) in writing, pursuant to Sections 105, 363, 365 and other applicable provisions of the Bankruptcy Code (the "Approval Order"),

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

among other things, (A) authorizing and approving the sale to the Purchaser pursuant to this Agreement of the Acquired Assets, and approving the terms of this Agreement, (B) authorizing and approving the assumption by the Seller, and the assignment to the Purchaser, of the Assigned AGC Contracts, (C) finding the Purchaser is acting in good faith, and is entitled to the protections of a good faith purchaser under Section 363(m) of the Bankruptcy Code, and (D) containing such other findings and provisions consistent with applicable Law as may be reasonably requested by the Purchaser.

         (d) Within five (5) Business Days of the entry of the Bidding Procedures Order, Seller shall file with the U.S. Bankruptcy Court, and serve on all counter-parties to the Assigned AGC Contracts, a notice of (i) the Seller's intent to assume and assign to the Purchaser (or its designee) the Assigned AGC Contracts in accordance with Section 365 of the Bankruptcy Code, and (ii) the Cure Costs (if any) with respect to each Assigned AGC Contract.

         (e) If the Purchaser determines at any time after the date hereof (including, without limitation, after the Closing Date but not later than 30 days prior to the Confirmation Date) that the Seller is a party to any contracts, agreements, leases, licenses, commitments, sales or purchase orders or other instruments primarily related to the Business that have not been previously designated to be Assigned AGC Contracts, the Purchaser shall have the right in its discretion to demand, by written notice delivered to the Seller not less than 30 days prior to the Confirmation Date, that any such contracts, agreements, leases, licenses, commitments, sales or purchase orders or other instruments (each, an "Additional Contract") be assumed by the Seller and assigned to the Purchaser and thereby transferred to the Purchaser or its designee effective upon the Closing as an Acquired Asset without any additional consideration; provided that the Purchaser may not demand the assumption or assignment of any Additional Contract that has been previously rejected by the Seller. Upon receipt of any such notice, the Seller shall promptly file with the U.S. Bankruptcy Court a motion for an order (each, a "Section 365 Order") authorizing such assumption and assignment to the Purchaser pursuant to Section 365 of the Bankruptcy Code. Any such motion and Section 365 Order shall be in form and substance reasonably acceptable to Purchaser. The Seller shall file such motion and deliver notice thereof to all Persons entitled to notice thereof, all in accordance with the applicable provisions of the U.S. Bankruptcy Code and applicable order(s) of the U.S. Bankruptcy Court. If such Section 365 Order is entered after the Closing Date, promptly upon approval of any such
Section 365 Order (unless such Section 365 Order shall have been stayed, modified, reversed or amended), the Seller and the Purchaser shall take, or cause to be taken, all actions necessary or desirable to effect the assumption and assignment to the Purchaser of the applicable Additional Contracts.

         SECTION 8.03 Bermuda Case. The Seller shall, promptly following the commencement of the Chapter 11 Case, petition the Bermuda Court for the commencement of the Bermuda Case and shall, as soon as practicable after the appointment of the Joint Provisional Liquidators by the Bermuda Court in accordance with the Bermuda Order, seek the approval by the Joint Provisional Liquidators of this Agreement in accordance with Section 9.01.

         SECTION 8.04 Co-operation. (a) The Seller and the Purchaser shall each use their commercially reasonable efforts, and shall cooperate, assist and consult with each other, and take all actions reasonably necessary, in order to secure (i) the commencement of the Chapter 11 Case by no later than two (2) Business Days after the date hereof, (ii) the U.S.

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

Bankruptcy Court's approval of (A) the Bidding Procedures Order by no later than thirty (30) days after the commencement of the Chapter 11 Case, (B) the Approval Order by no later than seventy-five (75) days after the commencement of the Chapter 11 Case, and (C) any Section 365 Order or any other order of the U.S. Bankruptcy Court relating to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, within twenty-five (25) days following the date of filing of the motion for approval thereof (including, without limitation, with respect to satisfying the Seller's burden to demonstrate under Sections 365(b)(1)(C) or 365(f)(2(B) of the Bankruptcy Code, as applicable, "adequate assurance of future performance" by the Purchaser under each Assigned AGC Contract or any Additional Contract (and, in connection therewith, the Purchaser agrees to provide to the Seller, for use in any hearing before the U.S. Bankruptcy Court relating to the Seller's request for entry of the Approval Order or any Section 365 Order, such financial or other information regarding the Purchaser as may reasonably be necessary or appropriate to satisfy such burden)), (iii) the appointment of the Joint Provisional Liquidators in accordance with the Bermuda Order and the approval by the Joint Provisional Liquidators in accordance with Section 9.01 within seven (7) days of the commencement of the Bermuda Case, and (iv) the Bermuda Court's approval of the decision of the Joint Provisional Liquidators to enter into this Agreement within twenty-eight (28) days of the commencement of the Bermuda Case. The Seller and the Purchaser shall consult with, and seek the advice of, one another regarding pleadings which any of them intends to file, or positions any of them intends to take, with the U.S. Bankruptcy Court in connection with or which might reasonably affect, the U.S. Bankruptcy Court's approval of the Bidding Procedures Order, the Approval Order, any Section 365 Order and the appointment of the Joint Provisional Liquidators by the Bermuda Court pursuant to the Bermuda Order, or any other such order that could reasonably be anticipated to effect the transactions contemplated by this Agreement. None of the Seller or the Purchaser will file any pleading or take any position that is inconsistent with obtaining the U.S. Bankruptcy Court's approval of the Bidding Procedures Order, the Approval Order, any Section 365 Order, or any other such order and the appointment of the Joint Provisional Liquidators by the Bermuda Court pursuant to the Bermuda Order. The Seller shall provide notice to the Purchaser of all the pleadings filed by the Seller in the Chapter 11 Case and, in the event that the Purchaser's counsel shall have informed the Seller's counsel that it cannot, after reasonable efforts, receive electronic access to such pleadings filed, the Seller shall promptly provide the Purchaser's counsel with copies of all motions, applications, supporting papers and notices, prepared and filed by the Seller in the U.S. Bankruptcy Court or the Bermuda Court or any other court pertaining to the motion for approval of the Bidding Procedures Order, the Approval Order, any Section 365 Order, or any other order relating to any of the transactions contemplated by this Agreement and the Ancillary Agreements or that could reasonably be anticipated to have a material effect thereon. The Seller's counsel further shall provide the Purchaser's counsel with copies of all applications, petitions, pleadings and supporting papers and notices submitted by the Seller to the Bermuda Court in connection with the appointment of the Joint Provisional Liquidators.

         (b) If the Approval Order shall be appealed by any Person (or if any petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to the Approval Order), Seller and Purchaser will cooperate in taking diligent steps and using commercially reasonable efforts for the purpose of consummating the transactions contemplated by this Agreement and the Approval Order prior to the entry of an order of a court of competent jurisdiction staying the Approval Order.

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

         (c) The Seller shall give appropriate notice, and provide appropriate opportunity for hearing to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to the Chapter 11 Case or the Bermuda Case unless otherwise required by the U.S. Bankruptcy Court or the Bermuda Court.

                                   ARTICLE IX
                          JOINT PROVISIONAL LIQUIDATORS

         SECTION 9.01 Joint Provisional Liquidators' Approval. Subject to (a) their fiduciary duties under Bermuda Law and (b) their obtaining sanction from the Bermuda Court, the Joint Provisional Liquidators, by executing this Agreement, hereby approve the entry by the Bermuda Debtor into this Agreement, the Ancillary Agreements and the transactions contemplated thereby.

         SECTION 9.02 Exclusion of Personal Liability. The parties agree that the Joint Provisional Liquidators shall have no personal liability whatsoever arising howsoever under or in connection with this Agreement, the Ancillary Agreements and the transactions contemplated thereby.

         SECTION 9.03 The Actions of the Bermuda Debtor. It is acknowledged by the parties that the Joint Provisional Liquidators have not given any authority to the Board of Directors to act on behalf of the Bermuda Debtor, and that the Board of Directors is causing the Bermuda Debtor to enter into this Agreement and the other Ancillary Agreements to which it is a party, solely in accordance with the authority conferred upon it by the Bye-laws of the Seller and the Companies Act 1981 and related regulations and in accordance with its authority derived from the Bermuda Case.

         SECTION 9.04 Purpose of the Joint Provisional Liquidators as a Party. It is acknowledged that the Joint Provisional Liquidators are joined as a party to this Agreement for the purpose of the matters set out in this Article IX only. In particular, but without limiting the generality of the foregoing, it is acknowledged and agreed by the parties hereto that:

         (a) the Joint Provisional Liquidators shall provide no confirmation of any nature whatsoever in respect of the representations, warranties and covenants of the Seller set out in this Agreement; and

         (b) the Joint Provisional Liquidators shall not, by reason of being party to this Agreement, submit to the jurisdiction (exclusive or otherwise) of the U.S. Bankruptcy Court.

         SECTION 9.05 Joint Provisional Liquidators. Subject to the exercise of their fiduciary duties under Bermuda Law and in accordance with the powers conferred upon them by the Bermuda Court, the Joint Provisional Liquidators will take all actions necessary or appropriate to give effect to the transactions contemplated by this Agreement, the Ancillary Agreements and the transactions contemplated thereby. Should the Joint Provisional Liquidators take any action or make any omission which causes the transactions contemplated by this Agreement not to be effected, and the Purchaser wishes to challenge the Joint Provisional Liquidators' action or omission, then the Joint Provisional Liquidators will not object to the Purchaser making whatever submissions it considers to be appropriate to the Bermuda Court.

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

Should the Joint Provisional Liquidators, acting pursuant to their fiduciary duties under Bermuda Law, consider that it is or may be appropriate to vary, modify or withdraw their consent in Section 9.01, then they will seek directions from the Bermuda Court so that the Bermuda Court may determine whether it is appropriate for the Joint Provisional Liquidators' approval to be varied, modified or withdrawn and they will give notice of the hearing of their application for directions to, inter alia, the Purchaser, as soon as reasonably practicable following the issue of their application, and the Joint Provisional Liquidators will not object to the Purchaser making any submissions it considers to be appropriate to the Bermuda Court. The Joint Provisional Liquidators shall promptly provide the Seller's counsel and the Purchaser's counsel with copies of all applications, petitions, pleadings and supporting papers and notices filed or submitted by the Joint Provisional Liquidators to the Bermuda Court in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and shall not object to counsel for the Seller and/or the Purchaser appearing at the hearing of such application and making submissions to the Bermuda Court.

         SECTION 9.06 Governing Law; Submission to Jurisdiction. This Article IX shall be governed by and construed, interpreted and enforced in accordance with the Laws of Bermuda, without giving effect to the principles of conflicts of laws thereof. The parties hereby agree that, (a) the Supreme Court of Bermuda shall retain exclusive jurisdiction to enforce the terms of this Article IX and to decide any claims or disputes involving the Joint Provisional Liquidators that may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated herein, and (b) any and all claims, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the Supreme Court of Bermuda, and the parties hereby consent and submit to the exclusive jurisdiction of the Supreme Court of Bermuda for this purpose.

         SECTION 9.07 Entire Agreement. This Article IX contains the entire agreement among the parties with respect to the subject matter of this Article and supersedes all prior and contemporaneous arrangements or understandings with respect hereto. This Article IX shall be binding and effective as between the Seller and the Purchaser as of the date of this Agreement, and shall be binding and effective on the Joint Provisional Liquidators as of the date of their execution of this Agreement.

         SECTION 9.08 Amendments. The terms and provisions of this Article IX may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in writing executed and delivered by the Joint Provisional Liquidators and the other parties. No waiver of any of the provisions of this
Article IX shall be deemed to be, or shall constitute, a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Any amendment of this Agreement under this Section 9.08 will require the express consent of the Joint Provisional Liquidators.

         SECTION 9.09 Notices to Joint Provisional Liquidators. All notices, requests, claims, demands and other communications hereunder to the Joint Provisional Liquidators shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the Joint Provisional Liquidators at the following addresses (or at such other address for a Joint

Provisional Liquidator as shall be specified in a notice given in accordance with Section 12.02); all such communications from or by the Joint Provisional Liquidators shall be to the addresses set forth in Section 12.02 of this Agreement but shall otherwise be governed by the terms of this Section 9.09. The address for the Joint Provisional Liquidators is as follows:

                  Deloitte & Touche
                  Corner House
                  Church and Parliament Streets
                  Hamilton, HM12 Bermuda
                  Fax: 1-441-292-0961
                  Attention: Mr. Mark Smith

                                    ARTICLE X
                                   TERMINATION

         SECTION 10.01 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written consent of the Seller and the Purchaser;

         (b) by the Purchaser or the Seller if the Closing shall not have occurred by January 31, 2003; provided, however, that if, on such date, the only unsatisfied condition to Closing is the lack of receipt of any Regulatory Approval, such date shall be extended to March 31, 2003 or such later date as may be mutually agreed by the Seller and the Purchaser; provided, further, that no party shall be entitled to terminate this Agreement pursuant to this Section 10.01(b) if the failure of the Closing to occur is the result of the failure of such party to comply fully with its obligations hereunder;

         (c) by either party if (i) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) consummation of the transactions contemplated hereby would violate any Final Order or non-appealable Governmental Order as the case may be, of (A) the U.S. Bankruptcy Court, (B) the Bermuda Court, or (C) any Governmental Authority having competent jurisdiction;

         (d) by the Purchaser if, (i) within two (2) Business Days of the date hereof the Seller shall not have commenced the Chapter 11 Case and within one
(1) Business Day thereafter, the Seller shall not have commenced the Bermuda Case, (ii) the Seller shall not have filed with the U.S. Bankruptcy Court a motion or motions seeking entry of the Bidding Procedures Order and the Approval Order within one (1) Business Day of the commencement of the Chapter 11 Case;
(iii) the Bidding Procedures Order shall not have been approved by the U.S. Bankruptcy Court within thirty (30) days of the commencement of the Chapter 11 Case; (iv) the Approval Order shall not have been approved by the U.S. Bankruptcy Court within seventy-five (75) days of the commencement of the Chapter 11 Case, (v) the Bermuda Court shall not have approved the appointment of the Joint Provisional Liquidators in accordance with the Bermuda Order within seven (7) days of the commencement of the Bermuda Case, (vi) the Bermuda Court shall not have sanctioned the decision of the Joint Provisional Liquidators to enter into this Agreement within twenty-eight days of the commencement of the Bermuda Case; or (vii) any Section 365 Order for which approval is sought prior to the Closing Date shall not have been

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

approved within twenty-five (25) days of the filing of the motion for approval thereof; provided, however, that Purchaser may only terminate this Agreement due to the failure of any of the deadlines (as such deadlines may be extended by amendment or waiver in accordance with Sections 12.07 and 12.08 of this Agreement) referred to in clauses (i) through (vii) of this Section 10.01(d) to be met if the Purchaser provides written notice to the Seller of its intent to terminate this Agreement within 5 Business Days after the expiration of the applicable deadline.

         (e) by the Purchaser, if (i) the Seller shall (a) prior to approval of the Bidding Procedures Order, accept any Acquisition Proposal, (b) prior to approval of the Bidding Procedures Order, seek the approval by the U.S. Bankruptcy Court of any Acquisition Proposal (whether pursuant to Section 363 of the Bankruptcy Code, in a Chapter 11 plan of reorganization or otherwise), or
(c) following approval of the Bidding Procedures Order, take any action to pursue any Acquisition Proposal other than as expressly permitted by the Bidding Procedures Order, (ii) any Person or group shall have entered into a definitive agreement or any agreement in principle with the Seller with respect to any Acquisition Proposal, (iii) the board of directors of the Seller, or any committee thereof, shall have resolved to do any of the foregoing or (iv) the U.S. Bankruptcy Court shall have entered an order approving (x) an Acquisition Proposal, (y) any sale of the Acquired Assets (or any material portion thereof) other than to the Purchaser, or (z) any of the foregoing;

         (f) by the Purchaser upon (i) the dismissal of the Chapter 11 Case or the conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code; (ii) the appointment of a trustee or the appointment of an examiner with expanded powers in the Chapter 11 Case, or the appointment by the Bermuda Court of a liquidator of the Seller other than the appointment of the Joint Provisional Liquidators in accordance with the Bermuda Order; or (iii) the filing of a plan of reorganization for the Seller that is in any manner or respect materially inconsistent with, or would otherwise reasonably be expected to materially delay, materially adversely effect, or materially conflicts, directly or indirectly, with the transactions contemplated or the benefits reasonably expected to be gained by the Purchaser under this Agreement;

         (g) by the Purchaser if, between the date hereof and the Closing: (i) any representations and warranties of the Seller contained in this Agreement (1) that are not qualified by the word "material" shall not have been true and correct in all material respects when made or (2) that are qualified by the words "material" or "Material Adverse Effect" shall not have been true and correct when made; or (ii) the Seller shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it, in each case, such that the conditions set forth in Section 7.02(a) would not be satisfied (any of the foregoing, a "Seller Material Default"); provided, however, that if such Seller Material Default is curable by the Seller, the Purchaser may not terminate this Agreement under this Section 10.01(g) for so long as the Seller continues to use commercially reasonable efforts to cure such breach, unless such breach is not cured within 30 days after notice of such breach and demand for a cure is provided by the Purchaser to the Seller;

         (h) by Seller if, between the date hereof and the Closing: (i) any representations and warranties of the Purchaser contained in this Agreement (1) that are not qualified by the word "material" shall not have been true and correct in all material respects when made or (2) that are qualified by the word "material" shall not have been true and correct when made; or (ii)

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

the Purchaser shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it, in each case, such that the conditions set forth in Section 7.01(a) would not be satisfied (any of the foregoing, a "Purchaser Material Default"); provided, however, that if such Purchaser Material Default is curable by the Purchaser, the Seller may not terminate this Agreement under this Section 10.01(h) for so long as the Purchaser continues to use commercially reasonable efforts to cure such breach, unless such breach is not cured within 30 days after notice of such breach and demand for a cure is provided by the Seller to the Purchaser; or

         (i) by the Purchaser if, after the date hereof, a Subsidiary Bankruptcy Case shall be commenced by a Filing Subsidiary (i) under Chapter 7 of the Bankruptcy Code or any other insolvency or similar Law, (ii) in which there shall be appointed a trustee or an examiner with expanded powers, or (iii) without (A) this Agreement having been amended in the manner set forth in
Section 5.16(c), and (B) the applicable Filing Subsidiary having executed this Agreement (as so amended) and become a party hereto.

         The party desiring to terminate this Agreement pursuant to this Section
10.01 shall give written notice of such termination to the other party hereto.

         SECTION 10.02 Break-up Fee. (a) The Seller acknowledges (i) that the Purchaser has made a substantial investment of management time and incurred substantial out-of-pocket expenses in connection with the negotiation and execution of this Agreement, its due diligence of the Business, and the Seller and its effort to consummate the transactions contemplated hereby, and (ii) that the Purchaser's efforts have substantially benefited the Seller and will benefit the Seller and will benefit the bankruptcy estate of the Seller through the submission of the offer that is reflected in this Agreement, that will serve as a minimum bid on which other potential interested bidders can rely, thus increasing the likelihood that the price at which the Acquired Assets are sold will reflect its true worth. Therefore, as compensation for entering into this Agreement, taking action to consummate the transactions hereunder and incurring the costs and expenses related thereto and other losses and damages, including foregoing other opportunities, the Seller agrees to pay to the Purchaser, in accordance with the provisions of this Section 10.02, either (x) the amount of $16 million (the "Break-Up Fee"), which amount shall be inclusive of the reimbursement by the Seller of the reasonable, actual and documented out-of-pocket expenses of the Purchaser incurred in connection with the transactions contemplated by this Agreement (including, without limitation, professional fees and expenses), in an amount up to $7 million (the "Purchaser Fees and Expenses Reimbursement"), or (y) the Purchaser Fees and Expenses Reimbursement, in accordance with this Section 10.02.

         (b) In the event of a termination by the Purchaser pursuant to Sections 10.01(e), (f)(iii), (g), or (i) or a termination by the Seller pursuant to
Section 10.01(b), the Seller shall pay to the Purchaser the Break-Up Fee not later than the close of business on the third Business Day following such termination.

         (c) In the event of a termination by the Purchaser pursuant to Sections 10.01(b), (c), (d), (f)(i), or f(ii) the Seller shall pay to the Purchaser the Purchaser Fees and Expenses Reimbursement not later than the close of business on the third Business Day following such termination; provided, however, that in the event of termination by the Purchaser pursuant to Section 10.01(d), where the failure to satisfy the requirements thereof was caused by the Seller's

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

failure to fulfill its obligations under Article VIII of this Agreement, the Seller shall instead pay to the Purchaser the Break-Up Fee on the third Business Day following such termination; and; provided, further, that in the event of a termination by the Purchaser or the Seller pursuant to Section 10.01(b), where the only Regulatory Approval that has not been obtained is one or more Purchaser Approvals, Telecom Approvals or Regulatory Approvals or orders from any Taiwan Governmental Authority, the Purchaser shall not be entitled to the Break-Up Fee or the Purchaser Fees and Expenses Reimbursement (as applicable) following such termination by Purchaser or Seller.

         (d) Payment of the Break-Up Fee or the Purchaser Fees and Expenses Reimbursement, as the case may be, shall be made by wire transfer of immediately available funds to an account designated by the Purchaser.

         (e) All amounts payable in accordance with this Section 10.02 shall constitute an administrative expense in the Chapter 11 Case under Section 503(b) and 507(a)(1) of the Bankruptcy Code and shall be payable as specified herein.

         (f) In the event this Agreement is terminated pursuant to any provision of Section 10.01 above, payment of the Break-Up Fee or the Purchaser Fees and Expenses Reimbursement (as the case may be) in accordance with this Section
10.02 with shall constitute the Purchaser's sole remedy for (and such amounts shall constitute liquidated damages and not a penalty in respect of) any and all claims for monetary damages for any breach by the Seller of its obligations under this Agreement and any other claim for monetary damages the Purchaser may have against the Seller in connection with this Agreement and the transactions contemplated hereby; provided that nothing in this Section 10.02(f) shall be deemed to prevent or in any manner limit any claims for any equitable remedies available under this Agreement; and; provided, further, that in the event of a termination of the Agreement in accordance with Section 10.01 above that does not give rise to any right to payment for the Purchaser (or that gives rise to a right to receive the Purchaser Fees and Expenses Reimbursement only), upon any subsequent claim or claims for money damages by the Purchaser based on the Seller's (i) fraud, (ii) intentional and knowing breach of a covenant or agreement, or (iii) other willful misconduct, the Purchaser may seek payment of an amount equal to the Break-Up Fee less (if such amount was paid by the Seller upon the termination of the Agreement) the Purchaser Fees and Expenses Reimbursement, and such amount shall constitute liquidated damages and not a penalty.

         SECTION 10.03 Effect of Termination. In the event of the termination of this Agreement as provided in Article X, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto, except as otherwise provided in Section 10.02; provided, however, that no termination will release Purchaser from liability for any breach of this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement, as well as Article X and XII hereof, shall survive any termination of this Agreement.

                                   ARTICLE XI
                                 SURVIVAL PERIOD

         SECTION 11.01 Survival of Representations, Warranties, Covenants and Agreements. (a) The representations, warranties, covenants and agreements contained in this

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

Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing through the 60th day immediately following the Closing; except that this Section 11.01 shall not limit any covenant or agreement of the parties contained in this Agreement that by its terms requires or contemplates performance after the Closing.

         (b) Neither the period of survival nor the liability of the Seller, with respect to the Seller's representations and warranties, or the Purchaser, with respect to the Purchaser's representations and warranties, shall be reduced by any investigation made at any time by or on behalf of the Purchaser or the Seller, as the case may be.

         SECTION 11.02 Damage Claims. No claim, action, suit, arbitration, proceeding, inquiry or investigation (collectively, a "Damage Claim") may be made or pursued by a party hereto for any losses, diminution in value, damages, claims, costs and expenses, interest, awards, judgments and penalties (including without limitation attorney's fees and expenses) ("Losses") actually suffered by such party due to the breach of any representation or warranty herein by the other party hereto more than 60 days after the Closing; provided, however, that the foregoing time limitation shall not apply to any Damage Claim if the party making such Damage Claim provides written notice to the other party hereto (specifying in reasonable detail the nature and basis of such Damage Claim) within such 60 day period. In calculating such Losses, the relevant representation or warranty shall be interpreted without giving effect to any limitations or qualifications as a result of the inclusion of the word "material" or "Material Adverse Effect" set forth therein. No party to this Agreement shall be liable to another party hereto for any Losses unless and until the aggregate amount of such Losses which may be recovered by such party equals or exceeds $5,000,000, after which such party may recover such aggregate Losses in addition to any Losses in excess of such $5,000,000.

                                   ARTICLE XII
                               GENERAL PROVISIONS

         SECTION 12.01 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Without limiting the generality of the foregoing, any stamp or transfer taxes incurred in connection with the transactions contemplated hereby shall be paid by the party required to do so in accordance with applicable Law.

         SECTION 12.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.02):

         (a) if to the Seller:

             Asia Global Crossing Ltd.

                  11150 Santa Monica Boulevard, Suite 400
                  Los Angeles, California 90025
                  Fax: (310) 481-4757
                  Attention: Charles F. Carroll

                  with a copy to:

                  Gibson, Dunn & Crutcher, LLP
                  333 South Grand Avenue
                  Los Angeles, California 90071
                  Fax: (213) 229-7520
                  Attention: Andrew E. Bogen

              (b) if to the Purchaser:

                  Asia Netcom Corporation Limited
                  c/o China Netcom Corporation Limited
                  9/F Building A, Corporate Square
                  No. 35 Financial Street
                  Xicheng District, Beijing 100032, P.R. China
                  Fax: (8601) 8809-2473
                  Attention: Wenlong Sun

                  with a copy to:

                  Shearman & Sterling
                  12th Floor Gloucester Tower
                  The Landmark
                  Pedder Street
                  Central
                  HONG KONG
                  Fax: (852) 2978 8099
                  Attention: Edward L. Turner III

         SECTION 12.03 Public Announcements. Except as required by any applicable Law or by the U.S. Bankruptcy Court, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

         SECTION 12.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

         SECTION 12.05 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof (other than the Confidentiality Agreement, which shall remain in full force and effect).

         SECTION 12.06 Assignment. Except as required under Section 5.15, this Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Purchaser with prior written consent of the Seller (which consent may not be unreasonably withheld); provided, further, that no such assignment by Purchaser shall relieve Purchaser of its obligations hereunder.

         SECTION 12.07 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 12.08.

         SECTION 12.08 Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 12.09 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller (other than the releases provided for in Section 6.03 which shall be for the benefit of such officers and directors), any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

         SECTION 12.10 Governing Law. This Agreement (other than Article IX hereof) shall be governed by, and construed, interpreted and enforced first in accordance with the Bankruptcy Code and the applicable case law thereunder and, to the extent that the Bankruptcy Code and the applicable case law thereunder do not address the matter at hand, then in accordance with the internal Laws of the State of New York, without giving effect to the principles of conflicts of law thereof. The parties hereby agree that (except as provided otherwise in Article IX hereof), without limitation of any party's right to appeal any order of the U.S. Bankruptcy Court, (a) the U.S. Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes that may relate to, arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated herein, and (b) any and all claims, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the U.S. Bankruptcy Court, and each party hereto hereby consents and submits to the jurisdiction of the U.S. Bankruptcy Court, agrees not to assert any claim, motion or defense that is not subject to the jurisdiction of the U.S. Bankruptcy Court and waives any claim that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement may not be enforced by the U.S. Bankruptcy Court.

         SECTION 12.11 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 12.11.

         SECTION 12.12 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 12.13 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         SECTION 12.14 Service of Process. Purchaser hereby irrevocably appoints CT Corporation System (the "Process Agent," which has consented thereto) with offices on the date hereof at 111 8th Avenue, 13th floor, New York, New York, USA 10011, as Process Agent to receive for and on behalf of the Purchaser service of process in the County of New York relating to this Agreement. SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING AGAINST THE PURCHASER MAY BE MADE ON THE PROCESS AGENT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER APPLICABLE LAW IN EFFECT IN THE STATE OF NEW YORK, AND THE PROCESS AGENT IS HEREBY AUTHORIZED AND DIRECTED TO ACCEPT SUCH SERVICE FOR AND ON BEHALF OF THE PURCHASER AND TO ADMIT SERVICE WITH RESPECT THERETO. SUCH SERVICE UPON THE PROCESS AGENT SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON THE PURCHASER, SUFFICIENT FOR PERSONAL JURISDICTION, AND SHALL BE LEGAL AND BINDING UPON THE

PURCHASER FOR ALL PURPOSES, NOTWITHSTANDING ANY FAILURE OF THE PROCESS AGENT TO MAIL COPIES OF SUCH LEGAL PROCESS TO THE PURCHASER, OR ANY FAILURE ON THE PART OF THE PURCHASER TO RECEIVE THE SAME. The Purchaser confirms that it has instructed the Process Agent to mail to the Purchaser, upon service of process being made on the Process Agent pursuant to this Section, a copy of the summons and complaint or other legal process served upon it, by registered mail, return receipt requested, at the Purchaser's address set forth in Section 12.02, or to such other address as the Purchaser may notify the Process Agent in writing. The Purchaser agrees that it will maintain a process agent to receive service of process in the County of New York on its behalf with respect to this Agreement for the one-year period following the date hereof. If for any reason the Process Agent or any successor thereto shall no longer serve as such process agent or shall have changed its address without notification thereof to the Seller, the Purchaser, immediately after gaining knowledge thereof, irrevocably shall appoint a substitute process agent acceptable to the Seller in the County of New York and advise the Seller thereof.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        ASIA GLOBAL CROSSING LTD.

                                        By:  /s/  John M. Scanlon
                                           -------------------------------------

                                        Name:  John M. Scanlon

                                        Title: CEO

                                        ASIA NETCOM CORPORATION LIMITED

                                        By:  /s/  Tian Suning
                                           -------------------------------------

                                        Name:  Tian Suning

                                        Title: President

                                        JOINT PROVISIONAL LIQUIDATORS
                                        (IN RESPECT OF ARTICLE IX ONLY)

                                        By:  /s/ Mark Smith
                                           -------------------------------------

                                        Name:  Mark Smith

                                        Title: Joint Provisional Liquidator

                                        Date:

                                        By:  /s/ James Smith
                                           -------------------------------------

                                        Name:  James Smith

                                        Title: Joint Provisional Liquidator

                                        Date:  November 25, 2002

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

                                 EXHIBIT 1.01(a)

                         FORM OF AGC PAYABLES AGREEMENTS

                            ASSIGNMENT OF RECEIVABLES

         THIS ASSIGNMENT OF RECEIVABLES, dated as of _______, 200_ (this "Assignment"), is between Asia Global Crossing Ltd., a Bermuda company (the "Seller"), the Excluded Subsidiaries and Finance Co., a [-] Company ("Finance Co").

         WHEREAS, the Seller and Asia Netcom Corporation Limited (the "Purchaser") have entered into a Share and Asset Purchase Agreement, dated as of _______, 2002 (the "Share and Asset Purchase Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Share and Asset Purchase Agreement).

         WHEREAS, the execution and delivery of this Agreement by the Seller and the Excluded Subsidiaries is a condition to the obligations of the Purchaser and the Seller to consummate the transactions contemplated by the Share and Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Share and Asset Purchase Agreement and hereinafter set forth, the Seller and the Excluded Subsidiaries hereby agree as follows:

         1. Assignment of Receivables. Each of the Seller and each Excluded Subsidiary hereby assigns to Finance Co and its successors and assigns, its entire right, title and interest of, free and clear of all Encumbrances in and to any and all of the accounts receivable, notes and other amounts receivable from Acquired Subsidiaries by it (the "Assigned Rights").

         2. Further Assurances. Each of the Seller and the Excluded Subsidiaries hereby covenants and agrees that, at any time and from time to time after the date of this Assignment, at Finance Co's reasonable request, it will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as necessary to assign, transfer or vest in Finance Co any of the Assigned Rights.

         3. No Third Party Beneficiaries. This Assignment shall be binding upon and inure solely to the benefit of Finance Co and its permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Assignment.

         4. Severability. If any term or other provision of this Assignment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Assignment is not affected in any manner materially adverse to any party.

         5. Counterparts. This Assignment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same assignment.

         6. Governing Law. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

         IN WITNESS WHEREOF, this Assignment has been executed by the Seller, and the Excluded Subsidiaries and Finance Co as of the date first above written.

                                           ASIA GLOBAL CROSSING LTD.

                                           By:__________________________________
                                           Name:
                                           Title:

                                           FOR AND ON BEHALF
                                           OF THE EXCLUDED SUBSIDIARIES

                                           By:__________________________________
                                           Name:
                                           Title:

                                           FINANCE CO

                                           By:__________________________________
                                           Name:
                                           Title:

                   RELEASE OF SELLER AND EXCLUDED SUBSIDIARIES

         RELEASE OF SELLER AND EXCLUDED SUBSIDIARIES, dated as of _______, 200_ (this "Release") from the Acquired Subsidiaries.

         WHEREAS, Asia Global Crossing Ltd., a Bermuda corporation (the "Seller") and Asia Netcom Corporation Limited (the "Purchaser") have entered into a Share and Asset Purchase Agreement, dated as of _______, 2002 (the "Share and Asset Purchase Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Share and Asset Purchase Agreement); and

         WHEREAS, the execution and delivery of this Agreement by the Acquired Subsidiaries is a condition to the obligations of the Purchaser and the Seller to consummate the transactions contemplated by the Share and Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Share and Asset Purchase Agreement and hereinafter set other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Acquired Subsidiaries do hereby agree as follows:

         1. Release. The Acquired Subsidiaries hereby unconditionally and irrevocably waive, release and discharge the Seller and each Excluded Subsidiary, and their respective officers, directors, employees, agents, representatives, heirs, legal representatives, successors and assigns and any and all of the foregoing (collectively the "Released Parties") from any and all Claims (as defined below), known and unknown, which the Acquired Subsidiaries or their respective heirs, legal representatives, successors and assigns ever had, now have or hereafter can, shall or may have against the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever. The Acquired Subsidiaries further agree to waive and release (to the maximum extent permitted by law) any and all claims, rights or defenses that any of them may have under the laws of any applicable jurisdiction that may otherwise limit or restrict the effectiveness or scope of the release granted hereunder.

         As used herein, the term "Claims" shall mean all actions, causes of action, suits, debts (including, without limitation, indebtedness for borrowed money), dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, liabilities (statutory or otherwise), obligations, claims (including, without limitation, claims brought by third parties claiming subrogation), damages, penalties, losses, costs, expenses (including, without limitation, attorneys' fees and disbursements) and demands whatsoever, at law, in equity or otherwise.

         2. Beneficiaries. This Release shall be binding upon the Acquired Subsidiaries and their heirs, legal representatives, successors and assigns and shall inure to the benefit of the Released Parties and their representative heirs, legal representatives, successors and assigns.

         3. Amendment. This Release may not be changed orally, but only in writing signed by the Released Party against whom such change is sought to be enforced.

         4. Governing Law. This Release shall be governed by the law of the State of New York.

         IN WITNESS WHEREOF, the Acquired Subsidiaries have executed this Release as of the date first above written.

                                       FOR AND ON BEHALF OF THE
                                       ACQUIRED SUBSIDIARIES

                                       By:______________________________________
                                       Name:
                                       Title:

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

                                 EXHIBIT 1.01(b)

                   FORM OF ASSIGNMENT OF INTELLECTUAL PROPERTY

         THIS IP ASSIGNMENT OF INTELLECTUAL PROPERTY, dated as of _______, 200_ (this "IP Assignment"), is from Asia Global Crossing Ltd., a Bermuda company (the "Seller"), to Asia Netcom Corporation Limited, a Bermuda company (the "Purchaser").

         WHEREAS, the Seller and the Purchaser have entered into a Share and Asset Purchase Agreement, dated as of _______, 2002 (the "Share and Asset Purchase Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Share and Asset Purchase Agreement).

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Share and Asset Purchase Agreement and hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

         1. Assignment of Intellectual Property. The Seller hereby assigns to the Purchaser and its successors and assigns, the entire right, title and interest of the Seller free and clear of all Encumbrances in and to the Seller Intellectual Property including all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful limitation or breach thereof (the "Assigned IP").

         2. Authorization. Seller hereby authorizes and requests the United States Patent and Trademark Office whose duty it is to issue, certify, or assign registrations or applications for service marks, trademarks, patents, copyrights, Internet domain names or other evidence or forms of intellectual property protection, to issue, certify or assign as appropriate, the same to Purchaser and Purchaser's successors, assigns, designees, nominees and other legal representatives in accordance with the terms of this IP Assignment.

         3. Further Assurances. The Seller hereby covenants and agrees that, at any time and from time to time after the date of this IP Assignment, at the Purchaser's reasonable request, the Seller will do, execute, acknowledge and deliver, or will cause to be done, executed acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as necessary to assign, transfer or vest in the Purchaser any of the Assigned IP.

         3. No Third Party Beneficiaries. This IP Assignment shall be binding upon and inure solely to the benefit of the Purchaser and its permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights or employment for any specified period, under or by reason of this IP Assignment.

         4. Severability. If any term or other provision of this IP Assignment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this IP Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this IP Assignment is not affected in any manner materially adverse to any party.

         5. Counterparts. This IP Assignment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same assignment.

         6. Governing Law. This IP Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

         IN WITNESS WHEREOF, this IP Assignment has been executed by the Seller as of the date first above written.

                                           ASIA GLOBAL CROSSING LTD.

                                           By:__________________________________
                                           Name:
                                           Title:

                                 EXHIBIT 1.01(c)

                          FORM OF ASSUMPTION AGREEMENT

         THIS ASSUMPTION AGREEMENT, dated as of _______, 200_ (this "Agreement"), is between Asia Global Crossing Ltd., a Bermuda company (the "Seller"), and Asia Netcom Corporation Limited, a Bermuda company (the "Purchaser").

         WHEREAS, the Seller and the Purchaser have entered into a Share and Asset Purchase Agreement, dated as of _______, 2002 (the "Share and Asset Purchase Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Share and Asset Purchase Agreement);

         WHEREAS, pursuant to the Share and Asset Purchase Agreement, Purchaser has agreed to assume, pay, perform and discharge when due, the Assumed Liabilities; and

         WHEREAS, the execution and delivery of this Agreement by Purchaser is a condition to the obligations of the Seller to consummate the transactions contemplated by the Share and Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Share and Asset Purchase Agreement and hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

         1. Assumption of Liabilities. (a) The Purchaser hereby assumes, and agrees to pay, perform and discharge when due, all of the Assumed Liabilities.

         (b) Notwithstanding the foregoing provisions of paragraph (a), the Purchaser does not assume, or agree to pay, perform or discharge when due, any Liabilities of the Seller other than the Assumed Liabilities including, without limitation, the Excluded Liabilities.

         2. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Purchaser without the consent of the Seller; provided, further, that no such assignment by Purchaser shall relieve Purchaser of its obligations hereunder.

         3. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights or employment for any specified period, under or by reason of this Agreement.

         4. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser.

         5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

         6. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

         8. Further Assurances. The Seller and the Purchaser hereby covenant and agree that, at any time and from time to time after the date of this Agreement, at the other's reasonable request, it will use all reasonable efforts to do, execute, acknowledge and deliver, or will use all reasonable efforts to cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as necessary to carry out the purposes of this Agreement; provided, however, that nothing herein shall obligate the Seller or the Purchaser, or any of their respective Affiliates, to waive or modify any of the terms and conditions of the Share and Asset Purchase Agreement or this Agreement except as expressly set forth herein or therein.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                            ASIA GLOBAL CROSSING LTD.

                                            By:_________________________________
                                            Name:
                                            Title:

                                            ASIA NETCOM CORPORATION LIMITED

                                            By:________________________________
                                            Name:
                                            Title:

                                 EXHIBIT 1.01(d)

                              FORM OF BERMUDA ORDER

                         IN THE SUPREME COURT OF BERMUDA

                             COMPANIES (WINDING UP)

                                   NO: OF 2002

                   IN THE MATTER OF ASIA GLOBAL CROSSING LTD.

                   AND IN THE MATTER OF THE COMPANIES ACT 1981

                                      ORDER

UPON READING the Petition presented herein on the         day of November, 2002;

AND UPON READING the Ex Parte Summons filed by ASIA GLOBAL CROSSING LTD. ("the Petitioner") on the day of November, 2002;

AND UPON READING the Affidavit of Stefan C. Reisenfeld sworn in support thereof on the day of November, 2002;

AND UPON HEARING Counsel for the Petitioner;

AND UPON THE PETITIONER HAVING FILED A PETITION UNDER CHAPTER 11 OF TITLE 11 OF THE US CODE ("the Bankruptcy Code") IN THE US BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN THE UNITED STATES OF AMERICA ("the US Court");

IT IS HEREBY ORDERED AS FOLLOWS:

1. Mr. Mark Smith of Deloitte & Touche Bermuda and Mr. James Smith of Deloitte & Touche London be appointed as Joint Provisional Liquidators ("JPLs") of the Petitioner with the following powers:-

         (a) to oversee the continuation of the business of the Petitioner under the control of the Petitioner's Board of Directors and under the supervision of this Court and the US Court;

         (b) to oversee and otherwise liaise with the existing Board of Directors of the Petitioner in effecting a reorganization and/or refinancing of the Petitioner under the supervision of the US Court and this Court in connection with the proceedings that have been commenced by the Petitioner for that purpose under Chapter 11 of the Bankruptcy Code ("the Chapter 11 Case");

         (c) as provided in certain orders that have been sought or it is anticipated will be sought from the US Court, to allow:

                  (i) the payment of pre-petition employee obligations (includes payroll, benefits, employment-related taxes, and reimbursement obligations for employees and, in limited instance, directors);

                  (ii) the continuance of employee benefits and workers compensation programs and insurance policies and the payment of all obligations in respect thereof;

                  (iii) the establishment of procedures for providing utilities with adequate assurance of future performance;

                  (iv) the continuation of the centralized cash management system;

                  (v) the maintenance of bank accounts and business forms and, the continued use of the Petitioner's existing business forms;

                  (vi) the establishment of interim fee payment procedures for the compensation and reimbursement of expenses of professionals;;

                  (vii) the employment of professionals used in the ordinary course of business

                  (viii) the retention of professionals to assist in the restructuring, including Kasowitz, Benson, Torres & Friedman LLP, Milligan-Whyte & Smith, Gibson, Dunn & Crutcher LLP, Lazard Freres & Co. LLC and PricewaterhouseCoopers LLP;

                  (ix) the Joint Administration of certain US Chapter 11 proceedings relating to one or more companies that are affiliated with the Petitioner;

                  (x) the authorization and scheduling of an auction of all or substantially all of the Petitioner's assets, the approval of bidding and auction procedures, the approval of a break-up fee and other bid protections, the approval of procedures to determine cure amounts relating to assumed contracts, the approval of notice procedures, the setting of a deadline for filing objections to the Petitioner's motion to approve the sale and the setting of a date and time for a hearing on the proposed sale;

                  (xi) the approval of the terms and conditions of the agreement providing for the sale of substantially all of the Petitioner's assets free and clear of liens, claims, encumbrances and interests, the authorization and approval of the assumption and assignment of related executory contracts and the authorization for the Petitioner to consummate the transactions contemplated in the sale agreement and

                  (xii) such other matters as may from time to time be ordered in the Chapter 11 Case.

         (d) to consult with and assist the Petitioner as debtor in possession in the Chapter 11 Case regarding the strategy of the Chapter 11 reorganization;

         (e) to receive notice of hearing and to appear and to be heard in the Chapter 11 Case;

         (f) to be consulted prior to and have the power to authorize without further Order:

                  (i) the sale or other disposition of any business, operation, subsidiary, division or other significant asset of the Petitioner;

                  (ii) the incurrence of indebtedness or borrowing of money, whether pursuant to agreements with suppliers or pursuant to loan arrangements with financing institutions, and the granting of security in respect of the same, and the guaranteeing of such indebtedness or borrowings of affiliates; and carrying out their duties and functions and in the exercise of their powers under this Order shall be avoided by virtue of the provisions of section 166 of the Companies Act 1981;

                  (iii) the filing by the Petitioner of any plan of reorganization in the Chapter 11 Case.

         (g) to provide a written report to this Court from time to time and as this Court may otherwise request on the progress of the Chapter 11 case;

         (h) to retain and employ barristers, attorneys and solicitors, and such other agents and professional persons as the JPLs deem fit, in Bermuda, the United States, the

                  United Kingdom and elsewhere as the JPLs deem appropriate for the purpose of advising and assisting in the execution of his powers;

         (i) to render and pay invoices out of the assets of the Petitioner for the JPLs' own remuneration at their usual and customary rates (and this shall include all costs, charges and expenses of their attorneys and all other agents, managers, accountants and other persons that the JPLs may employ);

         (j) if deemed appropriate, to draft a Scheme of Arrangement under the provisions of s.99 of the Companies Act 1981 between the Petitioner and its creditors and/or shareholders to give effect to and/or facilitate a reorganization and/or refinancing and to seek whatever directions are required in respect thereof from this Court and the US Court for proposing and implementing such a Scheme;

         (k) to take whatever steps the JPLs deem appropriate in order to deal with claims made or to be made against the Petitioner, including, without limitation, the power to require claims to be submitted to the JPLs and to fix a final date for the submission of claims for the purposes of participation in any proposed Scheme of Arrangement, subject to a discretion on the part of the JPLs to admit claims made after that date in special circumstances.

         (l) if deemed necessary and/or appropriate, to seek the assistance of the High Court in England and Wales under the provisions of
                  s. 426 of the Insolvency Act 1986; and

         (m) to seek to enter such protocol or other agreement as the JPLs deem appropriate for the coordination of these proceedings, the Chapter 11 Case and any other like proceedings for the restructuring and/or reorganization of the Petitioner and other affiliates of the Petitioner and to seek the approval of such protocol or other agreement by this Court, the US Court and any other courts in which such proceedings are brought, as appropriate.

2. In respect of any act which, under the Companies Act 1981, is required to be done by a liquidator or to be authorized by him, the JPLs may do such act or give such authorization.

3. For the avoidance of doubt, no payment or disposition of the Petitioner's property shall be made or effected without the direct or indirect approval of the JPLs but no such payment or other disposition made or effected by or with the authority of the JPLs in carrying out their duties and functions and in the exercise of their powers under this Order shall be avoided by virtue of the provisions of section 166 of the Companies Act 1981.

4.       Save as are specifically set out herein:

         (a) the JPLs will have no general or additional powers or duties with respect to the property or records of the Petitioner; and

         (b) the Board of Directors of the Petitioner shall continue to manage the Petitioner's affairs in all respects and exercise the powers conferred upon it by the Petitioner's Memorandum of Association and Bye-laws, provided always that, should the Provisional Liquidator consider at any time that the Board of Directors of the Petitioner is not acting in the best interests of the Petitioner and its creditors, the JPLs shall have the power to report same to this Court and seek such directions from this Court as the JPLs are advised are appropriate.

5. The Petitioner shall provide the JPLs with such information as they may reasonably require in order that the JPLs should be able properly to discharge their functions under this Order and as officers of this Court.

6. The JPLs shall be at liberty to submit to the Registrar of the Supreme Court of Bermuda bills of costs for taxation for all costs, charges and expenses of themselves and those persons or firms employed by them, with such taxation to be on an attorney and own client basis with respect to attorneys and on an equivalent basis for all managers, accountants and other persons.

7. The Applicant's costs of this Application be taxed and paid out of the assets of the Petitioner on an attorney and own client basis.

DATED this            day of November, 2002

                                                      __________________________
                                                      CHIEF JUSTICE/PUISNE JUDGE

                         IN THE SUPREME COURT OF BERMUDA

                             COMPANIES (WINDING UP)

                                   NO: OF 2002

                   IN THE MATTER OF ASIA GLOBAL CROSSING LTD.

                   AND IN THE MATTER OF THE COMPANIES ACT 1981

                                      ORDER

                             MILLIGAN-WHYTE & SMITH

                             BARRISTERS & ATTORNEYS
                                MINTFLOWER PLACE
                               8 PAR-LA-VILLE ROAD

                                 HAMILTON HM 08

                                 EXHIBIT 1.01(e)

                       FORM OF BILL OF SALE AND ASSIGNMENT

         BILL OF SALE AND ASSIGNMENT, dated as of _______, 200__ (this "Bill of Sale and Assignment"), from Asia Global Crossing Ltd., a Bermuda company (the "Seller"), to Asia Netcom Corporation Limited, a Bermuda company (the "Purchaser").

         WHEREAS, the Seller and the Purchaser have entered into a Share and Asset Purchase Agreement, dated as of ______, 2002 (the "Share and Asset Purchase Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Share and Asset Purchase Agreement); and

         WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Seller is a condition to the obligations of the Purchaser to consummate the transactions contemplated by the Share and Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Share and Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller does hereby agree as follows:

         1. Sale and Assignment of Assets and Properties. The Seller hereby sells, assigns, transfers, conveys, grants, bargains, sets over, releases, delivers, vests and confirms unto the Purchaser and its successors and assigns, forever, the entire right, title and interest of the Seller free and clear of all Encumbrances (other than Permitted Encumbrances) in and to any and all of the Acquired Assets.

         2. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Purchaser or its subsidiaries of any Liabilities of the Seller. Neither the Purchaser nor its subsidiaries by this Bill of Sale and Assignment, agree to assume or agree to pay, perform or discharge any liabilities of the Seller of any nature, kind or description whatsoever.

         3. Further Assurances. The Seller hereby covenants and agrees that, at any time and from time to time after the date of this Bill of Sale and Assignment, at the Purchaser's reasonable request, the Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as necessary to grant, sell, convey, assign, transfer, set over to or vest in the Purchaser any of the Acquired Assets.

         4. Power of Attorney. The Seller hereby constitutes and appoints the Purchaser and its successors and assigns, the true and lawful attorney and attorneys of the Seller, with full power of substitution, in the name of the Purchaser or in the name and stead of the Seller, but on behalf of and for the benefit of the Purchaser and its successors and assigns:

         (a) to collect, demand and receive any and all Acquired Assets transferred hereunder and to give receipts and releases for and in respect of the same;

         (b) to institute and prosecute in the Seller's name, or otherwise, at the expense and for the benefit of the Purchaser any and all actions, suits or proceedings, at law, in equity or otherwise, which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Acquired Assets hereby sold and assigned to the Purchaser or intended so to be, to defend or compromise any and all such actions, suits or proceedings in respect of any of such Acquired Assets, and to do all such acts and things in relation thereto as the Purchaser shall deem necessary or reasonably advisable for the collection or reduction to possession of any of such Acquired Assets;

         (c) to take any and all other reasonable action necessary or reasonably advisable to vest fully in the Purchaser the Acquired Assets hereby sold and assigned, or intended to be sold and assigned, to the Purchaser and in order to provide for the Purchaser the benefit, use, enjoyment and possession of such Acquired Assets; and

         (d) to do all other reasonable acts and things in relation to the Acquired Assets sold and assigned hereunder as may be reasonably requested by the Purchaser.

         The Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. The Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto. The Seller shall from time to time pay to the Purchaser, when received, any amounts that shall be received directly or indirectly by the Seller (including amounts received as interest) in respect of any Acquired Assets sold, assigned or transferred to the Purchaser pursuant hereto.

         5. No Third Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon and inure solely to the benefit of the Purchaser and its permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

         6. Severability. If any term or other provision of this Bill of Sale and Assignment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Bill of Sale and Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either the Seller or the Purchaser.

         7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

         IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed by the Seller as of the date first above written.

                                            ASIA GLOBAL CROSSING LTD.

                                            By:_________________________________
                                            Name:
                                            Title:

                                  EXHIBIT 6.03

              FORM OF RELEASE OF DIRECTORS AND OFFICERS OF ACQUIRED
                                  SUBSIDIARIES

         RELEASE OF DIRECTORS AND OFFICERS OF ACQUIRED SUBSIDIARIES, dated as of _______, 200_ (this "Release") from Asia Netcom Corporation Limited, a Bermuda company (the "Purchaser").

         WHEREAS, Asia Global Crossing Ltd., a Bermuda corporation and the Purchaser have entered into a Share and Asset Purchase Agreement, dated as of _______, 2002 (the "Share and Asset Purchase Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Share and Asset Purchase Agreement); and

         WHEREAS, the execution and delivery of this Agreement by the Purchaser is an obligation of the Purchaser under the Share and Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Share and Asset Purchase Agreement and hereinafter set other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser does hereby agree as follows:

         1. Release. The Purchaser, on behalf of itself and each of the Acquired Subsidiaries, hereby unconditionally and irrevocably waives, releases, discharges and agrees to hold harmless each director and officer of each Acquired Subsidiary and any and all of the foregoing (collectively the "Released Parties") from any and all Claims (as defined below), known and unknown, which the Purchaser, any Acquired Subsidiary, or their respective heirs, legal representatives, successors and assigns ever had, now have or hereafter can, shall or may have against the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever arising out of or relating to such Person's employment or similar relationship with any Acquired Subsidiary prior to the Closing; provided, however, that such release shall not release any such Claims arising from or related to fraud or willful misconduct. The Purchaser further agrees to waive and release (to the maximum extent permitted by law) any and all claims, rights or defenses that it may have under the laws of any applicable jurisdiction that may otherwise limit or restrict the effectiveness or scope of the release granted hereunder.

         As used herein, the term "Claims" shall mean all actions, causes of action, suits, debts (including, without limitation, indebtedness for borrowed money), dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, liabilities (statutory or otherwise), obligations, claims (including, without limitation, claims brought by third parties claiming subrogation), damages, penalties, losses, costs, expenses (including, without limitation, attorneys' fees and disbursements) and demands whatsoever, at law, in equity or otherwise.

         2. Beneficiaries. This Release shall be binding upon the Purchaser, the Acquired Subsidiaries and their respective heirs, legal representatives, successors and assigns and shall inure to the benefit of the Released Parties and their representative heirs, legal representatives, successors and assigns.

         3. Amendment. This Release may not be changed orally, but only in writing signed by the Released Party against whom such change is sought to be enforced.

         4. Governing Law. This Release shall be governed by the law of the State of New York.

         IN WITNESS WHEREOF, the Purchaser has executed this Release as of the date first above written.

                                             ASIA NETCOM CORPORATION LIMITED

                                             By:________________________________
                                             Name:
                                             Title:

                                 EXHIBIT 7.01(h)

               FORM OF RELEASE OF SELLER AND EXCLUDED SUBSIDIARIES

         RELEASE OF SELLER AND EXCLUDED SUBSIDIARIES, dated as of _______, 200_ (this "Release") from Asia Netcom Corporation Limited, a Bermuda company (the "Purchaser").

         WHEREAS, Asia Global Crossing Ltd., a Bermuda corporation (the "Seller") and the Purchaser have entered into a Share and Asset Purchase Agreement, dated as of _______, 2002 (the "Share and Asset Purchase Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Share and Asset Purchase Agreement); and

         WHEREAS, the execution and delivery of this Agreement by the Purchaser is a condition to the obligations of the Seller to consummate the transactions contemplated by the Share and Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Share and Asset Purchase Agreement and hereinafter set other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser does hereby agree as follows:

         1. Release. The Purchaser hereby unconditionally and irrevocably waives, releases, discharges and agrees to hold harmless the Seller and each Excluded Subsidiary, and their respective officers, directors, employees, agents, representatives, heirs, legal representatives, successors and assigns and any and all of the foregoing (collectively the "Released Parties") from any and all Claims (as defined below), known and unknown, which the Purchaser or its heirs, legal representatives, successors and assigns ever had, now have or hereafter can, shall or may have against the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever arising out of, in connection with, in any way related to the Assumed Liabilities. The Purchaser further agrees to waive and release (to the maximum extent permitted by law) any and all claims, rights or defenses that it may have under the laws of any applicable jurisdiction that may otherwise limit or restrict the effectiveness or scope of the release granted hereunder; provided, however, that notwithstanding anything in this Release to the contrary, the Purchaser does not release the Released Parties from any Claims, known and unknown which the Purchaser has or may have against any of the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever arising out of, in connection with, in any way related to the Share and Asset Purchase Agreement.

         As used herein, the term "Claims" shall mean all actions, causes of action, suits, debts (including, without limitation, indebtedness for borrowed money), dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, liabilities (statutory or otherwise), obligations, claims (including, without limitation, claims brought by third parties claiming subrogation), damages, penalties, losses, costs, expenses (including, without limitation, attorneys' fees and disbursements) and demands whatsoever, at law, in equity or otherwise.

         2. Beneficiaries. This Release shall be binding upon the Purchaser and its heirs, legal representatives, successors and assigns and shall inure to the benefit of the Released Parties and their representative heirs, legal representatives, successors and assigns.

         3. Amendment. This Release may not be changed orally, but only in writing signed by the Released Party against whom such change is sought to be enforced.

         4. Governing Law. This Release shall be governed by the law of the State of New York.

         IN WITNESS WHEREOF, the Purchaser has executed this Release as of the date first above written.

                                           ASIA NETCOM CORPORATION LIMITED

                                           By:__________________________________
                                           Name:
                                           Title:

                                 EXHIBIT 7.02(c)

                              FORM OF LEGAL OPINION

[date] 2002

Asia Netcom Corporation Limited
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda

Dear Sirs

ASIA GLOBAL CROSSING LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company of a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code and the filing of a winding-up petition with the Supreme Court of Bermuda seeking the appointment of joint provisional liquidators of the Company (together, the "Proceedings") and have [not participated in the preparation of but have] reviewed a Share and Asset Purchase Agreement (the "Purchase Agreement") dated [date] 2002 between the Company and Asia Netcom Corporation Limited ("ANC").

For the purposes of giving this opinion, we have examined the following documents:

(i)   the Purchase Agreement;

(ii) an Assumption Agreement dated as of [date] 2002 between the Company and ANC;

(iii) a Bill of Sale and Assignment dated [date] 2002 between the Company and ANC;

(iv) an Assignment of Intellectual Property dated [date] 2002 between the Company and ANC;

(v) an Assignment of Receivables dated [date] 2002 between the Company, the Excluded Subsidiaries (as defined in the Purchase Agreement) and [Finance Co.];

(vi)  [Other agreements].

The documents listed in items (i) through [(vi)] above are herein sometimes collectively referred to as the "Documents".

We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the [Secretary] of the Company on [date] 2002, minutes of a meeting of its directors held on [date] 2002, (the "Minutes") a
certificate of [       ] of the Company as to certain matters of fact and such
other documents and made such searches and enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

This opinion is based upon the facts subsisting at the date hereof and of which we are aware. We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of the Islands of Bermuda. Accordingly, we express no opinion as to any laws other than the laws of the Islands of Bermuda as in force at the effective date hereof and have not, for the purposes of giving this opinion, made any investigation of the laws of any other jurisdictions.

In giving the following opinions we have made the following assumptions which we have not independently verified:

      (i) the genuineness of all signatures, the conformity of copy documents to their originals and the conformity of any draft documents to the executed originals thereof;

      (ii) the due authorisation, execution and delivery of the Documents by the parties thereto (other than the Company as a matter of the laws of the Islands of Bermuda) and the power, authority and legal right of such parties under all relevant laws and regulations (other than, with respect to the Company the laws of the Islands of Bermuda) to enter into, execute and perform their respective obligations under the Documents;

      (iii) the final and binding status of all Orders made in the Proceedings which impact on the obligations of the Company under the Documents;

      (iv) that no subsequent resolutions have been passed or corporate or other action taken which would or might alter the effectiveness of the resolutions recorded in the Minutes;

      (v) the Documents are not required to be executed as a deed or otherwise under the seal of the parties thereto as a matter of any applicable foreign laws.

On the basis of and subject to the foregoing and subject to the qualifications herein expressed, we are of the opinion that:

1.    The Company is duly incorporated and existing under the laws of Bermuda.

2. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Documents and to commence the Proceedings. The execution and delivery of the Documents by the Company, the performance by the Company of its obligations thereunder and the commencement of the Proceedings will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

3. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents and the commencement of the Proceedings. The Documents have been duly executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company in accordance with the terms thereof. No approval, resolution or consent of the shareholders of the Company is or was required in connection with the commencement of the Proceedings.

4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents, except the consent of the Bermuda Monetary Authority in respect of the transfer of shares of any Bermuda-registered exempted companies and the Orders related to the Proceedings, all of which have been obtained.

5. It is not necessary or desirable to ensure the enforceability or priority in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

6. The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Documents.

7. The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature,
      (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.

8. The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment,
      (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

9. Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [time] on [date] 2002 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject, save for the Winding-up proceedings commenced by the Company referred to above.

10. Based solely on a search of the Register of Charges maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981 conducted at [time] on [date] 2002 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are no charges registered on the assets of the Company.

11. Asia Netcom Corporation Limited and its affiliates will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Documents by such persons.

Our opinion with respect to the enforceability of any of the Documents may be limited by (i) applicable bankruptcy, insolvency, re-organisation, moratorium or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity such as the principle that remedies such as specific performance and injunction are in the discretion of the court and may not be available if damages are an adequate remedy or if other criteria are not met.

We have not been asked, nor do we seek, to render advice (other than this Opinion) to you in regard to the Documents, the Company or any related matter. The foregoing opinions are to be strictly construed. In particular, we offer no view or comment on the accuracy of representations, the fulfillment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflict or inconsistency within the Documents or the commercial merits thereof save as expressly stated herein.

This letter is solely for the benefit of the addressees and their successors and permitted assigns and may not be relied upon by any other person without our prior written consent.

Yours faithfully

Milligan-Whyte& Smith

                                 EXHIBIT 7.02(k)

                        FORM OF CONSOLIDATED SCHEDULE OF

                      CASH RECEIPTS AND CASH DISBURSEMENTS

AGC RESTRICTED GROUP CASH FINANCIALS

Amounts in US$ millions

                                                  2002
                                      Q1           Q2           Q3
                                  ---------    ----------    ----------
Cash Revenue
   Restricted Cash IRU
   OA&M Revenue
   Services                       ---------    ----------    ----------
Total Cash Revenue

Expenses
   Cash Operating Expenses
   OA&M Expenses
   Services Cost of Access        ---------    ----------    ----------
Total Expenses

ADJUSTED EBITDA

Capex/Overhang
   Backhaul/Offnet Overhang
   New IRU Backhaul
   PCL Overhang
   Services
   NEC/KDD Contracts
   Other Capex                    ---------    ----------    ----------
Total Capex

Other Expenses/(Income)
   Other Expenses/(Income)
   Net Interest                   ---------    ----------    ----------
Total Other Expenses/(Income)

Beginning Cash Balance
Net Cash Flow
ENDING CASH BALANCE

SAME METHODOLOGY TO BE USED AS IN THE RESTRICTED GROUP CASH FINANCIALS REFERENCED IN SECTION 3.07(a)

                                 EXHIBIT 8.02(b)

                        FORM OF BIDDING PROCEDURES ORDER

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------X
In re                             :   Chapter 11
                                  :   Case Nos. 02-_____
ASIA GLOBAL CROSSING LTD., et al.,:   through 02- _____   (  )
                                  :
          Debtors.                :
                                  :   (Jointly Administered)
                                  :
----------------------------------X

        ORDER UNDER SECTIONS 105(A) AND 363(B) OF THE BANKRUPTCY CODE AND
          RULES 2002, 6004 AND 6006 OF THE FEDERAL RULES OF BANKRUPTCY
           PROCEDURE (A) AUTHORIZING AND SCHEDULING AN AUCTION FOR THE
        SALE OF ALL OR SUBSTANTIALLY ALL OF THE DEBTOR'S ASSETS FREE AND
        CLEAR OF ALL LIENS, CLAIMS, ENCUMBRANCES AND OTHER INTERESTS, (B)
            APPROVING BIDDING AND AUCTION PROCEDURES, (C) APPROVING A
              BREAKUP FEE AND OTHER BID PROTECTIONS, (d) APPROVING
                  PROCEDURES TO DETERMINE CURE AMOUNTS RELATING
        TO ASSUMED CONTRACTS, (e) APPROVING NOTICE PROCEDURES, INCLUDING
               THE FORM, MANNER AND SCOPE OF NOTICE, IN CONNECTION
              WITH THE AUCTION AND THE SALE HEARING, (f) SETTING A
            DEADLINE FOR FILING OBJECTIONS TO DEBTOR'S MOTION SEEKING
              APPROVAL OF SALE, AND (g) SETTING A DATE AND TIME FOR
                 HEARING TO APPROVE SALE RESULTING FROM AUCTION

      Upon the motion dated November 17, 2002 (the "BIDDING PROCEDURES MOTION")(1), of Asia Global Crossing Ltd. ("AGCL" or the "COMPANY"), as debtor and debtor in possession, for an order (this "BIDDING PROCEDURES ORDER") pursuant to Sections 105(a) and 363(b) of title 11 of the United States Code (the "BANKRUPTCY CODE") and Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the "BANKRUPTCY RULES") (A) scheduling an auction (the "AUCTION") for the sale (the "SALE") of all or substantially all of AGCL's assets

----------

(1) All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Bidding Procedures Motion.

(the "ACQUIRED ASSETS")(2) free and clear of all claims (as defined in section 101(5) of the Bankruptcy Code) and any other interests, liens, mortgages, pledges, security interests, rights of first refusal, obligations and encumbrances of any kind whatsoever (collectively, "ENCUMBRANCES"), (B) approving bidding and auction procedures (the "BIDDING PROCEDURES") in connection with the Auction, (C) approving (i), and authorizing and directing the Debtor to pay to Asia Netcom Corporation Limited ("ASIA NETCOM" or the "PURCHASER"),(3) as the "stalking horse" bidder, a "breakup fee" (the "BREAKUP FEE") and authorizing and directing AGCL to reimburse Asia Netcom for certain costs, fees and expenses (as defined in the Sale Agreement, the "PURCHASER FEES AND EXPENSES REIMBURSEMENT") incurred and to be incurred by Asia Netcom in connection with the Chapter 11 Case, the Bermuda Case and the Sale, all as described more particularly in, and in accordance with the terms and conditions of, the Share and Asset Purchase Agreement dated as of November 17, 2002 between AGCL and Asia Netcom (together with any and all exhibits, schedules, appendices and attachments thereto, the "SALE AGREEMENT"), (ii) the limited non-solicitation provisions set forth in Section 5.08 of the Sale Agreement (the "LIMITED NON-SOLICITATION PROVISIONS"), and (iii) the termination provisions set forth in Article X of the Sale Agreement (the "TERMINATION PROVISIONS") (the Breakup Fee, the Purchaser Fees and Expenses Reimbursement, the Limited Non-Solicitation Provisions and the Termination Provisions, collectively, the "BID PROTECTIONS"), (D) approving the procedures (the "CURE AMOUNT PROCEDURES") to determine the amounts (the "CURE AMOUNTS") necessary to cure defaults, if any, under certain executory contracts and unexpired leases (the "ASSIGNED AGC CONTRACTS") that are to be assumed by AGCL and assigned by it to Asia Netcom pursuant to the Sale Agreement, which Assigned AGC Contracts are listed in Exhibit D annexed to the Sale Motion (as defined below), in accordance with sections 365(b) and 365(f) of the Bankruptcy Code, (E) approving the form, manner and scope of notice of the Auction, the Bidding

----------
(2) For purposes of this Bidding Procedures Order, "Acquired Assets" shall refer solely to assets being sold, assigned, transferred, conveyed and delivered to the Purchaser (as defined herein) by AGCL, and shall not include or be deemed to include any assets that AGCL is causing to be sold, assigned, transferred, conveyed and delivered to the Purchaser by any direct or indirect subsidiary of AGCL pursuant to the Sale Agreement (as defined herein).

(3) As set forth in Section 2.01(a) of the Sale Agreement, at the closing of the Sale of the Asia Netcom Transaction, AGCL "will sell assign, transfer, convey and deliver, or cause to be assigned, transferred, conveyed and delivered, to the Purchaser or to a wholly-owned subsidiary of the Purchaser ("Singapore-Sub")" the Acquired Assets. For purposes of simplification and convenience of reference, all references herein to the assignee and transferee of the Acquired Assets shall be to the Purchaser.

Procedures, the Bid Protections, the Cure Amount Procedures, the Sale Motion, the Sale Motion Objection Deadline (as defined herein) and the ultimate hearing (the "SALE HEARING") to consider AGCL's motion (the "SALE MOTION"), filed concurrently with the Bidding Procedures Motion, seeking approval of the Sale to the Purchaser or, alternatively, to the successful bidder at the Auction, (F) setting a deadline (the "SALE MOTION OBJECTION DEADLINE") for filing objections to the Sale Motion and (G) setting a date and time for the Sale Hearing; and it appearing that, in accordance with the Court's order dated November ____, 2002 (the "BIDDING PROCEDURES MOTION NOTICE ORDER"), limiting notice of and expediting the hearing on the Bidding Procedures Motion, notice of the Bidding Procedures Motion has been provided to (i) the Office of the United States Trustee for the Southern District of New York (the "U.S. TRUSTEE"), (ii) if appointed by the Supreme Court of Bermuda prior to date of service, the Joint Provisional Liquidators of the Company (the "JPLS"), (iii) the attorneys for the ad hoc committee (the "AD HOC COMMITTEE") of holders of AGCL's publicly issued 13.375% Senior Notes due 2010 (the "SENIOR NOTES"), (iv) all non-debtor counterparties to the Assigned AGC Contracts (the "ASSIGNED AGC CONTRACT COUNTERPARTIES"), (v) counsel to any statutory committee appointed in the Chapter 11 Case, (vi) all parties who have delivered to Lazard Freres & Co. LLC during 2002 written expressions of interest in acquiring, or offers to acquire, the Acquired Assets, (vii) the Securities and Exchange Commission, 233 Broadway, New York, New York 10279, Attn: Regional Director, (viii) the Internal Revenue Service, 290 Broadway, New York, New York 10007, Attn: District Director, (ix) all appropriate federal, state and local taxing authorities, (x) all known persons holding a lien on any of the Acquired Assets, (xi) counsel to Global Crossing, (xii) Microsoft Corporation, (xiii) Softbank Corp., (xiv) all non-debtor parties to the Assumed Liabilities (exclusive of Liabilities of the Acquired Subsidiaries (each as defined in the Sale Agreement)) and (xv) all parties having filed in this case a notice of appearance or a request for notices pursuant to Bankruptcy Rule 2002; and it appearing that such notice constitutes good and sufficient notice of the Bidding Procedures Motion and the hearing (the "BIDDING PROCEDURES HEARING") thereon and that no other or further notice need be provided; and upon the Bidding Procedures Motion, the Sale Motion and the record of the Bidding Procedures Hearing and all other proceedings had before the Court; and it appearing that an order authorizing the relief requested in the Bidding Procedures Motion is in the best interests of AGCL and parties in interest; and after due deliberation and sufficient cause appearing therefor, it is hereby

            FOUND AND DETERMINED THAT:

      A. On November 17, 2002 (the "PETITION DATE"), AGCL and its wholly-owned subsidiary, Asia Global Crossing Development Co. ("AGCDC", and, together with AGCL, the "DEBTORS"), each filed a voluntary petition for relief with this Court under chapter 11 of the Bankruptcy Code. The Debtors' chapter 11 cases have been procedurally consolidated for administrative purposes. Each of the Debtors is continuing in possession of its property, and operating and managing its business, as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

      B. The Court has jurisdiction to consider the Bidding Procedures Motion and the relief requested therein pursuant to 28 U.S.C. Sections 1334 and 157(a). The Bidding Procedures Motion is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)(A), (N) and (O).

      C. Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.

      D. Proper, timely, adequate and sufficient notice of the Bidding Procedures Motion, the relief requested therein and the Bidding Procedures Hearing has been provided in accordance with the Bidding Procedures Motion Notice Order and Bankruptcy Rules 2002, 9007 and 9013. No further or other notice of the Bidding Procedures Motion, the Bidding Procedures Hearing or the entry of this Bidding Procedures Order is necessary under the circumstances.

      E.    AGCL has articulated good and sufficient reasons (i) for approving
(a) the form of notice of the Auction and the Sale Hearing, substantially in the form annexed hereto as EXHIBIT A (the "AUCTION AND SALE HEARING NOTICE"), to be served by U.S. Mail in accordance with the provisions hereof, (b) the form of notice of the Auction and the Sale Hearing, substantially in the form annexed hereto as EXHIBIT C (the "PUBLICATION NOTICE"), to be published in accordance with the provisions hereof, (c) the Bidding Procedures and the Bid Protections (including the Breakup Fee and the Purchaser Fees and Expenses Reimbursement), and (d) the Cure Amount Procedures and the form of the Cure Amount Procedures Notice, substantially in the form annexed hereto as EXHIBIT B (the "CURE AMOUNT PROCEDURES NOTICE"), and (ii) for scheduling the Sale Hearing.

      F. The Bidding Procedures and the Bid Protections have been negotiated in good faith and at arm's length between AGCL and the Purchaser. Payment by AGCL of the Breakup Fee or the Purchaser Fees and Expenses Reimbursement, as the case may be, if it were to be required, to the Purchaser in accordance with the terms and conditions set forth in the Sale Agreement, such payment would be (i) an actual and necessary cost and expense of preserving AGCL's estate within the meaning of section 503(b) of the Bankruptcy Code, (ii) of substantial benefit to AGCL's estate, (iii) reasonable and appropriate in light of the size and nature of the Sale and the efforts that have been and will be expended by the Purchaser, notwithstanding that the Sale is subject to higher or better offers for the Acquired Assets, and (iv) necessary to ensure that the Purchaser will continue to pursue its proposed purchase of the Acquired Assets. The Bid Protections were a material inducement for, and condition of, the Purchaser's entry into the Sale Agreement.

      G. The Bidding Procedures and the Bid Protections are fair and reasonable, reflect AGCL's exercise of prudent business judgment consistent with its fiduciary duties, and represent the best method for maximizing the value to AGCL's estate of the Acquired Assets.

      H. Approval of the Bid Protections, including the Breakup Fee and the Purchaser Fees and Expenses Reimbursement, will not chill the bidding for the Acquired Assets. On the contrary, assurance to the Purchaser of payment of the Breakup Fee and the Purchaser Fees and Expenses Reimbursement has, in fact, promoted more competitive bidding by inducing the Purchaser's bid, which otherwise would not have been made. The Breakup Fee and the Purchaser Fees and Expenses Reimbursement have induced the Purchaser to analyze the value of the Acquired Assets and to submit a bid that will serve as a minimum or floor bid on which other bidders can rely. The Purchaser, therefore, has provided a benefit to AGCL's estate by increasing the likelihood that the consideration paid for the Acquired Assets will reflect their true worth. Conversely, absent authorization of the Breakup Fee and the Purchaser Fees and Expenses Reimbursement, AGCL may lose the opportunity to obtain the highest and best available offer for the Acquired Assets.

      I. Additionally, the Breakup Fee and the Purchaser Fees and Expenses Reimbursement effectively constitute a "put" right or insurance policy for AGCL as it continues to solicit bids for the Acquired Assets in accordance with the Bidding Procedures and the Bid Protections, because AGCL effectively may "put" the Acquired Assets to the Purchaser for the consideration set forth in the Sale Agreement if no higher and better offers are made. As such, the incurrence of the obligation to pay the Breakup Fee and the Purchaser Fees and Expenses Reimbursement constitute an appropriate use of property of AGCL's estate outside of the ordinary course of business pursuant to section 363(b) of the Bankruptcy Code.

      J. This Court concludes that entry of this Bidding Procedures Order is in the best interest of AGCL's estate and creditors, as AGCL will, among other things, retain for the benefit of its estate the prospect of a successful Sale to the Purchaser, while enabling AGCL to solicit Competing Bids (as defined in the Bidding Procedures).

      K. The Auction and Sale Hearing Notice and the Publication Notice are reasonably calculated to provide sufficient notice of the Sale to creditors, equity security holders and those persons interested in bidding on the Acquired Assets. The Cure Amount Procedures are reasonable and appropriate and represent the best method for determining the Cure Amounts, if any. The Cure Amount Procedures Notice is reasonably calculated to provide sufficient notice of the Cure Amount Procedures to the Assigned AGC Counterparties.

            NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

      1. The relief requested in the Bidding Procedures Motion is granted in its entirety and in all respects.

      2. All objections to the Bidding Procedures Motion or the relief requested therein, or any aspect thereof, that have not been withdrawn, waived or settled, and all reservations of rights included therein, are overruled on the merits.

                               BIDDING PROCEDURES

      3. The Bidding Procedures, as set forth and described in the Auction and Sale Hearing Notice (and incorporated herein as if fully set forth in this Bidding Procedures Order), are hereby approved in their entirety. As set forth in the Bidding Procedures, the Bid Deadline shall be January ____, 2003 at 4:00 p.m (prevailing Eastern
            Time). If AGCL shall have received one or more Qualified Bids from Qualified Bidders (each as defined in the Bidding Procedures) on or before the Bid Deadline, it is authorized and directed, pursuant to Bankruptcy Rule 6004(f)(1), to conduct the Auction in respect of the Acquired Assets at the offices of Kasowitz, Benson, Torres & Friedman LLP, 1633 Broadway, New York, New York 10019, on January _____, 2003 (the "AUCTION DATE") commencing at 10:00 a.m. (prevailing Eastern Time), or at such other location or time as may be timely disclosed by AGCL to Qualified Bidders, for the consideration of Qualified Bids that have been presented to the Company no later than the Bid Deadline. All proceedings relating to
            (i) the submission, consideration, qualification and acceptance of Qualified Bids submitted to AGCL, (ii) the Auction and (iii) the identification and determination of the Successful Bid and the Successful Bidder (each as defined in the Bidding Procedures) shall be governed by and conducted in accordance with the Bidding Procedures. Any person seeking to participate, and any person who does participate, as a bidder at the Auction shall be bound by and comply with the Bidding Procedures.

                                 BID PROTECTIONS

      4. The Breakup Fee and the Purchaser Fees and Expenses Reimbursement are hereby approved and shall be payable to the Purchaser as set forth in, and subject to the terms and conditions of, the Sale Agreement. AGCL is hereby authorized and directed, without further application to or order of this Court, to pay to Asia Netcom, if required under the terms and conditions of the Sale Agreement, (a) the Breakup Fee or (b) Purchaser Fees and Expenses Reimbursement, as the case may be, in accordance with the terms and conditions of the Sale Agreement. AGCL's obligation to pay the Breakup Fee or the Purchaser Fees and Expenses

            Reimbursement, as the case may be, shall survive termination of the Sale Agreement and, until indefeasibly paid in full in cash, shall constitute an administrative expense of its bankruptcy estate, ranking pari passu with all other administrative expenses of the kind specified in sections 503(b) and 507 of the Bankruptcy Code. The Limited Non-Solicitation Provisions and the Termination Provisions are also hereby approved, and AGCL is authorized and directed to comply therewith.

                                  SALE HEARING

      5. The Sale Hearing to approve (i) the Sale to the Purchaser or, alternatively, to the Successful Bidder (if other than the Purchaser) at the Auction, and (ii) the remainder of the relief requested in the Sale Motion, shall be held on January _____, 2003 at 10:00 a.m. (prevailing Eastern Time), or as soon thereafter as counsel may be heard, before the undersigned United States Bankruptcy Judge, in Room ____ of the United States Bankruptcy Court, Alexander Hamilton Customs House, One Bowling Green, New York, New York 10004.

      6. Objections or responses, if any, to the relief sought in the Sale Motion, must be made in writing, conform to the Bankruptcy Rules and the Local Bankruptcy Rules for the Southern District of New York, shall set forth the basis for the objection and the specific grounds therefor, shall be filed with the Court electronically in accordance with General Order M-242 (General Order M-242 and the User's Manual for the Electronic Case filing System can be found at www.nysb.uscourts.gov, the official website for the Bankruptcy Court), by registered users of the Bankruptcy Court's case filing system and, by all other parties interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), WordPerfect or any other Windows-based word processing format (with a hard copy delivered directly to Chambers) and shall be served in accordance with General Order M-242, together with proof of service thereof, in a manner so as to be received by no later than 4:00 p.m. (prevailing Eastern Time) on January ______, 2003 by (i) Asia Global Crossing Ltd., 11150 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025, Attention: Charles F. Carroll, General Counsel (Facsimile: 310-481-4757), (ii) Kasowitz, Benson, Torres & Friedman LLP, 1633 Broadway, New York, New York 10019, Attention: Richard F. Casher, Esq. (Facsimile: 212-506-1800), attorneys for the Debtors, (iii) the Office of the U.S. Trustee, 33 Whitehall Street, 21st Floor, New York, New York, 10004, Attn:
            Lauren Landsbaum, Esq., (iv) the counsel to any statutory committee of unsecured creditors appointed in the Chapter 11 Case, (v) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022,
            Attention: Benjamin D. Feder (Facsimile: 212-848-7179), attorneys for Asia Netcom and (vi) the JPLs, c/o Deloitte & Touche, Corner House, Church and Parliament Streets, Hamilton, HM12 Bermuda,
            Attention: Mark Smith (Facsimile: 1-441-292-0961).

      7. The failure of any objecting person or entity to file its objection timely as set forth herein shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion, the Sale, or AGCL's consummation and performance of the Sale Agreement (if so authorized by the Court), including the transfer of the Acquired Assets free and clear of all Encumbrances and the assumption and assignment of the Assigned AGC Contracts.

                             CURE AMOUNT PROCEDURES

      8. AGCL hereby is authorized and directed to serve notice of the Cure Amount Procedures by mailing, within three (3) business days after the entry of the Bidding Procedures Order, via United States Postal Service, first class delivery, to all Assigned AGC Contract Counterparties the Cure Amount Procedures Notice, thereby providing notice of (i) AGCL's intent to assume, and to assign to the Purchaser, the Assigned AGC Contracts, (ii) the Cure Amount with respect to each Assigned AGC Contract, (iii) the procedure governing the filing and service of objections, if any, to the proposed Cure Amounts and (iv) the procedures governing resolution of disputes, if any, regarding the Cure Amounts.

      9. The following Cure Amount Procedures set forth in the Bidding Procedures Motion shall govern the resolution of disputes, if any, regarding Cure Amounts with respect to the Assigned AGC Contracts:

            a. If an Assigned AGC Contract Counterparty disagrees with the Cure Amount set forth in the Cure Amount Procedures Notice, (i) it must file, in the manner provided herein, a written objection to the assumption and assignment of such Assigned AGC Contract or the proposed Cure Amount with respect thereto (a "CURE AMOUNT OBJECTION") with the Bankruptcy Court and must state in its Cure Amount Objection with specificity the Cure Amount that such Assigned AGC Contract Counterparty believes is required (with supporting documentation in support thereof), (ii) such Cure Amount Objection must conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court and be filed with the Bankruptcy Court electronically in accordance with General Order M-242 (General Order M-242 and the User's Manual for the Electronic Case Filing System can be found at www.nysb.uscourts.gov, the official website for the Bankruptcy Court), by registered users of the Bankruptcy Court's case filing system and, by all other parties in interest, on a 3.5 inch disk, preferably in

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            Portable Document Format (PDF), Wordperfect or any other
            Windows-based word processing format (with a hard copy delivered directly to Chambers ) and (iii) it must serve a copy thereof on (a) Asia Global Crossing Ltd., 11150 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025, Attention: Charles F. Carroll, General Counsel (Facsimile: 310-481-4757), (b) Kasowitz, Benson, Torres & Friedman LLP, 1633 Broadway, New York, New York 10019,
            Attention: Richard F. Casher (Facsimile: 212-506-1800), attorneys for the Debtors, (c) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Benjamin D. Feder (Facsimile:
            212-848-7179), attorneys for Asia Netcom and (d) the attorneys for any statutory committee of unsecured creditors appointed in the Chapter 11 Case, so that such Cure Amount Objection actually is received by such persons no later than the Sale Motion Objection Deadline.

            b. With respect to each Assigned AGC Contract, if no Cure Objection timely is received, such Assigned AGC Contract shall be assumed by AGCL and assigned to the Purchaser (or the Successful Bidder, if other than the Purchaser) on the Closing Date (as defined in the Sale Agreement), and the Cure Amounts set forth in the Cure Amount Procedures Notice shall be controlling, notwithstanding anything to the contrary in such Assigned AGC Contract or any other document, and the Assigned AGC Contract Counterparty to such Assigned AGC Contract shall be forever barred from asserting any other claims arising under or with respect to such Assigned AGC Contract against the Debtors, the Purchaser, or the property of either of them.

            c. If an objection to a Cure Amount is timely filed, and such Cure Amount cannot be resolved consensually prior to the Sale Hearing, the disputed portion of such Cure Amount will be held in an escrow account pending resolution. If the parties are unable to resolve the disputed Cure Amount, a hearing with respect to such objection, upon notice in accordance with General Order M-242 will be held before the Honorable ________________, United States Bankruptcy Judge, in Room ____ of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York, 10004, at such date and time as the Court may schedule.

                                     NOTICE

      10. Pursuant to Bankruptcy Rules 2002 and 6004, AGCL (or its agent) hereby is authorized and directed to serve notice of the entry of this Bidding Procedures

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            Order, the Auction, the Bidding Procedures, the Bid Protections, the
            Sale Motion, the Sale Motion Objection Deadline and the Sale Hearing by (a) mailing, within three (3) business days after the entry of this Bidding Procedures Order, a copy of this Bidding Procedures Order, the Sale Motion and the Auction and Sale Hearing Notice via United States Postal Service, first class delivery, to (i) the Office of the United States Trustee for the Southern District of New York, (ii) if appointed by the Supreme Court of Bermuda prior to date of service, the JPLs, (iii) the attorneys for the Ad Hoc Committee, (iv) all Assigned AGC Contract Counterparties, (v) counsel to any statutory committee appointed in the Chapter 11 Case,
            (vi) all parties who have delivered to Lazard Freres & Co. LLC during 2002 written expressions of interest in acquiring, or offers to acquire, the Acquired Assets, (vii) the Securities and Exchange Commission, 233 Broadway, New York, New York 10279, Attn: Regional Director, (viii) the Internal Revenue Service, 290 Broadway, New York, New York 10007, Attn: District Director, (ix) all appropriate federal, state and local taxing authorities, (x) all known persons holding a lien on any of the Acquired Assets, (xi) counsel to Global Crossing, (xii) Microsoft Corporation, (xiii) Softbank Corp., (xiv) all non-debtor parties to the Assumed Liabilities (exclusive of Liabilities of the Acquired Subsidiaries) and (xv) all parties having filed in this case a notice of appearance or a request for notices pursuant to Bankruptcy Rule 2002, (b) electronic notification through posting on the Court's website, www.nysb.uscourts.gov and (c) at least seven (7) days prior to the Auction, publishing the Publication Notice once in the international editions, to the extent applicable, of The Wall Street Journal and The

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            Asian Wall Street Journal. Such service and notice shall be deemed due, timely, good and sufficient notice of the entry of this Bidding Procedures Order, the Auction, the Bidding Procedures, the Bid Protections, the Sale Motion, the Sale Motion Objection Deadline and the Sale Hearing and all proceedings to be held thereon.

      11. This Order shall not constitute a determination of the substantive relief sought by AGCL pursuant to the Sale Motion, which relief shall be considered at the Sale Hearing. Subject to the objection procedures set forth herein relating to the Sale Motion, this Bidding Procedures Order shall not prejudice the right of any party in interest to object to any relief requested in the Sale Motion, including, without limitation, the approval of the Sale to the Purchaser or, alternatively, to the Successful Bidder at the Auction, the Cure Amounts, or any other relief sought by the Debtor at the Sale Hearing.

      12. In accordance with the discretion afforded the Court pursuant to Bankruptcy Rules 6004(g) and 6006(d), this Sale Procedure Order shall be effective upon entry.

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

      13. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Bidding Procedures Order.

Dated: New York, New York
       December ____, 2002

                                                ______________________________
                                      United States Bankruptcy Judge

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

                                    EXHIBIT A

                         Auction and Sale Hearing Notice

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-----------------------------------X
                                   :
IN RE                              :   CHAPTER 11
                                   :
ASIA GLOBAL CROSSING, LTD., ET AL.,:   CASE NO. 02-_______ (  )
                                   :
                                   :
                  DEBTORS.         :
                                   :
-----------------------------------X

NOTICE OF (I) AUCTION, (II) BIDDING PROCEDURES, (III) DEBTOR'S MOTION FOR AN ORDER, PURSUANT TO SECTIONS 105(a), 363(b), (f) and (m), 365 AND 1146(c) OF THE BANKRUPTCY CODE AND FED. R. BANKR. P. 6004 AND 6006, (1) APPROVING THE TERMS AND CONDITIONS OF AGREEMENT PROVIDING FOR THE SALE OF SUBSTANTIALLY ALL OF DEBTOR'S ASSETS FREE AND CLEAR OF LIENS, CLAIMS AND OTHER INTERESTS, (2) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF RELATED EXECUTORY CONTRACTS, (3) AUTHORIZING DEBTOR TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED IN SALE AGREEMENT AND (4) DETERMINING THAT SALE IS EXEMPT FROM STAMP TAXES UNDER SECTION 1146(c) OF THE BANKRUPTCY CODE, (IV) SALE MOTION OBJECTION DEADLINE AND (V) HEARING ON SALE MOTION

NOTICE IS HEREBY GIVEN, as follows:

      1. On November 17, 2002, Asia Global Crossing Ltd., as a debtor and debtor in possession ("AGCL"), filed a motion (the "BIDDING PROCEDURES MOTION") with the United States Bankruptcy Court for the Southern District of New York (the "COURT") for an order pursuant to Sections 105(a) and 363 of title 11 of the United States Code (the "BANKRUPTCY CODE") and Rules 2002, 6004 and 6006 of the Federal Rule, of Bankruptcy Procedure (the "BANKRUPTCY

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

            RULES") (A) authorizing and scheduling an auction (the "AUCTION") for the sale (the "SALE") of all or substantially all of AGCL's assets (the "ACQUIRED ASSETS") (as described more particularly in the Sale Agreement (as defined herein)) free and clear of all claims, (as defined in Section 101(5) of the Bankruptcy Code) and any other interests, liens, mortgages, pledges, security interests, rights of first refusal, obligations and encumbrances of any kind whatsoever (collectively, "ENCUMBRANCES"), (B) approving bidding and auction procedures (the "BIDDING PROCEDURES") in connection with the Auction, (C) approving (i) and authorizing and directing AGCL to pay to Asia Netcom Corporation Limited ("ASIA NETCOM" or the "PURCHASER"), as the "stalking horse" bidder, a breakup fee (the "BREAKUP FEE") and authorizing and directing AGCL to reimburse Asia Netcom for certain costs, fees and expenses (the "PURCHASER FEES AND EXPENSES REIMBURSEMENT") incurred and to be incurred by Asia Netcom, as described in, and subject to the terms and conditions of, a certain Share and Asset Purchase Agreement, dated as of November 17, 2002 (together with any and all exhibits, schedules, appendices and attachments thereto, the "SALE AGREEMENT") between AGCL and Asia Netcom (a copy of the Sale Agreement is annexed as Exhibit A to AGCL's motion, dated November 17, 2002 (the "SALE MOTION"), filed concurrently with the Bidding Procedures Motion, seeking entry of an order (the "APPROVAL ORDER") (1) approving the terms and conditions of the Sale Agreement and the transactions described therein (the "ASIA NETCOM TRANSACTION"), or, alternatively, such other definitive agreement (the

            "ALTERNATIVE SALE AGREEMENT"), and the related transaction (the "ALTERNATIVE SALE TRANSACTION"), between AGCL and the Successful Bidder (as defined herein) as may constitute the highest or otherwise best offer for the Acquired Assets received at the Auction, (2) authorizing the consummation of the transactions contemplated in the Sale Agreement or the Alternative Sale Agreement, as the case may be, including, without limitation, the Sale of the Acquired Assets free and clear of all Encumbrances, and the assumption and assignment of certain executory contracts and unexpired leases (the "ASSIGNED AGC CONTRACTS") in connection therewith, and (3) determining that the Asia Netcom Transaction, or the Alternative Sale Transaction, as the case may be, is exempt, under Section 1146(c) of the Bankruptcy Code, from any stamp, transfer, recording or similar tax as a sale in anticipation of a chapter 11 plan of reorganization), (ii) the limited non-solicitation provisions set forth in Section 5.08 of the Sale Agreement (the "LIMITED NON-SOLICITATION PROVISIONS") and (iii) the termination provisions set forth in Article X of the Sale Agreement (the "TERMINATION PROVISIONS") (the Break-up Fee, the Purchaser Fees and Expenses Reimbursement, the Limited Non-Solicitation Provisions and the Termination Provisions, collectively, the "BID PROTECTIONS"), (D) approving the procedures (the "CURE AMOUNT PROCEDURES") to determine the amounts (the "CURE AMOUNTS") necessary to cure defaults, if any, under the Assigned AGC Contracts to be assumed by AGCL and assigned to Asia Netcom pursuant to Section 365(f) of the Bankruptcy Code, (E) approving the form, manner and scope of notice of the

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            Auction, the Bidding Procedures, the Bid Protections, the Cure
            Amount Procedures, the Sale Motion, the Sale Motion Objection Deadline (as defined herein) and the ultimate hearing (the "SALE HEARING") to consider the Sale Motion, (F) setting a deadline (the "SALE MOTION OBJECTION DEADLINE") for filing objections to the Sale Motion and (G) setting a date and time for the Sale Hearing.

      2. Pursuant to an order of the Court, dated December ___, 2002 (the "BIDDING PROCEDURES ORDER"), the Court approved the relief requested in the Bidding Procedures Motion. The Bidding Procedures Order, among other things, (A) approved the Bidding Procedures set forth herein, the Bid Protections and the Cure Amount Notice Procedures,
            (B) set the Sale Motion Objection Deadline and a date and time for the Sale Hearing and (C) authorized AGCL, among other things, to conduct the Auction of the Acquired Assets and entertain certain competing bids (the "COMPETING BIDS") for the Acquired Assets in accordance with the Bidding Procedures. Pursuant to the Bidding Procedures Order, the following Bidding Procedures shall govern all proceedings relating to, among other things, the consideration, qualification and acceptance of Competing Bids, and the Auction:

            a.        AUCTION DATE AND TIME. The Auction will be held on January
                  ____, 2003, commencing at 10:00 a.m. (prevailing Eastern Time) (the "AUCTION DATE") at the offices of Kasowitz, Benson, Torres & Friedman LLP, 1633 Broadway, New York, New York 10019, or at such later time and at such

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


                  alternative location as the Debtor may determine or the Court may direct, for consideration of Qualified Bids (as defined herein).

            b.        PARTICIPATION REQUIREMENTS. Any entity that wishes to make a bid for the Acquired Assets must, prior to submitting its bid, provide AGCL with sufficient and adequate information to demonstrate, to the satisfaction of AGCL, in consultation with
                  (x) any statutory creditors' committee appointed in AGCL's chapter 11 case (the "COMMITTEE") and (y) the joint provisional liquidators appointed by the Supreme Court of Bermuda in respect of AGCL on November __, 2002 (the "JPLS"), that such competing bidder (i) has the financial wherewithal, experience and ability, and is reasonably likely, to consummate the transaction proposed by it within a time frame acceptable to AGCL if such entity is selected as the Successful Bidder (such information to include, in AGCL's sole and absolute discretion, evidence of adequate capitalization, available financing and a financial guaranty, if appropriate) and (ii) can provide all non-debtor contracting parties to the Assigned AGC Contracts with adequate assurance of future performance as contemplated by Section 365 of the Bankruptcy Code. Any party satisfying such criteria shall be designated as a "QUALIFIED BIDDER" and shall be eligible to submit a Competing Bid to AGCL. Any Qualified Bidder shall be permitted to conduct reasonable due diligence for purposes of making a Competing Bid, subject to executing a confidentiality agreement that is substantially similar to any confidentiality agreement executed by Asia Netcom in

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


                  contemplation of the Sale and is otherwise satisfactory, in form and substance, to AGCL. For purposes hereof, Asia Netcom is deemed to be a Qualified Bidder.

            c.        COMPETING BID REQUIREMENTS. AGCL shall only entertain
                  Competing Bids from Qualified Bidders that (i)(a) are on substantially the same terms and conditions as those terms set forth in the Sale Agreement or (b) present AGCL with an alternative means of maximizing the value of its estate, (ii) AGCL determines, in good faith and upon the advice of its independent financial advisors (and in consultation with the Committee, the JPLs and any of their respective financial advisors) are not materially more burdensome or conditional than the terms of the Sale Agreement, and set forth consideration for the acquisition of the Acquired Assets that would result in the net realization of value to AGCL's bankruptcy estate that is greater than or equal to the sum of
                  (a) the value of the consideration for the acquisition of the Acquired Assets set forth in the Sale Agreement plus (b) the amount of the Breakup Fee plus (c) Five Million Dollars ($5,000,000), (iii) are irrevocable until the earlier to occur of: (a) the closing of the transaction contemplated by the Successful Bid (as defined herein) or (b) thirty (30) days following the conclusion of the Auction (as it may be adjourned from time to time) and (iv) do not request or entitle Qualified Bidders to any break-up fees, termination fees, expense reimbursements or similar types of payment. The documents comprising the Competing Bid shall be marked to show modifications to the Sale

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


                  Agreement. Competing Bids shall contain an acknowledgment that the offer is not conditioned upon obtaining financing, due diligence investigation, third party consent (other than the Court) or any board of directors, shareholders or other corporate approval as of the Auction Date.

            d.        COMPETING BID DEADLINE. Each Competing Bid must (a) be in
                  writing and (b) be transmitted by facsimile or hand delivery AND by email to (i) Kasowitz Benson Torres & Friedman LLP ("KBT&F"), 1633 Broadway, New York, New York 10019, Attention:
                  Richard F. Casher, Esq. (rcasher@kasowitz.com) (Facsimile:
                  212-506-1800), attorneys for AGCL, (ii) Lazard Freres & Co. LLC ("LAZARD"), 30 Rockefeller Plaza, New York, New York 10020, financial advisors for AGCL, Attention: Alexander F. Stern (alex.stern@lazard.com) (Facsimile: 212-332-4624), (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Benjamin D. Feder, Esq. (bfeder@shearman.com) (Facsimile: 212-848-7179), attorneys for Asia Netcom, (iv) [ ], Attention: ______, Esq. (_______ .com) (Facsimile: _________ ), attorneys for the Committee, (v) the JPLs c/o Deloitte & Touche, Corner House, Church and Parliament Streets, Hamilton, HM12 Bermuda, Attention: Mark Smith (markwrs@deloitte.bm) and (vi) [counsel for the JPLs] so that such Competing Bid is received by such parties no later than January ____, 2003, at 4:00 p.m. (prevailing Eastern
                  Time) (the "BID DEADLINE"). Parties not submitting Competing Bids by the Bid Deadline shall not be permitted to participate at the Auction.

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            e.        DEPOSIT. Competing Bids must be accompanied by a good
                  faith deposit in the amount of Twelve Million Dollars ($12,000,000) (the "DEPOSIT"). Prior to the Bid Deadline, a Qualified Bidder's Deposit shall be wire transferred to:

                        BANKERS TRUST COMPANY
                        ABA 021-001-033
                        ACCOUNT NAME: PRIVATE CLIENT GROUP #99401380
                        FOR FURTHER CREDIT TO ACCOUNT # 320133
                        ACCOUNT NAME: ASIA GLOBAL CROSSING LTD.
                        ATTN: RICK STOCKTON/LUTFIJE BAJROVIC

                  All such deposits shall be retained by AGCL pending the Sale Hearing and shall be returned at the close of such hearing, except that, if applicable, AGCL shall hold the deposit of the Successful Bidder, as determined by AGCL and approved by the Court, and apply such deposit to the applicable purchase price at closing.

            f.        DETERMINATION AND EVALUATION OF QUALIFIED BIDS. A
                  Competing Bid that is submitted by a Qualified Bidder and that meets the requirements set forth in paragraphs (c), (d) and
                  (e) above shall be deemed a "QUALIFIED BID." For purposes hereof, the Asia Netcom Transaction embodied in the Sale Agreement shall be deemed to constitute a Qualified Bid (the "ASIA NETCOM QUALIFIED BID"). AGCL shall, after the Bid Deadline and prior to the Auction, upon consultation with KBT&F and Lazard, as well as the Committee, the JPLs and any of their respective counsel and financial advisors, evaluate all Competing Bids received and determine (A) which Competing Bids constitute Qualified Bids and (B) which Qualified Bid

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                  reflects the highest or otherwise best offer for the Acquired
                  Assets (the "PRE-AUCTION SUCCESSFUL BID"). A Qualified Bid will be valued based upon factors such as (i) the consideration for the acquisition of the Acquired Assets set forth in the Competing Bid and the net realization of value to AGCL's bankruptcy estate that would be provided by such proposal, (ii) the value of the Acquired Assets, if any, not being purchased, (iii) the amount and type of liabilities to be assumed and excluded, (iv) the likelihood and timing of consummation of the transactions contemplated by such proposal and (v) any other factor deemed relevant to AGCL (and the Committee and the JPLs ) in determining value.

            g.        AUCTION. If AGCL does not receive at least one Qualified
                  Bid from a Qualified Bidder, other than the Asia Netcom Qualified Bid, no Auction will be conducted. AGCL will report such failure to the Court at the time of the Sale Hearing and, subject only to final Court approval, proceed with the Sale of the Acquired Assets to Asia Netcom under the Sale Agreement. If, however, AGCL receives at least one Qualified Bid from a Qualified Bidder, other than the Asia Netcom Qualified Bid, AGCL shall conduct the Auction. Only Qualified Bidders who submit Qualified Bids will be eligible to participate in the Auction. Lazard will distribute a copy of each Qualified Bid to each Qualified Bidder within two (2) business days after the Bid Deadline and inform each Qualified Bidder of the Pre-Auction Successful Bid and the identity of the Qualified Bidder that

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



                  submitted such bid. At least two (2) business days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid shall inform AGCL whether it intends to participate in the Auction. Thereafter, at least one (1) business day prior to the Auction, AGCL will inform all Qualified Bidders who submitted Qualified Bids of the identity of all Qualified Bidders that intend to participate in the Auction.

            h.        AUCTION PROCEDURES. Based upon the terms of the Qualified
                  Bids received by AGCL, the number of Qualified Bidders participating in the Auction and such other information as AGCL determines is relevant, AGCL, in its sole discretion, may conduct the Auction in the manner it determines will achieve the maximum value for all parties in interest. Within the parameters set forth below, AGCL may adopt rules for bidding at the Auction that, in its business judgment, will best promote the goals of the process and that are not inconsistent with any of the provisions of the Bankruptcy Code, the Bidding Procedures or any order of the Court entered in connection herewith. In addition to the foregoing, the following rules shall apply at the Auction:

                  (1) SUBSEQUENT QUALIFIED OVERBIDS. Each Qualified Bidder shall have the right (but no obligation) to increase its Qualified Bid at the Auction. All such overbids (each, a "SUBSEQUENT QUALIFIED OVERBID") must set forth consideration of at least Five Million Dollars ($5,000,000) in excess of, first, the Pre-Auction Successful Bid and, thereafter, the immediately preceding Subsequent Qualified Overbid;

                  (2) CREDIT OF BREAKUP FEE. The cost to AGCL's bankruptcy estate of the Breakup Fee shall be considered by AGCL and its advisors in determining the value of each Subsequent Qualified Overbid.

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                        Accordingly, Asia Netcom shall be entitled to credit bid
                        the amount of the Breakup Fee towards any Subsequent Qualified Overbid made by it at the Auction;

                  (3) OPEN AUCTION. All Subsequent Qualified Overbids made at the Auction shall be made and received in one room on an open basis and all other Qualified Bidders who have submitted Qualified Bids shall be entitled to be present for all bidding at the Auction, with the understanding that the true identity of each Qualified Bidder shall be fully disclosed to all other Qualified Bidders, AGCL, the Committee and the JPLs throughout the entire Auction;

                  (4) CONSIDERATION AND REJECTION OF QUALIFIED BIDS. No bid shall be considered by AGCL at the Auction unless a Qualified Bidder shall have submitted a Qualified Bid in accordance with the Bidding Procedures and participated in the Auction. AGCL, in consultation with its advisors, the Committee and the JPLs, may reject at any time before entry of an order of the Court approving the Successful Bid, any Qualified Bid or Subsequent Qualified Overbid that AGCL reasonably and in good faith determines is (i) not in conformity with the requirements of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules of the Court, the Bidding Procedures or the terms and conditions of the Bidding Procedures Order, (ii) inadequate or insufficient or (iii) contrary to the best interests of AGCL and parties in interest.

                  (5) DETERMINATION OF SUCCESSFUL BID. Immediately prior to the conclusion of the Auction, AGCL, in consultation with its advisors, the Committee and the JPLs, shall (i) review each final Qualified Bid or Subsequent Qualified Overbid submitted by each Qualified Bidder on the basis of (x) the consideration to be paid for the acquisition of the Acquired Assets and the net realization of value to AGCL's bankruptcy estate that would result therefrom and (y) other financial and contractual terms and the factors relevant to the Sale process, including those factors affecting the speed and certainty of consummating such Qualified Bid or Subsequent Qualified Overbid (as the case may be), and (ii) identify the highest or otherwise best Qualified Bid or Subsequent Qualified Overbid (the "SUCCESSFUL BID") and the Qualified Bidder making the Successful Bid (the "SUCCESSFUL BIDDER") and notify all Qualified Bidders at the Auction, prior to its adjournment, of the name or names of the Successful Bidder and the amount and other material terms of the Successful Bid. AGCL promptly thereafter will notify the Court of the identity of the party that has submitted the Successful Bid. In the event of a disagreement, any Qualified Bidder, the Committee or the JPLs may seek a review

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


                        by the Court at the Sale Hearing of AGCL's determination of the Successful Bid.

            i.        SALE HEARING. AGCL will seek approval of the Successful
                  Bid at the Sale Hearing.

            j.        ACCEPTANCE BY DEBTOR OF SUCCESSFUL BID. AGCL's
                  presentation to the Court for approval of the Successful Bid does not constitute AGCL's acceptance of such proposal. AGCL shall be deemed to have accepted a Qualified Bid or Subsequent Qualified Overbid only when AGCL shall have declared such offer to be the Successful Bid, the Successful Bid shall have been approved by the Court and definitive documentation shall have been executed in respect of the Successful Bid.

            k.        FAILURE OF SUCCESSFUL BIDDER TO CLOSE. In the event that a
                  Qualified Bidder who participates in the Auction is the Successful Bidder (as determined by AGCL and approved by the Court), and such Successful Bidder fails to consummate the transaction contemplated by the Successful Bid by the applicable closing date, the Successful Bidder's deposit shall be forfeited to AGCL (but not as liquidated damages, AGCL reserving the right to pursue all remedies that may be available to it), and AGCL shall be free to consummate, upon no less than two (2) business days' notice to the Committee and the JPLs, the transaction contemplated by the Qualified Bid or the Subsequent Qualified

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                  Overbid proposed by the next highest Qualified Bidder at the final price bid by such Qualified Bidder at the Auction, such Qualified Bid or Subsequent Qualified Overbid thereupon being deemed to be the Successful Bid (or, if that Qualified Bidder is unable to consummate the transaction at that price, AGCL may consummate the transaction contemplated by the Qualified Bid or Subsequent Qualified Overbid proposed by the next highest Qualified Bidder, and so forth) without the need for an additional hearing or order of the Court.

            l.       EXPENSES. Except as otherwise set forth in the Sale
                  Agreement and the Bidding Procedures Order, each person submitting a Competing Bid shall bear its own expenses in connection with the Sale of the Acquired Assets, whether or not such person is the Successful Bidder or the Sale of the Acquired Assets ultimately is approved.

         3. The Bidding Procedures Order also provides that the Sale Hearing shall be held on January ___, 2003, at__:00 _.m. (prevailing Eastern
            Time), or as soon thereafter as counsel may be heard, before the Honorable ______________, United States Bankruptcy Judge, in Room ____ of the United States Court for the Southern District of New York, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004. The Sale Hearing may be adjourned from time to time without further notice other than an announcement in open court of the adjourned date or dates at the Sale Hearing or an adjourned hearing.

         4. At the Sale Hearing, AGCL shall request entry of the Approval
            Order. At the Sale Hearing, the Court may enter such other orders as it deems appropriate under applicable law and as required by the circumstances and equities of this case.

         5. At the Sale Hearing, the Court will not consider any bids from entities that were not qualified to participate, or did not participate, in the Auction.

         6. Responses or objections, if any, to the relief requested in the Sale Motion must be in writing, conform to the Bankruptcy Rules and the Local Rules of the Court, set forth the name of the objector, state with particularity the nature and amount of any claims or interests held or asserted against AGCL's estate or property, the basis for the objection and the specific grounds therefor, and shall be filed with the Court electronically in accordance with General Order M-242 (General Order M-242 and the User's Manual for the Electronic Case Filing System can be found at www.nysb.ucourts.gov, the official website for the Court), by registered users of the Court's case filing system and, by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), WordPerfect or any other Windows-based word processing format (with a hard-copy delivered directly to Chambers), and shall be served in accordance with General Order M-242 upon (a) AGCL, 11150 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025, Attn:
            Charles Carroll, General Counsel (Facsimile: 310-481-4757), (b) Kasowitz, Benson, Torres & Friedman LLP, 1633 Broadway, New York, New York 10019, Attn: Richard F. Casher, Esq. (Facsimile:
            212-506-1800), attorneys for AGCL; (b) Lazard Freres & Co. LLC, 30 Rockefeller Plaza, New York, New York 10020, Attention: Alexander F. Stern (Facsimile: 212-332-4624), financial advisors for AGCL; (c) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn: Benjamin D. Feder, Esq. (Facsimile:
            212-848-7179), attorneys for Asia Netcom, (d) the Office of the United States Trustee, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: Lauren Landsbaum, Esq.), (e) _________ , Attn:
            __________, Esq. (Facsimile: ________ ), attorneys for the Committee, and (f) _____________ Attn: _________ (Facsimile:
            _________ ), counsel to the JPLs, so as to be actually received by such persons by no later than 4:00 p.m. (prevailing Eastern Time) on January ___, 2003 (the "SALE MOTION OBJECTION DEADLINE").

         7. Other than as expressly set forth herein with respect to the right of any Qualified Bidder, the Committee or the JPLs to challenge AGCL's determination of the Successful Bid at the conclusion of the Auction, the failure of any objecting person or entity to file its objection by the Sale Motion Objection Deadline as set forth herein shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion, the Sale or AGCL's consummation and performance of the Asia Netcom Transaction or the Alternative Sale Transaction contemplated by the Successful Bid (if so authorized by the Court), as the case may be.

         8. A copy of the Sale Agreement is annexed to the Sale Motion as Exhibit "A". Copies of the Sale Motion and the exhibits thereto may be (a) reviewed during regular Court hours at the United States Bankruptcy Court, Records Department, Room 511, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004, (b) reviewed electronically on www.nysb.ucourts.gov, the official website for the Court, or (c) procured upon written request to Kasowitz, Benson, Torres & Friedman LLP, attorneys for AGCL, 1633 Broadway, New York, New York 10019,
            Attention: Kate Lockhart, Legal Assistant (klockhart@kasowitz.com).

Dated: New York, New York
       December ____, 2002

                                                           BY ORDER OF THE COURT

                                    EXHIBIT B

                          Cure Amount Procedures Notice

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------------X
In re                                       :  Chapter 11
                                            :  Case Nos. 02-_____
ASIA GLOBAL CROSSING LTD., et al.,          :  through 02- _____ (     )
                                            :
                Debtors.                    :  (Jointly Administered)
                                            :
--------------------------------------------X

NOTICE OF CURE AMOUNT DETERMINATION IN CONNECTION WITH THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS BY ASIA GLOBAL CROSSING LTD.

PLEASE TAKE NOTICE THAT:

      1. Pursuant to the Order Under Sections 105(a) and 363 of the Bankruptcy Code and Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (A) Authorizing and Scheduling an Auction for the Sale of All or Substantially All of the Debtor's Assets Free and Clear of All Liens, Claims, Encumbrances and Other Interests, (B) Approving Bidding and Auction Procedures,
(C) Approving a Breakup Fee and Other Bid Protections, (D) Approving Procedures to Determine Cure Amounts Relating to the Assumed Contracts, (E) Approving Notice Procedures, Including the Form, Manner and Scope of Notice, in Connection with the Auction and the Sale Hearing, (F) Setting a Deadline for Filing Objections to Debtor's Motion Seeking Approval of Sale, and (G) Setting a Date and Time for Hearing to Approve Sale Resulting from Auction, dated December _____ , 2002 (the "BIDDING PROCEDURES ORDER"), entered by the United States Bankruptcy Court for the Southern District of New York (the "COURT"), Asia Global Crossing Ltd. ("ASIA GLOBAL CROSSING"), one of the debtors and debtors in possession (collectively, the "DEBTORS") in the above-captioned case (the "CHAPTER 11 CASE"), hereby provides notice of its intent to (i) assume each of the executory contracts (collectively, the "ASSIGNED AGC CONTRACTS") identified on EXHIBIT A annexed hereto and (ii) assign the Assigned AGC Contracts to Asia Netcom Corporation Limited ("ASIA NETCOM") pursuant to a certain Share and Asset Purchase Agreement dated as of November 17, 2002, between Asia Global Crossing and Asia Netcom, subject to higher and better bids to be solicited in accordance with the terms of the Bidding Procedures Order at a competitive auction (the "AUCTION") of all or substantially all of the assets (the "ACQUIRED ASSETS") of Asia Global Crossing, at which Auction the successful bidder (the "SUCCESSFUL BIDDER") for the Acquired Assets (including the Assigned AGC Contracts) will be selected. Assumption and assignment of the Assigned AGC Contracts will be effective upon the date (the "CLOSING DATE") on which the sale (the "SALE") of the Acquired Assets is consummated. Pursuant to the Bidding Procedures Order, the Auction to determine the Successful Bidder is scheduled to commence on January _____, 2003 at 10:00 a.m. (prevailing Eastern Time), at the offices of Kasowitz, Benson, Torres & Friedman LLP, 1633 Broadway, New York, New York 10019.

      2. A hearing (the "SALE HEARING") to consider approval of the Sale will be held before the Honorable _______________, United States Bankruptcy Judge, in Room ____ of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York, 10004, on January _____, 2003, at 10:00 a.m. (prevailing Eastern Time), or as soon thereafter as counsel may be heard.

      3. On the Closing Date, or as soon thereafter as practicable, Asia Global Crossing will pay you all amounts, if any, due and owing for prepetition and postpetition arrearages (the "CURE AMOUNTS") under the Assigned AGC Contract to which you are a party. Asia Global Crossing's records indicate that (a) it owes U.S. $0.00 for the Cure Amounts relating to Assigned AGC Contract to which you are a party and
(b) there are no defaults by Asia Global Crossing under such Assigned AGC Contract.

      4. If you disagree with the Cure Amount set forth in this Cure Amount Procedures Notice, (i) you must file a written objection to the assumption and assignment of such Assigned AGC Contract or the proposed Cure Amount with respect thereto (a "CURE AMOUNT OBJECTION") with the Bankruptcy Court and state in your Cure Amount Objection with specificity the Cure Amount that you believe is required (with supporting documentation in support thereof), (ii) such Cure Amount Objection must conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court and be filed with the Bankruptcy Court electronically in accordance with General Order M-242 (General Order M-242 and the User's Manual for the Electronic Case Filing System can be found at www.nysb.uscourts.gov, the official website for the Bankruptcy Court), by registered users of the Bankruptcy Court's case filing system and, by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format
(PDF), Wordperfect or any other Windows-based word processing format (with a hard copy delivered directly to Chambers ) and (iii) you must serve a copy of your Cure Amount Objection on (a) Asia Global Crossing, 11150 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025, Attention: Charles F. Carroll, General Counsel (Facsimile: 310-499-7504), (b) Kasowitz, Benson, Torres & Friedman LLP, 1633 Broadway, New York, New York 10019, Attention: Richard F. Casher (Facsimile: 212-506-1800), attorneys for the Debtors, (c) Shearman & Sterling, 599 Lexington Avenue, New York,

New York 10022, Attention: Benjamin D. Feder (Facsimile: 212-848-7179), attorneys for Asia Netcom, and (d) the attorneys for any statutory committee of unsecured creditors appointed in the Chapter 11 Case, so that such Cure Amount Objection actually is received by such persons no later than January ___ , 2003 at 4:00 p.m. (prevailing Eastern Time) (the "SALE MOTION OBJECTION DEADLINE").

      5. With respect to each Assigned AGC Contract, if no Cure Amount Objection timely is received, such Assigned AGC Contract shall be assumed by Asia Global Crossing and assigned to Asia Netcom (or the Successful Bidder, if other than Asia Netcom), effective on the Closing Date, and the Cure Amounts set forth in the Cure Amount Procedures Notice shall be controlling, notwithstanding anything to the contrary in such Assigned AGC Contract or any other document, and the Assigned AGC Contract Counterparty to such Assigned AGC Contract shall be forever barred from asserting any other claims arising under or with respect to such Assigned AGC Contract against the Debtors, Asia Netcom (or the Successful Bidder, if other than Asia Netcom), or the property of either of them.

      6. If an objection to a Cure Amount is timely filed, and such Cure Amount cannot be resolved consensually prior to the Sale Hearing, the disputed portion of such Cure Amount will be held in an escrow account pending resolution. If the parties are unable to resolve the disputed Cure Amount, a hearing with respect to such objection, upon notice in accordance with General Order M-242 will be held before the Honorable ________________, United States Bankruptcy Judge, in Room ____ of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York, 10004, at such date and time as the Court may schedule.

      7. Prior to the Closing Date, Asia Global Crossing may amend its decision with respect to the assumption and assignment of the Assigned AGC Contract to which you are a party and provide you with a new notice amending the information in this Notice.

Dated: New York, New York

                  December ____, 2002

                                         KASOWITZ, BENSON, TORRES &
                                            FRIEDMAN LLP

                                         _______________________________________
                                         David M. Friedman (DF-4278)
                                         Richard F. Casher (RC-9185)
                                         1633 Broadway
                                         New York, New York 10019
                                         Telephone: (212) 506-1700
                                         Facsimile: (212) 506-1800

                                         Attorneys for Debtors and
                                           Debtors in Possession

                                    EXHIBIT A
                         LIST OF ASSIGNED AGC CONTRACTS

                   EXHIBIT A TO CURE AMOUNT PROCEDURES NOTICE

1.    AGREEMENTS TO WHICH ASIA GLOBAL CROSSING LTD. IS A PARTY

                                                    ASIA GLOBAL                                                           CURE
          TITLE                   DATE              CROSSING LTD.                  COUNTERPARTY (W/ ADDRESS)             AMOUNT
--------------------------  ---------------  ----------------------------  ----------------------------------------    ------------
Agreement                   May 28, 2001     Asia Global Crossing Ltd.     PB Constructors (Asia) Ltd.                      $0

                                                                           Samsung Corporation (Engineering &
                                                                           Construction Group)

Letter of Intent on         July 12, 2002    Asia Global Crossing Ltd.     Cisco Systems, Inc.                              $0
Trade-In Proposal                                                          Attn: Rick Timmins
                                                                           VP  WW Sales Finance
                                                                           170 Tasman Drive
                                                                           San Jose, CA 95134 USA

Payment Deferral Loan       March 29, 2002   Asia Global Crossing Ltd.     NEC Corporation                                  $0
Agreement                                                                  Attn: Koji Takahashi
                                                                           7-1, Shiba 5-chome
                                                                           Minato-ku, Tokyo 108-8001, Japan

                                                                           copy to:
                                                                           Paul, Weiss, Rifkind, Wharton &
                                                                           Garrison
                                                                           Attn: Lisa Yano
                                                                           Fukoku Seimei Building,
                                                                           2-2 Uchisaiwai-cho 2-chome
                                                                           Chiyoda-ku, Tokyo 100-0011

                                                                           East Asia Crossing Ltd.
                                                                           Mintflower Place, 2nd Floor
                                                                           8 Par-la-Ville Road
                                                                           Hamilton HM 08 Bermuda

Amendment No. 1 to Payment  May 14, 2002     Asia Global Crossing Ltd.     NEC Corporation                                  $0
Deferral Loan Agreement                                                    Attn: Koji Takahashi
                                                                           7-1, Shiba 5-chome
                                                                           Minato-ku, Tokyo 108-8001 Japan

                                                                           copy to:
                                                                           Paul, Weiss, Rifkind, Wharton &
                                                                           Garrison

                                                    ASIA GLOBAL                                                           CURE
          TITLE                   DATE              CROSSING LTD.                  COUNTERPARTY (W/ ADDRESS)             AMOUNT
--------------------------  ---------------  ----------------------------  ----------------------------------------    ------------
                                                                           Attn: Lisa Yano
                                                                           Fukoku Seimei Building
                                                                           2-2 Uchisaiwaicho 2-chome
                                                                           Chiyoda-ku, Tokyo 100-0011 Japan

                                                                           East Asia Crossing Ltd.
                                                                           Mintflower Place, 2nd Floor
                                                                           8 Par-la-Ville Road
                                                                           Hamilton HM 08 Bermuda

Payment Deferral Option     March 25, 2002   Asia Global Crossing Ltd.     KDDI Submarine Cable Systems Inc.                $0
Agreement                                                                  Attn: Ichiro Kondo
                                                                           Chief Executive Officer
                                                                           3-7-1 Nishishinjuku
                                                                           Shinjuku-ku Tokyo 163-1033, Japan

                                                                           East Asia Crossing Ltd.
                                                                           Mintflower Place, 2nd Floor
                                                                           8 Par-la-Ville Road
                                                                           Hamilton HM 08 Bermuda

Amendment No. 1             May 14, 2002     Asia Global Crossing Ltd.     KDDI Submarine Cable Systems Inc.                $0
Payment Deferral Option                                                    Attn: Ichiro Kondo
Agreement                                                                  Chief Executive Officer
                                                                           3-7-1 Nishishinjuku
                                                                           Shinjuku-ku Tokyo 163-1033, Japan

                                                                           East Asia Crossing Ltd.
                                                                           Mintflower Place, 2nd Floor
                                                                           8 Par-la-Ville Road
                                                                           Hamilton HM 08 Bermuda

Master Services Agreement   August 27, 2001  Asia Global Crossing Ltd.     NTT Communications Corporation                   $0
                                                                           1-6 Uchisaiwai-cho 1 chome
                                                                           Chiyoda-ku Tokyo 100-8019

Collateral Agency           May 15, 2002     Asia Global Crossing Ltd.     DB Trustees (Hong Kong) Limited                  $0

                                                    ASIA GLOBAL                                                           CURE
          TITLE                   DATE              CROSSING LTD.                  COUNTERPARTY (W/ ADDRESS)             AMOUNT
--------------------------  ---------------  ----------------------------  ----------------------------------------    ------------
Agreement                                                                  (as successor to The Bank of
                                                                           New York, London Branch)
                                                                           51-56 Floor
                                                                           Chung Kong, Center #2
                                                                           Queens Road Central
                                                                           Hong Kong

                                                                           KDDI Submarine Cable Systems Inc.
                                                                           Attn: Masanori Egi
                                                                           7-1 Nishi-shinjuku 3-chome
                                                                           Shinjuku-ku Tokyo 163-1033 Japan

                                                                           copy to:
                                                                           Tozai Sogo Law Office
                                                                           Attn: Norifumi Tateishi, Esq.
                                                                           Kioicho K Building, 3-28 Kioicho
                                                                           Chiyoda-Ku Tokyo 102, Japan

                                                                           copy to:
                                                                           Attn: Jonathan D. Clemente, Esq.
                                                                           Clemente, Mueller & Tobia, P.A.
                                                                           218 Ridgedale Avenue
                                                                           P.O. Box 1296
                                                                           Morristown, New Jersey 07962-1296
                                                                           USA

                                                                           NEC Corporation
                                                                           Attn: Koji Takahashi
                                                                           7-1, Shiba 5-chome
                                                                           Minato-ku, Tokyo 108-8001 Japan

                                                                           copy to:
                                                                           Paul, Weiss, Rifkind, Wharton &
                                                                           Garrison
                                                                           Attn: Lisa Yano
                                                                           Fukoku Seimei Building
                                                                           2-2 Uchisaiwaicho 2-chome
                                                                           Chiyoda-ku, Tokyo 100-0011

                                                    ASIA GLOBAL                                                           CURE
          TITLE                   DATE              CROSSING LTD.                  COUNTERPARTY (W/ ADDRESS)             AMOUNT
--------------------------  ---------------  ----------------------------  ----------------------------------------    ------------
                                                                           Japan

                                                                           East Asia Crossing Ltd.
                                                                           Mintflower Place, 2nd Floor
                                                                           8 Par-la-Ville Road
                                                                           Hamilton HM 08 Bermuda

Intercreditor Agreement     May 14, 2002     Asia Global Crossing Ltd.     DB Trustees (Hong Kong) Limited                  $0
                                                                           (as successor to The Bank of
                                                                           New York, London Branch)
                                                                           51-56 Floor
                                                                           Chung Kong, Center #2
                                                                           Queens Road Central
                                                                           Hong Kong

                                                                           KDDI Submarine Cable Systems Inc.
                                                                           Attn: Masanori Egi
                                                                           7-1 Nishi-shinjuku 3-chome
                                                                           Shinjuku-ku Tokyo 163-1033 Japan

                                                                           copy to:
                                                                           Tozai Sogo Law Office
                                                                           Attn: Norifumi Tateishi, Esq.
                                                                           Kioicho K Building, 3-28 Kioicho
                                                                           Chiyoda-Ku Tokyo 102, Japan

                                                                           copy to:
                                                                           Attn: Jonathan D. Clemente, Esq.
                                                                           Clemente, Mueller & Tobia, P.A.
                                                                           218 Ridgedale Avenue
                                                                           P.O. Box 1296
                                                                           Morristown, New Jersey 07962-1296
                                                                           USA

                                                                           NEC Corporation
                                                                           Attn: Koji Takahashi
                                                                           7-1, Shiba 5-chome
                                                                           Minato-ku, Tokyo 108-8001

                                                    ASIA GLOBAL                                                           CURE
          TITLE                   DATE              CROSSING LTD.                  COUNTERPARTY (W/ ADDRESS)             AMOUNT
--------------------------  ---------------  ----------------------------  ----------------------------------------    ------------
                                                                           Japan

                                                                           copy to:
                                                                           Paul, Weiss, Rifkind, Wharton &
                                                                           Garrison
                                                                           Attn: Lisa Yano
                                                                           Fukoku Seimei Building
                                                                           2-2 Uchisaiwaicho 2-chome
                                                                           Chiyoda-ku, Tokyo 100-0011 Japan

                                                                           East Asia Crossing Ltd.
                                                                           Mintflower Place, 2nd Floor
                                                                           8 Par-la-Ville Road
                                                                           Hamilton HM 08 Bermuda

Side Letter                 May 15, 2002     Asia Global Crossing Ltd.     NEC Corporation                                  $0
                                                                           Attn: Koji Takahashi
                                                                           7-1, Shiba 5-chome
                                                                           Minato-ku, Tokyo 108-8001, Japan

                                                                           copy to:
                                                                           Paul, Weiss, Rifkind, Wharton &
                                                                           Garrison
                                                                           Attn: Lisa Yano
                                                                           Fukoku Seimei Building,
                                                                           2-2 Uchisaiwai-cho 2-chome
                                                                           Chiyoda-ku, Tokyo 100-0011

                                                                           East Asia Crossing Ltd.
                                                                           Mintflower Place, 2nd Floor
                                                                           8 Par-la-Ville Road
                                                                           Hamilton HM 08 Bermuda

Amendment No. 2 to NEC      November 16,     Asia Global Crossing Ltd.     East Asia Crossing Ltd.                          $0
Payment Deferral Loan       2002                                           Mintflower Place, 2nd Floor
Agreement                                                                  8 Par-la-Ville Road
                                                                           Hamilton HM 08 Bermuda

                                                                           NEC Corporation
                                                                           Attn: Koji Takahashi
                                                                           7-1, Shiba 5-chome
                                                                           Minato-ku, Tokyo 108-8001,

                                                    ASIA GLOBAL                                                           CURE
          TITLE                   DATE              CROSSING LTD.                  COUNTERPARTY (W/ ADDRESS)             AMOUNT
--------------------------  ---------------  ----------------------------  ----------------------------------------    ------------
                                                                           Japan

                                                                           copy to:
                                                                           Paul, Weiss, Rifkind, Wharton &
                                                                           Garrison
                                                                           Attn: Lisa Yano
                                                                           Fukoku Seimei Building,
                                                                           2-2 Uchisaiwai-cho 2-chome
                                                                           Chiyoda-ku, Tokyo 100-0011

Amendment No. 2 to KDDI     November 15,     Asia Global Crossing Ltd.     East Asia Crossing Ltd.                          $0
Payment Deferral Option     2002                                           Mintflower Place, 2nd Floor
Agreement                                                                  8 Par-la-Ville Road
                                                                           Hamilton HM 08 Bermuda

                                                                           KDDI Submarine Cable Systems
                                                                           Attn: Ichiro Kondo
                                                                           Chief Executive Officer
                                                                           3-7-1 Nishishinjuku
                                                                           Shinjuku-ku Tokyo 163-1033, Japan

Share Charge                May 14, 2002     Asia Global Crossing Ltd.     DB Trustees (Hong Kong) Limited                  $0
                                                                           (as successor to The Bank of
                                                                           New York, London Branch)
                                                                           51-56 Floor
                                                                           Chung Kong, Center #2
                                                                           Queens Road Central
                                                                           Hong Kong

                                                                           KDDI Submarine Cable Systems Inc.
                                                                           Attn: Masanori Egi
                                                                           7-1 Nishi-shinjuku 3-chome
                                                                           Shinjuku-ku Tokyo 163-1033 Japan

                                                                           copy to:
                                                                           Tozai Sogo Law Office
                                                                           Attn: Norifumi Tateishi, Esq.
                                                                           Kioicho K Building, 3-28 Kioicho
                                                                           Chiyoda-Ku Tokyo 102, Japan

                                                    ASIA GLOBAL                                                           CURE
          TITLE                   DATE              CROSSING LTD.                  COUNTERPARTY (W/ ADDRESS)             AMOUNT
--------------------------  ---------------  ----------------------------  ----------------------------------------    ------------
                                                                           copy to:
                                                                           Attn: Jonathan D. Clemente, Esq.
                                                                           Clemente, Mueller & Tobia, P.A.
                                                                           218 Ridgedale Avenue
                                                                           P.O. Box 1296
                                                                           Morristown, New Jersey 07962-1296
                                                                           USA

                                                                           NEC Corporation
                                                                           Attn: Koji Takahashi
                                                                           7-1, Shiba 5-chome
                                                                           Minato-ku, Tokyo 108-8001 Japan

                                                                           copy to:
                                                                           Paul, Weiss, Rifkind, Wharton &
                                                                           Garrison
                                                                           Attn: Lisa Yano
                                                                           Fukoku Seimei Building
                                                                           2-2 Uchisaiwaicho 2-chome
                                                                           Chiyoda-ku, Tokyo 100-0011 Japan

Right of First              March 29, 2002   Asia Global Crossing Ltd.     NEC Corporation                                  $0
Refusal/Right of First                                                     Attn: Koji Takahashi
Negotiation                                                                General Manager
                                                                           4th International Systems Division
                                                                           7-1, Shiba 5-chome
                                                                           Minato-ku, Tokyo 108-8001 Japan

                                                                           East Asia Crossing Ltd.
                                                                           Mintflower Place, 2nd Floor
                                                                           8 Par-la-Ville Road
                                                                           Hamilton HM 08 Bermuda

Exchange Agreement          April 23, 2002   Asia Global Crossing Ltd.     GCT Pacific Holdings, Ltd.                       $0
                                                                           Attn: Corporate Secretary
                                                                           Wessex House
                                                                           45 Reed Street

                                                    ASIA GLOBAL                                                           CURE
          TITLE                   DATE              CROSSING LTD.                  COUNTERPARTY (W/ ADDRESS)             AMOUNT
--------------------------  ---------------  ----------------------------  ----------------------------------------    ------------
                                                                           Hamilton, Bermuda HM12

                                                                           Pacific Crossing Holdings Ltd.
                                                                           Attn: Corporate Secretary
                                                                           Wessex House
                                                                           45 Reed Street
                                                                           Hamilton, Bermuda HM12

                                                                           Vectant, Inc.
                                                                           Attn: Osamu Okubo
                                                                           111 West 57th Street
                                                                           Suite 410
                                                                           New York, NY 10019 USA

                                                                           Global Access Limited
                                                                           Attn: Jiro Saeki
                                                                           Fukida  Bldg. 7F
                                                                           4-1-13, Toranomon
                                                                           Minato-ku, Tokyo, 105-001, Japan

Amended and Restated        December 20,     Asia Global Crossing Ltd.     Internet Research Institute, Inc.                $0
Shareholders Agreement      2000                                           Attn: Hiroki Ohwada
                                                                           Ohtemachi Tatemono Kamiyacho Bldg. 8F
                                                                           5-12-13 Toranomon
                                                                           Minato-ku, Tokyo
                                                                           Japan 105-0001

                                                                           Softbank Corp.
                                                                           Attn: Naoki Noda, Legal Department
                                                                           41-12, Nihonbashi-Hakozakicho
                                                                           Chuo-ku, Tokyo
                                                                           Japan 103-0015

                                                                           Copy to:
                                                                           Softbank Networks Inc.
                                                                           Attn: Corporate Planning Division, Legal
                                                                           Oak Minami Azabu Building
                                                                           3-19-23 Minami Azabu
                                                                           Minato-ku, Tokyo
                                                                           Japan 106-0047

                                                    ASIA GLOBAL                                                           CURE
          TITLE                   DATE              CROSSING LTD.                  COUNTERPARTY (W/ ADDRESS)             AMOUNT
--------------------------  ---------------  ----------------------------  ----------------------------------------    ------------
Amended and Restated        2001             Asia Global Crossing Ltd.     Asia Global Crossing Japan KK                    $0
Operation and Landing                                                      17F Kamiyacho Mori Building
Agreement                                                                  4-3-20 Toranomon
                                                                           Minato-Ku, Tokyo 105-0001, Japan

                                                                           Asia Global Crossing Hong Kong Limited
                                                                           Two Exchange Square, 27th Floor
                                                                           Hong Kong, S.A.R., China, Hong Kong

                                                                           Asia Global Crossing Taiwan Inc.
                                                                           5/F-F, 168 Tun Hwa North Road
                                                                           Taipei, Taiwan, R.O.C.

Amended and Restated        2001             Asia Global Crossing Ltd.     Asia Global Crossing Japan K.K.                  $0
Operation and Landing                                                      17F Kamiyacho Mori Building
Agreement                                                                  4-3-20 Toranomon
                                                                           Minato-Ku, Tokyo 105-0001, Japan

                                                                           Asia Global Crossing Hong Kong Limited
                                                                           Two Exchange Square, 27th Floor
                                                                           Hong Kong, S.A.R., China, Hong Kong

                                                                           DACOM Crossing Corporation
                                                                           706-1, Yeoksam-dong, Kangnam-ku
                                                                           Seoul, Korea 110-122

                                                                           Asia Global Crossing Taiwan Inc.
                                                                           5/F-F, 168 Tun Hwa North Road
                                                                           Taipei, Taiwan, R.O.C.

Memorandum                  February         Asia Global                   Global Crossing Network Center                  $0

                                                    ASIA GLOBAL                                                           CURE
          TITLE                   DATE              CROSSING LTD.                  COUNTERPARTY (W/ ADDRESS)             AMOUNT
--------------------------  ---------------  ----------------------------  ----------------------------------------    ------------
of Understanding            9, 2001                                        Ltd.,
                                                                           Global Access Limited

Letter of Intent            June 1, 2001     Asia Global Crossing Ltd.     Softbank Corp.                                   $0
                                                                           Attn: President and CEO
                                                                           Mr. Masayoshi Son
                                                                           24-1, Nihonbashi-Hakozakicho,
                                                                           Chuo-ku, Tokyo, Japan 103-8501

Binding Heads of Agreement  May 3, 2002      Asia Global Crossing Ltd.     Asia Global Crossing (Singapore) Pte Ltd.        $0
                                                                           Attn: General Counsel
                                                                           46th Floor, Cheung Kong Center
                                                                           2 Queens Road Central
                                                                           Hong Kong

                                                                           Asia Global Crossing Asia Pacific
                                                                           Commercial Limited
                                                                           Attn: General Counsel
                                                                           46th Floor, Cheung Kong Center
                                                                           2 Queens Road Central
                                                                           Hong Kong

                                                                           Starhub Pte Ltd.
                                                                           Attn: Senior Vice President -
                                                                           International
                                                                           51 Cuppage Road
                                                                           #07-00, StarHub Centre
                                                                           Singapore (229469)

                                                                           copy to:
                                                                           Attn: General Counsel
                                                                           51 Cuppage Road
                                                                           #07-00, StarHub Centre
                                                                           Singapore (229469)

                                                                           STT Communications Ltd.
                                                                           Attn: Vice President - Legal
                                                                           51 Cuppage Road
                                                                           #10-11/17, StarHub Centre
                                                                           Singapore (229469)

                                                                           StarHub Crossing Pte Ltd.

                                                    ASIA GLOBAL                                                           CURE
          TITLE                   DATE              CROSSING LTD.                  COUNTERPARTY (W/ ADDRESS)             AMOUNT
--------------------------  ---------------  ----------------------------  ----------------------------------------    ------------
                                                                           Attn: General Counsel
                                                                           46th Floor, Cheung Kong Center
                                                                           2 Queens Road Central
                                                                           Hong Kong

Letter Agreement            July 2, 2001     Asia Global Crossing Ltd.     PB Constructors (Asia) Ltd.                      $0
                                                                           23/F, AIA Tower
                                                                           183 Electric Road
                                                                           North Point, Hong Kong

Sale, Assignment and        March 29, 2002   Asia Global Crossing Ltd.     Asia Global Crossing Asia Pacific                $0
Assumption Agreement                                                       Commercial Limited
                                                                           Attn: General Counsel
                                                                           46th Floor, Cheung Kong Center
                                                                           2 Queens Road Central
                                                                           Hong Kong

                                                                           NEC Corporation
                                                                           Attn: Koji Takahashi
                                                                           7-1, Shiba 5-chome
                                                                           Minato-ku, Tokyo 108-8001, Japan

                                                                           copy to:
                                                                           Paul, Weiss, Rifkind, Wharton & Garrison
                                                                           Attn: Lisa Yano
                                                                           Fukoku Seimei Building
                                                                           2-2-2 Uchisaiwaicho
                                                                           Chiyoda-ku, Tokyo 100-0011

Letter Agreement            June 29, 2001    Asia Global Crossing Ltd.     PB Constructors (Asia) Ltd.                      $0
                                                                           Samsung Corporation

Memorandum of               January 24,      Asia Global Crossing Ltd.     Internet Research Institute, Inc.                $0
Understanding               2002

Capacity Purchase           August 27,       Global Crossing USA, Inc.,    Exodus Communications, Inc.                      $0
Agreement                   1999             as amended with Global        Attn: General Counsel
                                             Crossing Bandwidth Inc.       2831 Mission College Blvd.
                                             (pursuant to Assignment and   Santa Clara, CA 95054-1838

                                                   ASIA GLOBAL                                                               CURE
TITLE                           DATE               CROSSING LTD.                   COUNTERPARTY(W/ADDRESS)                  AMOUNT
-----                           ----               -------------                   -----------------------                  ------
                                             Assumption Agreement dated
                                             January 30, 2001 and made
                                             between Global Crossing USA
                                             Inc. and Asia Global
                                             Crossing Limited)

Commitment Agreement      August 2, 2001     Asia Global Crossing Ltd.     Global Switch (Property) Singapore Pte Ltd.      $0

                                                                           Global Switch SarL

                                                                           East Asia Crossing Singapore Pte Ltd.

Services Agreement        August 2, 2001     Asia Global Crossing Ltd.     Global Switch (Property) Singapore Pte Ltd.      $0

                                                                           Global Switch SarL

                                                                           East Asia Crossing Singapore Pte Ltd.

Network Agreement         January 12, 2000   Asia Global Crossing Ltd.     Global Crossing USA                              $0
                                             (as successor in interest
                                             to Global Crossing USA        Hutchison Communications Holdings Limited
                                             pursuant to the Purchase
                                             Contribution and
                                             Indemnification Agreement,
                                             dated October 5, 2000 among
                                             Global Crossing Ltd.,
                                             Global Crossing USA,
                                             Microsoft Corporation,
                                             Microsoft AGC-Holdings,
                                             Inc., Softbank Corp., SBIS
                                             Corporation Pte Ltd. and
                                             Asia Global Crossing Ltd.)

                                                   ASIA GLOBAL                                                               CURE
TITLE                           DATE               CROSSING LTD.                   COUNTERPARTY(W/ADDRESS)                  AMOUNT
-----                           ----               -------------                   -----------------------                  ------
Letter Agreement          January 17, 2002   Asia Global Crossing Ltd.     Hutchison Global Crossing Investments Ltd.       $0

Turnkey Outside Plant     March 29, 2001     Asia Global Crossing Ltd.     Sumitomo Corporation                             $0
Network Engineering
Services Contract
(Philippines)

2. Contracts Providing For Obligation to Provide Capacity or Other Services in Asia, and the Corresponding Right to Receive Payment, Assigned by Global Crossing Ltd. and its Affiliated Companies to Asia Global Crossing Ltd. Through Ordinary Course of Dealing With Asia Global Crossing Ltd.

                                                GLOBAL CROSSING                                                              CURE
TITLE                    DATE                       ENTITY                      COUNTERPARTY (W/ ADDRESS)                   AMOUNT
-----                    ----                   --------------                  -------------------------                   ------
Capacity Purchase        December 31, 2000   Global Crossing Bandwidth     Exodus Communications, Inc.                      $0
Agreement                                    Inc.                          Attn:  General Counsel
                                                                           2831 Mission College Blvd.
                                                                           Santa Clara, CA 95054-1838

IRU Agreement            July 2, 2001        Global Crossing Services      FLAG Telecom Global Network Limited              $0
                                             Europe                        Suite 770
                                                                           48 Par-la-Ville Road
                                                                           Hamilton, Bermuda  HM11
                                                                           Bermuda

                                                                           Copy to:
                                                                           FLAG Telecom Limited
                                                                           9 South Street
                                                                           London, England
                                                                           WIk2XA

Purchase Agreement       March 20, 2000      Global Crossing Japan KK      Lucent Technologies Japan Ltd.                   $0
for WaveStar
Metropoint OLS

Capacity Purchase        March 27, 2000      Global Crossing USA Inc.      Softbank Corporation                             $0
Agreement                                    (pursuant to

                                                GLOBAL CROSSING                                                              CURE
TITLE                    DATE                      ENTITY                       COUNTERPARTY (W/ ADDRESS)                    AMOUNT
-----                    ----                    --------------                 -------------------------                   ------
                                             Assignment and Assumption
                                             Agreement dated March, 2000
                                             between Global Crossing USA
                                             Inc. and Asia Global
                                             Crossing Asia Pacific
                                             Commercial Limited)

Capacity Purchase        October, 1999       Global Crossing USA Inc.      Abovenet Communications Inc.                     $0
Agreement

Capacity Lease           March 28, 2000      Global Crossing USA Inc.      AOL Japan, Inc                                   $0
Agreement                                                                  Tokyo Opera City Tower
                                                                           16F, 3-20-2 Nishi-Shinjuko
                                                                           Shinjuku-Ku, Tokyo 163-1460
                                                                           Japan
                                                                           Attn: AOL Japan President

Capacity Purchase        January, 2001       Global Crossing Europe        Equant (Bermuda) Limited                         $0
Agreement                                    Limited

Capacity Purchase        June 29, 2001       Global Crossing Services      FLAG Telecom Global Network Limited              $0
Agreement  (and                              Europe Limited                Suite 770
Supplemental Agreement                                                     48 Par-la-Ville Road
dated September 26,                                                        Hamilton, Bermuda  HM11
2001)                                                                      Bermuda

                                                                           Copy to:
                                                                           FLAG Telecom Limited
                                                                           9 South Street
                                                                           London, England
                                                                           WIk2XA

Capacity Purchase        December 28, 1999   Global Crossing USA Inc.,     MCI Worldcom Global Networks Limited             $0
Agreement                                    Global Crossing Network
                                             Center Ltd.                   MFS Cableco (US) Inc.

Capacity Purchase        December 23, 1999   Global Crossing USA Inc.      PSINetworks Inc.                                 $0
Agreement

                                    EXHIBIT C

                               Publication Notice

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
                                            X
In re                                       :    Chapter 11
                                            :    Case Nos. 02-_____
ASIA GLOBAL CROSSING LTD., et al.,          :    through 02- _____   (  )
                                            :
                           Debtors.         :    (Jointly Administered)
                                            :
                                            X

                                NOTICE OF AUCTION

PLEASE TAKE NOTICE OF THE FOLLOWING:

            1. On November 17, 2002, Asia Global Crossing Ltd., as debtor and debtor in possession (the "DEBTOR"), filed a motion (the "BIDDING PROCEDURES MOTION") with the United States Bankruptcy Court for the Southern District of New York (the "COURT") for an order pursuant to Sections 105(a) and 363 of title 11 of the United States Code (the "BANKRUPTCY CODE") and Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (A) authorizing and scheduling an auction (the "AUCTION") for the sale (the "SALE") of all or substantially all of the Debtor's assets (the "ACQUIRED ASSETS") (as described more particularly in the Sale Agreement (as defined herein)) free and clear of all claims (as defined in Section 101(5) of the Bankruptcy Code) and any other interests, liens, mortgages, pledges, security interests, rights of first refusal, obligations and encumbrances of any kind whatsoever (collectively, "ENCUMBRANCES"), (B) approving bidding and auction procedures (the "BIDDING PROCEDURES") in connection with the Auction, (C) approving (i) and authorizing and directing the Debtor to pay to Asia Netcom Corporation Limited ("ASIA NETCOM" or the "PURCHASER"), as the "stalking horse" bidder, a breakup fee (the "BREAKUP

      FEE") and authorizing and directing the Debtor to reimburse Asia Netcom for certain costs, fees and expenses (the "PURCHASER FEES AND EXPENSES REIMBURSEMENT") incurred and to be incurred by Asia Netcom, as described in, and subject to the terms and conditions of, a certain Share and Asset Purchase Agreement, dated as of November 17, 2002 (the "SALE AGREEMENT") between the Debtor and Asia Netcom (a copy of the Sale Agreement is annexed as Exhibit A to the Debtor's motion, dated November 17, 2002 (the "SALE MOTION"), filed concurrently with the Bidding Procedures Motion, seeking entry of an order (the "APPROVAL ORDER") (1) approving the terms and conditions of the Sale Agreement and the transactions described therein (the "ASIA NETCOM TRANSACTION"), or, alternatively, such other definitive agreement (the "ALTERNATIVE SALE AGREEMENT"), and the related transaction (the "ALTERNATIVE SALE TRANSACTION"), between the Debtor and the Successful Bidder (as defined herein) as may constitute the highest or otherwise best offer for the Acquired Assets received at the Auction, (2) authorizing the consummation of the transactions contemplated in the Sale Agreement or the Alternative Sale Agreement, as the case may be, including, without limitation, the Sale of the Acquired Assets free and clear of all Encumbrances, and the assumption and assignment of certain executory contracts and unexpired leases (the "ASSIGNED AGC CONTRACTS") in connection therewith, and (3) determining that the Asia Netcom Transaction, or the Alternative Sale Transaction, as the case may be, is exempt, under Section 1146(c) of the Bankruptcy Code, from any stamp, transfer, recording or similar tax as a sale in anticipation of a chapter 11 plan of reorganization), (ii) the limited non-solicitation provisions set forth in Section 5.08 of the Sale Agreement (the "LIMITED NON-SOLICITATION PROVISIONS") and (iii) the termination provisions set forth in Article X of the Sale Agreement (the "TERMINATION PROVISIONS") (the Break-up Fee, the Purchaser Fees and

      Expenses Reimbursement, the Limited Non-Solicitation Provisions and the Termination Provisions, collectively, the "BID PROTECTIONS"), (D) approving the procedures (the "CURE AMOUNT PROCEDURES") to determine the amounts (the "CURE AMOUNTS") necessary to cure defaults, if any, under the Assigned AGC Contracts to be assumed by the Debtor and assigned to Asia Netcom pursuant to Section 365(f) of the Bankruptcy Code, (E) approving the form, manner and scope of notice of the Auction, the Bidding Procedures, the Bid Protections, the Cure Amount Procedures, the Sale Motion, the Sale Motion Objection Deadline (as defined herein) and the ultimate hearing (the "SALE HEARING") to consider the Sale Motion, (F) setting a deadline (the "SALE MOTION OBJECTION DEADLINE") for filing objections to the Sale Motion and (G) setting a date and time for the Sale Hearing.

            2. Pursuant to an order of the Court, dated December ___, 2002 (the "BIDDING PROCEDURES ORDER"), the Court approved the relief requested in the Bidding Procedures Motion. The Bidding Procedures Order, among other things, (A) approved the Bidding Procedures set forth in the Auction and Sale Hearing Notice (as defined in, and attached as Exhibit A to, the Bidding Procedures Order), the Bid Protections and the Cure Amount Procedures, (B) set the Sale Motion Objection Deadline and a date and time for the Sale Hearing and (C) authorized the Debtor, among other things, to conduct the Auction of the Acquired Assets and entertain certain competing bids (the "COMPETING BIDS") for the Acquired Assets in accordance with the Bidding Procedures. Pursuant to the Bidding Procedures Order, the Bidding Procedures shall govern all proceedings relating to, among other things, the consideration, qualification and acceptance of Competing Bids, and the Auction.

            3. All interested parties are invited to submit Competing Bids in accordance with the Bidding Procedures. A copy of the Bidding Procedures Order, the Bidding Procedures, the Sale Motion and the exhibits thereto and other relevant documents and pleadings may be (a) reviewed during regular Court hours at the United States Bankruptcy Court, Records Department, Room 511, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004, (b) reviewed electronically on www.nysb.ucourts.gov, the official website for the Court, or (c) procured by contacting Jessica Basil, Esq., Kasowitz, Benson, Torres & Friedman LLP, attorneys for the Debtor, 1633 Broadway, New York, New York 10019, in writing at the foregoing address, or by telephone at 212-506-1713, or by email at jbasil@kasowitz.com.

            4. The deadline for submitting Competing Bids is January ___, 2003 at 4:00 p.m. (prevailing Eastern Time) (the "BID DEADLINE"). In order for a Competing Bid to be considered by the Debtor, such Competing Bid must be submitted by a "QUALIFIED BIDDER" (as defined in the Bidding Procedures) and otherwise satisfy the criteria for a "QUALIFIED BID" that are established by the Bidding Procedures.

            5. For purposes of the Auction, the Asia Netcom Transaction embodied in the Sale Agreement shall be deemed to constitute a Qualified Bid (the "ASIA NETCOM QUALIFIED BID"). If the Debtor does not receive at least one Qualified Bid from a Qualified Bidder, other than the Asia Netcom Qualified Bid, no Auction will be conducted. The Debtor will report such failure to the Court at the time of the Sale Hearing and, subject only to final Court approval, proceed with the Sale of the Acquired Assets to Asia Netcom under the Sale Agreement.

            6. If, however, the Debtor receives at least one Qualified Bid from a Qualified Bidder, other than the Asia Netcom Qualified Bid, the Debtor will conduct the Auction on January ___, 2003 at 10:00 a.m. (prevailing Eastern Time) at the offices of Kasowitz, Benson, Torres & Friedman LLP, 1633 Broadway, New York, New York, 10019, or at such later time and at such alternative location as the Debtor may determine or the Court may direct.

            7. The Sale Hearing shall be held on January ___, 2003 at __ : __ a.m. (prevailing Eastern Time), at which time the Court shall consider the Qualified Bid selected by the Debtor as the "SUCCESSFUL BID" in accordance with the Bidding Procedures, and the Debtor shall request the Court to enter the Approval Order approving, among other things, the Sale of the Acquired Assets. The Sale Hearing will be held at the United States Bankruptcy Court for the Southern District of New York, Room ____, Alexander Hamilton Custom House, One Bowling Green, New York, New York, before the Honorable Judge _______________, United States Bankruptcy Judge.

            8. At the Sale Hearing, the Court will not consider any bids from entities that were not qualified to participate, or did not participate, in the Auction.

            9. This Notice is qualified in its entirety by the Bidding
      Procedures.

      Dated: December __, 2002

                                            BY ORDER OF THE COURT.

                                 EXHIBIT 8.02(c)

                             FORM OF APPROVAL ORDER

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
                                            X
In re                                       :    Chapter 11
                                            :    Case Nos. 02-_____
ASIA GLOBAL CROSSING LTD., et al.,          :    through 02- _____ (REG)
                                            :
                           Debtors.         :    (Jointly Administered)
                                            :
                                            X

 ORDER PURSUANT TO SECTIONS 105(a), 363(b), (f) AND (m), 365 AND 1146(c) OF THE BANKRUPTCY CODE AND FED. R. BANKR. P. 6004 AND 6006, (1) APPROVING THE TERMS AND
   CONDITIONS OF AGREEMENT PROVIDING FOR THE SALE OF SUBSTANTIALLY ALL OF THE
    DEBTOR'S ASSETS FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES AND OTHER INTERESTS, (2) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF
     RELATED EXECUTORY CONTRACTS, (3) AUTHORIZING DEBTOR TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED IN SALE AGREEMENT AND (4) DETERMINING THAT SALE IS
      EXEMPT FROM STAMP TAXES UNDER SECTION 1146(c) OF THE BANKRUPTCY CODE

      Upon the motion dated November 17, 2002 (the "SALE MOTION")(1), of Asia Global Crossing Ltd. (the "COMPANY" or "AGCL"), as a debtor and debtor in possession (together with Asia Global Crossing Development Co., the "DEBTORS"), for an order (this "APPROVAL ORDER") pursuant to sections 105(a), 363(b), (f) and (m), 365 and 1146(c) of the title 11 of the United States Code (the "BANKRUPTCY CODE") and Rules 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the "BANKRUPTCY RULES"), (a) approving (i) the terms and conditions of a certain Share and Asset Purchase Agreement dated as of November 17, 2002 (together with any and all exhibits, schedules, appendices and attachments thereto, the "SALE AGREEMENT") between AGCL and Asia Netcom Corporation Limited ("ASIA NETCOM" or the "PURCHASER") providing for the sale (the "SALE") of substantially all of AGCL's assets (as more particularly

----------------------

(1) All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Bidding Procedures Order (as defined herein) and the Auction and Sale Hearing Notice annexed to the Bidding Procedures Order as Exhibit "A."

described in the Sale Agreement, the "ACQUIRED ASSETS")(2) to Asia Netcom(3) free and clear of all claims (as defined in section 101(5) of the Bankruptcy
Code) and any other interests, liens, mortgages, pledges, security interests, rights of first refusal, obligations and encumbrances of any kind whatsoever (collectively, "ENCUMBRANCES"), and (ii) the assumption and assignment by AGCL to Asia Netcom of certain executory contracts and unexpired leases (as more specifically defined in the Sale Agreement, the "ASSIGNED AGC CONTRACTS"), a copy of which Sale Agreement is annexed to the Sale Motion as Exhibit A, (b) authorizing and directing AGCL to consummate the Sale and the transactions contemplated therein, as such transactions are more fully described in the Sale Motion and the Sale Agreement and (c) determining that the Sale is exempt, under section 1146(c) of the Bankruptcy Code, from any stamp, transfer, recording or similar tax as a sale in anticipation of a chapter 11 plan of reorganization; and the Court having entered an order dated December __, 2002 (the "BIDDING PROCEDURES ORDER") (A) scheduling the Auction for the sale of the Acquired Assets free and clear of all Encumbrances, (B) approving bidding and auction procedures (the "BIDDING PROCEDURES") in connection with the Auction, (C) approving, (i) and authorizing and directing AGCL to pay to Asia Netcom, as the "stalking horse" bidder, a "breakup fee" (the "BREAK-UP FEE") and authorizing and directing AGCL to reimburse Asia Netcom for certain costs, fees and expenses (the "PURCHASER FEES AND EXPENSES REIMBURSEMENT") incurred and to be incurred by Asia Netcom in connection with the chapter 11 case, the Bermuda Case and the Sale, all as described more particularly in, and in accordance with the terms and conditions of, the Sale Agreement, (ii) the limited non-solicitation provisions set forth in Section 5.08 of the Sale Agreement (the "LIMITED NON-SOLICITATION PROVISIONS"), and (iii) the termination provisions set forth in
Article X of the Sale Agreement (the "TERMINATION PROVISIONS") (the Break-up Fee, the Purchaser Fees and Expenses Reimbursement, the Limited Non-Solicitation Provisions and the Termination Provisions, collectively, the "BID PROTECTIONS"),
(D) approving the procedures (the "CURE AMOUNT

---------------------

(2) For purposes of this Approval Order, the term "Acquired Assets" shall refer solely to assets being sold, assigned, transferred, conveyed and delivered to the Purchaser by AGCL, and shall not include or be deemed to include any assets that AGCL is causing to be sold, assigned, transferred, conveyed and delivered to the Purchaser by any direct or indirect subsidiary of AGCL pursuant to the Sale Agreement.

(3) As set forth in Section 2.01(a) of the Sale Agreement, at the closing of the Sale of the Asia Netcom Transaction (as defined herein), AGCL "will sell assign, transfer, convey and deliver, or cause to be assigned, transferred, conveyed and delivered, to the Purchaser or to a wholly-owned subsidiary of the Purchaser ("Singapore-Sub")" the Acquired Assets. For purposes of simplification and convenience of reference, all references herein to the assignee and transferee of the Acquired Assets shall be to the Purchaser.

PROCEDURES") to determine the amounts (the "CURE AMOUNTS") necessary to cure defaults, if any, under the Assigned AGC Contracts in accordance with section 365(b) of the Bankruptcy Code, (E) approving the form, manner and scope of notice of the Auction, the Bidding Procedures, the Bid Protections, the Cure Amount Procedures, the Sale Motion, the Sale Motion Objection Deadline (as defined herein) and the ultimate hearing (the "SALE HEARING") to consider the Sale Motion, (F) setting a deadline (the "SALE MOTION OBJECTION DEADLINE") for filing objections to the Sale Motion, and (G) setting a date and time for the Sale Hearing; and the Sale Hearing having been held before this Court on January ____, 2003, at which time parties in interest were afforded an opportunity to be heard; and upon the Sale Motion and the record of the Sale Hearing and all of the proceedings had before this Court and the evidence received in connection therewith; and it appearing that an order authorizing the relief in the Sale Motion is in the best interests of AGCL, its estate and parties in interest; and after due deliberation and sufficient cause appearing therefor, it is hereby

            FOUND AND DETERMINED THAT:

      A. On November 17, 2002 (the "PETITION DATE") the Debtors each filed a voluntary petition for relief with this Court under chapter 11 of the Bankruptcy Code. The Debtors' chapter 11 cases have been procedurally consolidated for administrative purposes. Each of the Debtors is continuing in possession of its property, and operating and managing its business, as a debtor-in-possession, pursuant to sections 1107 and 1108 of the Bankruptcy Code.

      B. The Court has jurisdiction over this matter and over the property of the Debtors and their bankruptcy estates pursuant to 28 U.S.C. Sections 1334 and 157(a). This is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)(A),
(N) and (O). The statutory predicates for the relief granted herein are sections 105(a), 363(b), 365(a), 365(b), 365(f), 365(k)and 1146(c) of the Bankruptcy
Code, Bankruptcy Rules 6004 and 6006 and the Bidding Procedures Order.

      C. Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.

      D. Proper and timely notice of the Bidding Procedures Order, the Auction, the Bidding Procedures, the Bid Protections, the Cure Amount Procedures, the Sale Motion, the Sale Motion Objection Deadline and the Sale Hearing was provided to all parties entitled thereto in the manner and otherwise in accordance with the Bidding Procedures Order and the Bankruptcy Rules, as evidenced by the affidavits and certificates of service and publication filed with this Court. Such notice constitutes good and sufficient notice of the Bidding Procedures Order, the Auction, the Bidding Procedures, the Bid Protections, the Cure Amount Procedures, the Sale Motion, the Sale Motion Objection Deadline and the Sale Hearing in view of all relevant circumstances, and no other or further notice of the Bidding Procedures Order, the Bidding Procedures, the Bid Protections, the Auction, the Cure Amount Procedures, the Sale Motion, the Sale Motion Objection Deadline, the Sale Hearing or entry of this Approval Order is or shall be required.

      E. A reasonable opportunity to object or be heard regarding the relief requested in the Sale Motion has been afforded to all interested persons and entities, including (i) the Office of the United States Trustee for the Southern District of New York (the "U.S. TRUSTEE"), (ii) the Joint Provisional Liquidators (the "JPLS") of AGCL appointed by the Supreme Court of Bermuda in the Bermuda Case, (iii) the attorneys for the Ad Hoc Committee, (iv) all non-debtor counterparties (the "ASSIGNED AGC CONTRACT COUNTERPARTIES") to the Assigned AGC Contracts, (v) any statutory committee of unsecured creditors appointed in the chapter 11 case, (vi) all parties who have delivered to Lazard Freres & Co. LLC during 2002 written expressions of interest in acquiring, or offers to acquire, the Acquired Assets, (vii) the Securities and Exchange Commission, 233 Broadway, New York, New York 10279, Attn: Regional Director,
(viii) the Internal Revenue Service, 290 Broadway, New York, New York 10007,
Attn: District

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Director, (ix) all appropriate federal, state and local taxing authorities, (x)
all known persons holding a lien on any of the Acquired Assets, (xi) counsel to Global Crossing Ltd. ("GLOBAL CROSSING"), (xii) Microsoft Corporation, (xiii) Softbank Corp., (xiv) all non-debtor parties to the Assumed Liabilities (exclusive of Liabilities of the Acquired Subsidiaries (each as defined in the Sale Agreement)) and (xv) all parties having filed in this case a notice of appearance or a request for notices pursuant to Bankruptcy Rule 2002.

      F. AGCL (i) has full corporate power and authority to execute the Sale Agreement and all other documents contemplated thereby, and the Sale Agreement and the Sale have been duly and validly authorized and approved by all necessary corporate action of AGCL, (ii) has all of the corporate power and authority necessary to consummate Sale and all other transactions contemplated by the Sale Agreement, (iii) has taken all corporate action necessary to authorize and approve the consummation by AGCL of the Sale and all other transactions contemplated thereby, and (iv) no consents or approvals, other than those expressly provided for in the Sale Agreement are required for AGCL to consummate the Sale.

      G. The Sale, including, without limitation, the assumption and assignment to the Purchaser of the Assigned AGC Contracts, reflect the exercise of AGCL's sound business judgment consistent with its fiduciary duties.

      H. Approval of the Sale Agreement, the Sale and the consummation of the Sale is in the best interests of AGCL, its estate and parties in interest. Both
(i) good and sufficient business justification and (ii) compelling circumstances for consummating the Sale outside of a plan of reorganization pursuant to sections 105(a), 363(b), 365(a), 365(b), 365(f), 365(k) and 1146(c) of the
Bankruptcy Code have been established in that, among other things:

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            (1)   Industrywide overcapacity and lagging demand have contributed to a dramatic slowdown in the sale of "indefeasible rights of use", which, historically, have been the Company's most significant source of cash proceeds from sales, thereby severely impairing the Company's liquidity.

            (2) The Company's liquidity constraints were exacerbated further when, in December 2001, Global Crossing refused to honor its obligations under a $400 million subordinated standby credit facility (the "GX CREDIT FACILITY") that it had made available to AGCL in connection with AGCL's placement of $408 million principal amount of Senior Notes in October 2000.

            (3) The Company, in the exercise of its sound business judgment, has determined that, (i) due to the current slowdown affecting the telecommunications sector, the Company lacks the ability to avail itself of the capital markets as a means of addressing its liquidity constraints, (ii) the Company's liquidity "runway" extends only through approximately the end of the first quarter of 2003, rendering a stand-alone business plan infeasible, and
(iii) unless a sale to the Purchaser is concluded expeditiously as provided for in the Sale Motion and under the Sale Agreement, the value of the Acquired Assets may decline, and AGCL, its estate and its creditors may realize less value for the Acquired Assets.

            (4) Given these circumstances, the Purchaser is only willing to proceed to acquire the Acquired Assets if the Sale can be considered and approved by the Bankruptcy Court expeditiously. The timing of this Court's consideration and approval of the Sale is of such importance that the Purchaser could have terminated the Sale Agreement if the Bidding Procedures Order had not been entered by December 17, 2002, and the Purchaser may elect to terminate the Sale Agreement if the Approval Order is not entered by January 31, 2003.

            (5) As demonstrated by the evidence presented in support of the Sale Motion and at the Sale Hearing, the Company diligently and in good faith marketed the Acquired Assets to secure the highest and best offer therefor. In addition, the Company (or its agents) mailed the Bidding Procedures Order, the Sale Motion (including the Sale Agreement) and the form of notice of the Auction and the Sale Hearing substantially in the form of Exhibit A to the Bidding Procedures Order (the "AUCTION AND SALE HEARING NOTICE") on December __, 2002 to, among other parties, each of the entities that had delivered to Lazard Freres & Co. LLC during 2002 written expressions of interest in acquiring, or offers to acquire, the Acquired Assets, and, at least seven (7) days prior to the Auction, published a notice substantially in the form of Exhibit C to the Bidding Procedures Order (the "PUBLICATION NOTICE") in the [international editions] of The Wall Street Journal and The Asian Wall Street Journal. The terms and conditions set forth in the Sale Agreement, and the transfer to the Purchaser of the Acquired Assets and the Assigned AGC Contracts pursuant thereto, represent fair and reasonable consideration and constitute the highest and best offer obtainable for the Acquired Assets.

            (6) A sale of the Acquired Assets at this time to the Purchaser pursuant to section 363(b) of the Bankruptcy Code is the only viable alternative to preserve the value of the Acquired Assets and maximize AGCL's estate for the benefit of all constituencies. Delaying approval of the Sale may result in the Purchaser's termination of the Sale Agreement and result in an alternative outcome that will achieve far less value for creditors.

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            (7)   Except as otherwise provided in this Approval Order, the
assets remaining in AGCL's estate following consummation of the Sale will be distributed to AGCL's administrative and general unsecured creditors under the terms of a confirmed chapter 11 plan of reorganization.

      I. The terms and conditions of the Sale Agreement are fair and reasonable. The Purchase Price (as defined in the Sale Agreement) under the Sale Agreement (i) represents the highest and best offer for the Acquired Assets,
(ii) is fair and reasonable, (iii) will provide a greater recovery for AGCL's creditors than would be provided by any other practical, available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

      J. The Purchaser has provided adequate assurance of its future performance under the Assigned AGC Contracts within the meaning of sections 365(b)(1)(C) (to the extent applicable) and 365(f)(2)(B) of the Bankruptcy Code.

      K. The assumption and assignment of the Assigned AGC Contracts pursuant to the Sale Agreement are in the best interests of AGCL, its estate and its creditors.

      L. The Auction was conducted without collusion and in good faith. The Sale Agreement was negotiated, proposed and entered into by the parties without collusion, in good faith, and from arm's length bargaining positions. The Purchaser is purchasing the Acquired Assets in good faith and, as such, is entitled to the protections afforded by section 363(m) of the Bankruptcy Code. Neither AGCL nor the Purchaser has engaged in any conduct that would cause or permit the Sale Agreement and the transactions contemplated thereby to be avoided under section 363(n) of the Bankruptcy Code.

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

      M. The transfer and assignment of the Acquired Assets, including, without limitation, the Assigned AGC Contracts, to the Purchaser pursuant to the Sale Agreement are or will be legal, valid and effective transfers and assignments to the Purchaser of property or rights in or to the Acquired Assets, and, except as provided in the Sale Agreement, vest or will vest the Purchaser with all right, title and interest of AGCL in and to the Acquired Assets, including the Assigned AGC Contracts, free and clear of all Encumbrances (other than the Permitted Encumbrances and the Assumed Liabilities (each as defined in the Sale Agreement)) under section 363(f) of the Bankruptcy Code.

      N. Except as provided in the Sale Agreement or this Approval Order, consummation of the Sale does not and will not subject the Purchaser to any Encumbrances, existing as of the date hereof or hereafter arising, of or against the Debtors, any affiliate of AGCL, or any other person by reason of such transfer and assignment under the laws of the United States, any state, territory or possession applicable to such transactions; provided, however, that the Purchaser shall be liable to pay, perform and discharge the Assumed Liabilities as provided in the Sale Agreement.

      O. The Purchaser would not have entered into the Sale Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting AGCL, its estate and its creditors, if the sale of the Acquired Assets to the Purchaser were not free and clear of all Encumbrances (other than Permitted Encumbrances and the Assumed Liabilities), or if Purchaser would, or in the future could, be liable for any Encumbrances (other than Permitted Encumbrances and the Assumed Liabilities).

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

      P. AGCL may sell the Acquired Assets free and clear of all Encumbrances (other than Permitted Encumbrances and Assumed Liabilities) because, in each case, one or more of the standards set forth in 11 U.S.C. Section 363(f)(1)-(5) has been satisfied. Those holders of Encumbrances who did not object, or who withdrew their objections, to the Sale or the Sale Motion are deemed to have consented pursuant to 11 U.S.C. Section 363(f)(2). Those holders of Encumbrances who did object fall within one or more of the other subsections of 11 U.S.C.
Section 363(f).

      Q. The sale of the Acquired Assets to the Purchaser is a prerequisite to AGCL's ability to propose, confirm and consummate a plan of reorganization. The Sale is a sale in contemplation of a plan of reorganization and, accordingly, is a transfer pursuant to 11 U.S.C. Section 1146(c), which shall not be taxed under any law imposing a stamp tax or similar tax.

      R. AGCL has demonstrated that (i) it is an exercise of its sound business judgment to assume the Assigned AGC Contracts and assign the Assigned AGC Contracts to the Purchaser in connection with the consummation of the Sale, and (ii) the assumption and assignment of the Assigned AGC Contracts is in the best interests of AGCL, its estate and its creditors. The Assigned AGC Contracts being assigned to, and the liabilities thereunder being assumed by, the Purchaser are an integral part of the Acquired Assets and, accordingly, such assignment and assumption are reasonable, enhance the value of AGCL's estate and do not constitute unfair discrimination.

      S. The payment of the Cure Amounts (as set forth in the Cure Amount Procedures Notice) shall be deemed sufficient in all respects (i) to cure defaults, if any, existing prior to the date hereof under any of the Assigned AGC Contracts, within the meaning of section

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365(b)(1)(A) of the Bankruptcy Code and (ii) to provide compensation or adequate assurance of compensation to any Assigned AGC Contract Counterparty for any actual pecuniary loss to such Assigned AGC Contract Counterparty resulting from a default prior to the date hereof under any of the Assigned AGC Contracts, within the meaning of section 365(b)(1)(B) of the Bankruptcy Code, and the Purchaser has provided adequate assurance of future performance of and under the Assigned AGC Contracts, within the meaning of section 365(b)(1)(C) of the Bankruptcy Code.

      T. The relief requested in the Sale Motion is in the best interests of AGCL, its estate and parties in interest.

            NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

            1. The Sale Motion is granted in its entirety, and the Sale and all other transactions contemplated under the Sale Agreement are hereby approved.

            2. All objections, if any, to the Sale, the Sale Motion or the relief requested therein, or the assumption by Asia Global Crossing Ltd., and the assignment to the Purchaser, of the Assigned AGC Contracts that have not been withdrawn, waived or settled, and all reservations of rights set forth therein, are hereby overruled on the merits.

                         APPROVAL OF THE SALE AGREEMENT

            3. The terms and conditions of the Sale Agreement and the Sale, including, without limitation, (i) the sale of the Acquired Assets to the Purchaser, (ii) the assumption by AGCL and the assignment to the Purchaser of the Assigned AGC Contracts, and (iii) the assumption by the Purchaser of the Assumed Liabilities, hereby are authorized and approved in

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all respects, pursuant to sections 105(a), 363(b), 365(a), 365(b), 365(f) and
365(k) of the Bankruptcy Code.

            4. Pursuant to sections 363(b) and 365(a) of the Bankruptcy Code, AGCL is hereby authorized, directed and empowered to assume fully, perform under, consummate and implement the Sale Agreement, together with any and all additional instruments and documents, including without limitation, the Ancillary Agreements (as defined in the Sale Agreement), that reasonably may be necessary or desirable to implement the Sale Agreement and consummate the Sale, and to take all further actions as may reasonably be requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser or reducing to the Purchaser's possession any or all of the Acquired Assets, including the Assigned AGC Contracts and the Assumed Liabilities, or as may be necessary or appropriate to the performance of AGCL's obligations as contemplated by the Sale Agreement.

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

                           TRANSFER OF ACQUIRED ASSETS

            5. Except as provided in the Sale Agreement, pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, effective upon the consummation of the transactions contemplated by the Sale Agreement, the Acquired Assets shall be transferred and assigned to the Purchaser free and clear of any and all Encumbrances, other than Permitted Encumbrances and the Assumed Liabilities, with all such Encumbrances to attach to the net proceeds of the Sale in the order of their priority, with the same validity, force and effect which they now have as against the Acquired Assets, all subject to the rights, claims, defenses and objections, if any, of AGCL and all interested parties with respect to such Encumbrances.

            6. Except as expressly permitted or otherwise specifically provided by the Sale Agreement or this Approval Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade and other creditors, holding Encumbrances (other than Permitted Encumbrances and the Assumed Liabilities) against or in AGCL or the Acquired Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated) arising under or out of, in connection with, or in any way relating to, AGCL, the Acquired Assets, the operation of AGCL's business prior to the Closing Date (as defined in the Sale Agreement) or the transfer of the Acquired Assets to the Purchaser, hereby are forever barred, estopped, and permanently enjoined from asserting against the Purchaser or its successors or assigns, their property, or the Acquired Assets, such persons' or entities' Encumbrances.

            7. The transfer of the Acquired Assets to the Purchaser pursuant to the Sale Agreement constitutes a legal, valid and effective transfer of the Acquired Assets and shall vest

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the Purchaser with all right, title, and interest of AGCL in and to all Acquired
Assets free and clear of all Encumbrances (other than Permitted Encumbrances and the Assumed Liabilities).

               ASSUMPTION AND ASSIGNMENT OF ASSIGNED AGC CONTRACTS

            8. AGCL hereby is authorized, pursuant to sections 365(a), 365(b) and 365(f) of the Bankruptcy Code, to (a) assume the Assigned AGC Contracts and assign the Assigned AGC Contracts to the Purchaser, effective upon the Closing (as defined in the Sale Agreement), free and clear of any and all Encumbrances (other than Permitted Encumbrances and the Assumed Liabilities) and (b) execute and deliver to the Purchaser such documents or other instruments as may be necessary to transfer and assign to the Purchaser, and cause the Purchaser to assume, the Assigned AGC Contracts.

            9. Pursuant to section 365(k) of the Bankruptcy Code, upon assignment by AGCL to the Purchaser of the Assigned AGC Contracts at the Closing, AGCL shall be relieved from any liability for any breach of such Assigned AGC Contracts occurring after such assignment.

            10. The Assigned AGC Contracts shall be transferred to, and remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assigned AGC Contract (including those of the type described in sections 365(f)(3) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer.

            11. Pursuant to the terms of the Sale Agreement and consistent with the requirements of sections 365(b) and 365(f) of the Bankruptcy Code, AGCL is hereby authorized and directed to pay, at the Closing of the Sale, or as soon thereafter as is practicable or as

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otherwise ordered by the Court, the Cure Amounts, if any, set forth in the Cure
Amount Procedures Notice with respect to each Assigned AGC Contract, and upon such payment, all defaults or other obligations of AGCL under the Assigned AGC Contracts arising or accruing prior to the date of this Approval Order (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be deemed in all respects cured by AGCL, and the Purchaser shall have no liability or obligation arising or accruing prior to the Closing Date, except as otherwise expressly provided in the Sale Agreement or as agreed between the Purchaser and any Assigned AGC Contract Counterparty.

            12. Each Assigned AGC Contract Counterparty hereby is forever barred, estopped, and permanently enjoined from asserting against AGCL, the Purchaser, or the property of either of them, any default existing as of the date of the Sale Hearing or, against the Purchaser, any counterclaim, defense, setoff or any other claim asserted or assertable against AGCL.

            13. The failure of AGCL or the Purchaser to enforce at any time one or more terms or conditions of any Assigned AGC Contract shall not be a waiver of such terms or conditions or of AGCL's and the Purchaser's rights to enforce every term and condition of the Assigned AGC Contracts.

                              ADDITIONAL PROVISIONS

            14. The consideration provided by the Purchaser for the Acquired Assets under the Sale Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

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            15.   The consideration provided by the Purchaser for the Acquired
Assets under the Sale Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

            16. On the Closing Date, each creditor of AGCL holding an Encumbrance is authorized and directed to execute such documents and take all other actions as may be necessary to release its Encumbrances (other than Permitted Encumbrances and Assumed Liabilities) in the Acquired Assets, if any, as such Encumbrances may have been recorded or may otherwise exist.

            17. This Approval Order is and shall be (a) effective as a determination that, effective on the Closing Date, (i) all Encumbrances (other than Permitted Encumbrances and the Assumed Liabilities) affecting the Acquired Assets prior to the Closing Date unconditionally have been released, discharged and terminated, and (ii) the transfer and assignment of the Acquired Assets has been effected and (b) binding upon and govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state if title in or to any of the Acquired Assets. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Sale Agreement.

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

            18. If any person or entity that has filed financing statements or other documents or agreements evidencing Encumbrances in the Acquired Assets shall not have delivered to AGCL prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction or releases in respect of all Encumbrances (other than Permitted Encumbrances and Assumed Liabilities) which such person or entity has with respect to the Acquired Assets, AGCL hereby is authorized to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Acquired Assets.

            19. All entities who are presently, or on the Closing Date may be, in possession of any of the Acquired Assets are hereby directed to surrender possession of such Acquired Assets to the Purchaser on the Closing Date.

            20. Except as otherwise expressly set forth in the Sale Agreement, the Ancillary Agreements (and any and all other documents and agreements executed in connection with the Sale Agreement) and this Approval Order, the Purchaser shall not have any liability or responsibility for any obligation of, or claim against, AGCL arising under or related to the Acquired Assets. Without limiting the generality of the foregoing, except as otherwise expressly set forth in the Sale Agreement, the Ancillary Agreements (and any and all other documents and agreements executed in connection with the Sale Agreement) and this Approval Order, the Purchaser shall not be liable for any claims against AGCL or any of its predecessors or affiliates, and the Purchaser shall not have any successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, with respect to AGCL or any obligations of AGCL arising prior to the Closing Date, including, but not limited to, liabilities on account of any taxes arising, accruing,

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

or payable under, out of, in connection with, or in any way relating to the operation of AGCL's business prior to the Closing Date.

            21. Other than with respect to Permitted Encumbrances and the Assumed Liabilities, (a) under no circumstances shall the Purchaser be deemed a successor of or to AGCL for any Encumbrance against or in AGCL or the Acquired Assets of any kind or nature whatsoever; and (b) following the Closing Date, no holder of an Encumbrance against or in AGCL or the Acquired Assets shall interfere with the Purchaser's title to or use and enjoyment of the Acquired Assets based on or related to such Encumbrance or any actions that AGCL may take in its chapter 11 case.

            22. Amounts, if any, that become payable by AGCL to the Purchaser pursuant to Section 11.02 of the Sale Agreement shall constitute an administrative expense of AGCL's bankruptcy estate.

            23. The Court retains jurisdiction (i) to enforce and implement the terms and provisions of the Sale Agreement, all amendments thereto authorized by this Approval Order, any waivers and consents thereunder, and of each of the agreements, documents and instruments executed in connection therewith, including, without limitation, the Ancillary Agreements, (ii) to compel delivery of the Acquired Assets to the Purchaser, (iii) to compel delivery of the Purchase Price to AGCL under the Sale Agreement, (iv) to resolve any disputes, controversies or claims arising out of or relating to the Sale Agreement and (v) to interpret, implement and enforce the provisions of this Approval Order.

            24. The Purchaser is a purchaser in good faith of the Acquired Assets. Accordingly, in the absence of a stay pending appeal, if the Purchaser consummates the Asia

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

Netcom Transaction at any time after entry of this Approval Order, the Purchaser shall be entitled to the protections of section 363(m) of the Bankruptcy Code with respect to the Sale if this Approval Order or any authorization contained herein is reversed or modified on appeal.

            25. The terms and provisions of the Sale Agreement, together with the terms and provisions of this Approval Order, shall be binding in all respects upon AGCL, the Purchaser and their respective affiliates, successors and assigns, including, without limitation, any trustee or examiner appointed in AGCL's chapter 11 case or any case under chapter 7 of the Bankruptcy Code to which AGCL's chapter 11 case may be converted, any affected third parties, including, without limitation, the Assigned AGC Contract Counterparties and all non-debtor parties to the Assumed Liabilities, and all persons asserting a claim against or interest in AGCL's estate or any of the Acquired Assets.

            26. The failure specifically to include any particular provisions of the Sale Agreement in this Approval Order shall not diminish or impair the efficacy of such provisions, it being the intent of the Court that the Sale Agreement be authorized and approved in its entirety.

            27. The Sale Agreement and any related agreements, documents or other instruments, including, without limitation, the Ancillary Agreements, may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court, provided that any such modification, amendment or supplement has no material adverse effect on AGCL's estate or its creditors.

            28. Nothing contained in any subsequent order of the Court, or in any plan of reorganization or any order of this Court confirming such plan in AGCL's chapter 11 case, shall conflict with or impair the provisions of the Sale Agreement or the terms of this Approval Order.

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

            29. In accordance with sections 105(a) and 1146(c) of the Bankruptcy Code, the transfer of the Assets to the Purchaser is not subject to taxation under any state or local law imposing a stamp, transfer or similar tax.

            30. Pursuant to Bankruptcy Rules 6004(g) and 6006(d), this Approval Order shall be effective and enforceable immediately upon entry.

Dated: New York, New York
       __________, 2003

                                                 ______________________________
                                                 UNITED STATES BANKRUPTCY JUDGE

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                                SCHEDULE 1.01(a)

                             ASSIGNED AGC CONTRACTS

1. Agreement, dated May 28, 2001 among PB Constructors (Asia) Ltd., Samsung Corporation (Engineering & Construction Group) and Asia Global Crossing Ltd.

2. Letter of Intent on Trade-In Proposal, dated July 12, 2002, from Cisco Systems Inc. to Asia Global Crossing.

3. Payment Deferral Loan Agreement dated March 29, 2002 by and among NEC Corporation, East Asia Crossing Ltd. and Asia Global Crossing Ltd. ("NEC PDA").

4.    Amendment No. 1 dated May 14, 2002 to NEC PDA.

5. Payment Deferral Option Agreement dated March 25, 2002 by and between Asia Global Crossing Ltd., East Asia Crossing Ltd. and KDDI Submarine Cable Systems Inc "KDDI PDA").

6.    Amendment No. 1 dated May 14, 2002 to KDDI PDA.

7. Master Services Agreement dated August 27, 2001 between Asia Global Crossing Ltd. and NTT Communications Corporation.

8. Collateral Agency Agreement dated May 15, 2002 among Asia Global Crossing Ltd., East Asia Crossing Ltd., DB Trustees (Hong Kong) Limited (as successor to The Bank of New York), KDDI Submarine Cable Systems Inc. and NEC Corporation.

9. Intercreditor Agreement dated May 14, 2002 among Asia Global Crossing Ltd., East Asia Crossing Ltd., DB Trustees (Hong Kong) Limited (as successor to The Bank of New York London Branch), KDDI Submarine Cable Systems Inc. and NEC Corporation.

10. Side Letter dated May 15, 2002 among NEC Corporation, Asia Global Crossing Ltd. and East Asia Crossing Ltd. re Payment Deferral Agreement dated 3/29/2002.

11.   Amendment No. 2 to NEC PDA.

12.   Amendment No. 2 to KDDI PDA.

13. Share Charge dated May 14, 2002 between Asia Global Crossing Ltd., The Bank of New York London Branch, KDDI Submarine Cable Systems Inc. and NEC Corporation.

14. Right of First Refusal/Right of First Negotiation dated March 29, 2002 among NEC Corporation, Asia Global Crossing Ltd. and East Asia Crossing Ltd.

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15.   Exchange Agreement dated April 23, 2002 by and among Asia Global Crossing,
      Ltd., GCT Pacific Holdings, Ltd., Pacific Crossing Holdings Ltd., Vectant, Inc. and Global Access Limited.

16. Amended and Restated Shareholders Agreement, dated December 20, 2000 between Asia Global Crossing Ltd., Internet Research Institute, Inc. and Softbank Corp.

17. Amended and Restated Operation and Landing Agreement, dated 2001, by and among Asia Global Crossing Japan KK, Asia Global Crossing Taiwan Inc. and Asia Global Crossing Ltd.

18. Amended and Restated Operation and Landing Agreement, dated 2001, by and among Asia Global Crossing Hong Kong Limited, DACOM Crossing Corporation, Asia Global Crossing Taiwan Inc. and Asia Global Crossing Ltd.

19. Memorandum of Understanding, dated February 9, 2001, by and between Global Crossing Network Center Ltd., Global Access Limited and Asia Global Crossing Ltd. re: Ajigaura and Shima Cable Stations.

20. Letter of Intent, dated June 1, 2001, by and between Softbank Corp and Asia Global Crossing Limited re: Purchase of IP Transit Service.

21. Binding Heads of Agreement dated May 3, 2002 among Asia Global Crossing Ltd., Asia Global Crossing (Singapore) Pte Ltd., Asia Global Crossing Asia Pacific Commercial Limited, Starhub Pte Ltd., STT Communications Ltd. and StarHub Crossing Pte Ltd.

22. Letter Agreement dated July 2, 2001 between PB Contructors (Asia) Ltd. and Asia Global Crossing Ltd.

23. Sale, Assignment and Assumption Agreement dated March 29, 2002 by and among NEC Corporation, Asia Global Crossing Asia Pacific Commercial Limited and Asia Global Crossing Ltd.

24. Letter Agreement dated June 29, 2001 among Asia Global Crossing Ltd., PB Constructors (Asia) Ltd. and Samsung Corporation.

25. Memorandum of Understanding, dated January 24, 2002, between Asia Global Crossing Ltd. and Internet Research Institute, Inc. re: Buy-Out of Shareholders Agreement between Asia Global Crossing Ltd. and Internet Research Institute, Inc.

26. Capacity Purchase Agreement dated August 27, 1999 between Global Crossing USA, Inc. and Exodus Communications, Inc. (pursuant to Assignment and Assumption Agreement dated January 30, 2001 and made between Global Crossing USA Inc. and Asia Global Crossing Limited).

27. Commitment Agreement dated August 2, 2001 between Global Switch (Property) Singapore Pte Ltd., Global Switch SarL, East Asia Crossing Singapore Pte Ltd and Asia Global Crossing Ltd. re Building, 2 Tai Seng Avenue, Singapore 534408.

28. Services Agreement dated August 2, 2001 between Global Switch (Property) Singapore Pte Ltd., East Asia Crossing Singapore Pte Ltd., Global Switch SarL and Asia Global Crossing Ltd.

29. Network Agreement dated January 12, 2000 among Global Crossing USA, Hutchison Communications Holdings Limited and Asia Global Crossing Ltd. as successor in interest to Global Crossing USA (pursuant to the Purchase, Contribution and Indemnification Agreement dated October 5, 2000 among Global Crossing Ltd., Global Crossing USA, Microsoft Corporation, Microsoft AGC-Holdings, Inc., Softbank Corp., SBIS Corporation Pte Ltd. and Asia Global Crossing Ltd.).

30. Letter Agreement dated January 17, 2002 between Asia Global Crossing Ltd. and Hutchison Global Crossing Investments Ltd. re deductions from outstanding Capacity Credit.

31. Turnkey Outside Plant Network Engineering Services Contract (Philippines) dated March 29, 2001 between Sumitomo Corporation and Asia Global Crossing Ltd.


32. Obligations to provide capacity or other services in Asia and the corresponding right to receive payment under the agreements listed below were assigned to Asia Global Crossing Ltd. by the Global Crossing Entities which are parties to these agreements as part of the ordinary course of dealings between Asia Global Crossing Ltd. and the Global Crossing
      Entities:

      a. IRU Agreement, dated July 2, 2001, by and between Global Crossing Services Europe Limited and FLAG Telecom Global Network Limited;

      b. Purchase Agreement for WaveStar Metropoint OLS, dated March 20, 2000, by and between Global Crossing Japan KK and Lucent Technologies Japan Ltd.;

      c. Capacity Purchase Agreement dated March 27, 2000 between Global Crossing USA Inc. and Softbank Corporation (pursuant to Assignment and Assumption Agreement dated March (undated), 2000 between Global Crossing USA Inc. and Asia Global Crossing Asia Pacific Commercial Limited);

      d. Capacity Purchase Agreement dated October (undated), 1999 between Global Crossing USA, Inc. and Abovenet Communications Inc.;

      e. Capacity Lease Agreement dated March 28, 2000 between Global Crossing USA, Inc. and AOL Japan, Inc.;

      f. Capacity Purchase Agreement, dated January 2001, by and between Global Crossing Europe Limited and Equant (Bermuda) Limited relating to capacity on the EAC1 System;

      g. Capacity Purchase Agreement, dated June 29, 2001, by and between Global Crossing Services Europe Limited and FLAG Telecom Global Network Limited and Supplemental Agreement dated September 26, 2001;

      h. Capacity Purchase Agreement, dated December 28, 1999, among Global Crossing USA Inc., Global Crossing Network Center Ltd., MCI Worldcom Global Networks Limited, and MFS Cableco (US) Inc.;

      i. Capacity Purchase Agreement, dated December 23, 1999, by and between Global Crossing USA Inc. and PSINetworks Inc.; and

      j. Capacity Purchase Agreement dated September 28, 2000 as amended December 31, 2000 and made between Global Crossing Bandwidth Inc and Exodus Communications Inc.

                                SCHEDULE 1.01(b)

                           ASSIGNED NON-AGC CONTRACTS

1. Distribution, Support and License Agreement dated May 25, 2001 between AGCDC and OpenReach Inc.


2. Share Charge dated May 14, 2002 between GCT Pacific Holdings Ltd., The Bank of New York London Branch, KDDI Submarine Cable Systems Inc. and NEC Corporation.

                                SCHEDULE 1.01(c)

                            KNOWLEDGE OF THE SELLER

   Bill Barney                        Jack Scanlon
Stefan Riesenfeld                      Chian Feng
 Charlie Carroll                      Chris Staples
  David Milroy                         Yvonne Tsui
   Vinod Kumar                        Jason Yeates
  Wilfred Kwan                         Wendy Hsieh
  Greg Freiberg                         Ivy Fung
  Mark Simpson                          J.J. Song
   Paul Crosio                         Tomoo Okada
 Gareth Hayward                        Thomas Tai
 Claes Segelberg                       Lily Zhang
   Genius Wong                         John Hills
   Hideo Ishii                       Masato Kataoka
  Richard Sykes                        Monte Baier
  Martin Stone                         Celina Teh

                                SCHEDULE 2.01(a)

                                 ACQUIRED ASSETS

1.    The Shares described in Attachment A.

2. The Seller's right, title and interest in, to and under the following contracts and agreements, to the extent the same are entered into by the Seller with Global Crossing prior to the Closing and are reasonably acceptable to the Purchaser:

      (i)   Transition Agreement;

      (ii)  Ongoing Support Services Agreement;

      (iii) Operational Interface Agreement;

      (iv)  GC Product Supply Agreement; and

      (v)   AGC Product Supply Agreement.

3. All insurance policies held by the Seller as set forth in Section 2.36 of the Disclosure Schedule, except the insurance policies which are Excluded Assets.

4.    In addition to the foregoing,

      (i)   the Business as a going concern;

      (ii) all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto owned, associated with or employed by the Seller in connection with the Business (other than as exclusively relate to the Excluded Assets or Excluded Liabilities) other than organization documents, minute books, share registers or stock record books, and the corporate seal of the Seller;

      (iii) the goodwill of the Seller relating to the Business;

      (iv) all the Seller's right, title and interest in, to and under the Seller Intellectual Property, copies and tangible embodiments thereof in whatever form or medium, and all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof;

      (v) all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials, or equipment, or components thereof), related to the Business (other than any of the foregoing that are solely related to the Excluded Assets or Excluded Liabilities) pertaining to, arising out of and inuring to the benefit of the Seller;

      (vi) all rights of the Seller under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all bids and offers (to the extent such offers are transferable) related to the Business (other than those solely related to the Excluded Assets or the Excluded Liabilities);

      (vii) all of the Seller's right, title and interest on the Closing Date in, to and under all amounts receivable from third parties, other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Business (except to the extent related to the Excluded Assets, including without limitation the proofs of claim evidencing accounts receivable described in the following sub-paragraph (viii), and Excluded Liabilities);

      (viii) all of the Seller's right, title and interest in, to and under all outstanding and unsettled proofs of claim filed on or before October 25, 2002 by the Seller against Global Crossing Entities in connection with their chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of New York, excluding, however, those proofs of claim evidencing accounts receivable owed by Global Crossing Entities to the Seller and its Subsidiaries as of October 25, 2002;

      (ix) all the Seller's right, title and interest in, to and under the Revolving Loan Agreement dated July 17, 2001 between the Seller and AGC Hungary Holdings Property Management Limited Liability Company; and

      (x) all the Seller's right, title and interest in, to and under the Loan Agreement dated July 10, 2001 between the Seller and DACOM Corporation and the Drawdown Request dated August 8, 2001 from DACOM Corporation to the Seller.

5. All right, title and interest of the Seller in and to the Assigned AGC Contracts.

6. All right, title and interest of the Excluded Subsidiaries in and to the Assigned Non-AGC Contracts.

                                  ATTACHMENT A

                        SHARES AND ACQUIRED SUBSIDIARIES

              Acquired Subsidiary                                      Shares                      Indirect Interest
              -------------------                                      ------                      -----------------
IXnet Telecommunications Japan KK (Japan) [3412]               2,000 shares par value
                                                               50,000 yen/share

IXnet Korea Limited (Korea) [3408]                             882,000 common
                                                               shares par value 5,000
                                                               won/share

Asia Global Crossing Asia Pacific Limited (Hong Kong)          2 shares par value
[3112/3113]                                                    HK$1.00/share

Asia Global Crossing Asia Pacific Commercial Limited (Hong     2 shares par value
Kong) [3114]                                                   HK$1.00/share

Global Crossing Japan Corporation (Japan) [3108]               2,000 shares

Asia Global Crossing Ireland Limited (Ireland) [3126]          2 shares par value
                                                               (euro) 1.00/share

Mebane Limited (Hong Kong) (to be renamed Asia Global          2 shares par value
Crossing Holdings (HK) Limited)                                HK$1.00/share (1 share held
                                                               by Trucidator Services (Hong
                                                               Kong) Limited in trust for
                                                               AGC)
East Asia Crossing Taiwan Inc. (Taiwan) [3512/3513]                                           48,211,950 common shares
                                                                                              (100% share interest) held
                                                                                              by Mebane Limited (Hong
                                                                                              Kong). Acquisition through
                                                                                              Mebane Limited (Hong Kong)

Asia Global Crossing Taiwan Inc. (Taiwan) (JV) [3122]                                         28,800,000 common shares,
                                                                                              19,200,000 preferred shares
                                                                                              (60% share interest) held by
                                                                                              East Asia Crossing Taiwan
                                                                                              Inc. (Taiwan). Acquisition
                                                                                              through Mebane Limited (Hong
                                                                                              Kong)

Broadband Tower (Japan)                                        2,036 shares

Asia Global Crossing Japan Corporation (Japan) [3118]          200 shares

Asia Global Crossing Hong Kong (Hong Kong) [3504/3505]         2 shares par value
                                                               HK$1.00/share

Saturn Global Network Services Holdings Limited (UK) [1308]    507,097 shares par             Bhd shares
                                                               value 1.00/share
To be dissolved upon completion of transfer of AGC Sdn

Asia Global Crossing Sdn Bhd. (Malaysia)                                                      2 shares par value
                                                                                              RM1.00/share (100%
Note that shares will be transferred to AGC.                                                  share interest)held by
                                                                                              Saturn Global Network
                                                                                              Services Holdings Limited
                                                                                              (UK). Acquisition through
                                                                                              Saturn Global Network
                                                                                              Services Holdings Limited
                                                                                              (UK).

 IXnet Taiwan Ltd. (Taiwan) [3418]                                                             500,000 common shares (100%
                                                                                              share interest) held by
                                                                                              Mebane Limited (Hong Kong).
                                                                                              Acquisition through Mebane
                                                                                              Limited (Hong Kong).

Asia Global Crossing Australia Pty Limited (Australia) [3800]                                 100,000 shares par value
                                                                                              A$1.00/share 87,573 shares
                                                                                              par value A$600.00/share
                                                                                              (100% share interest) held
                                                                                              by EAC UK Holdings Limited.
                                                                                              Acquisition through Eat Asia
                                                                                              Crossing Limited (Bermuda).

Ixnet Hong Kong (Hong Kong) [3406]                             1 share par value              414,110,130 shares par value
                                                               HK$1.00/share                  HK $1.00/share (99.99% share
                                                                                              interest) held by East Asia
                                                                                              Crossing Limited (Bermuda).
                                                                                              Acquisition through East
                                                                                              Asia Crossing Limited
                                                                                              (Bermuda).

East Asia Crossing Limited (Bermuda) [3500]                    1,200,000 shares par
                                                               value US$0.01/share

East Asia Crossing 2 Ltd. (Bermuda) [3501]                                                    1,200,000 shares par value
                                                                                              US$0.01/share (100% share
                                                                                              interest) held by East Asia
                                                                                              Crossing Limited (Bermuda).
                                                                                              Acquisition through East
                                                                                              Asia Crossing Limited
                                                                                              (Bermuda)

EAC UK Holdings Limited (UK) [3502]                                                           2 shares par value
                                                                                              $1.00/share through (100%
                                                                                              share interest) held by East
                                                                                              Asia Crossing Limited
                                                                                              (Bermuda). Acquisition
                                                                                              through East Asia Crossing
                                                                                              Limited (Bermuda).

EAC Japan Limited (Japan) (Yugen Kaisha EAC Japan) [3506]                                     60 units (100% share
                                                                                              interest) held by EAC UK
                                                                                              Holdings Limited.
                                                                                              Acquisition through East
                                                                                              Asia Crossing Limited
                                                                                              (Bermuda).

East Asia Crossing Korea (Korea) [3510/3511]                                                  58,000 shares par value
                                                                                              50,000 won/share (100% share
                                                                                              interest) held by EAC UK
                                                                                              Holdings Limited.
                                                                                              Acquisition through East
                                                                                              Asia Crossing Limited
                                                                                              (Bermuda)

Asia Global Crossing (Singapore) Pte. Ltd. (Singapore)                                        2 ordinary shares par value
[3508/3509]                                                                                   (100% share interest)
                                                                                              S$1.00/share held by EAC UK
                                                                                              Holdings Limited.
                                                                                              Acquisition through East
                                                                                              Asia Crossing Limited
                                                                                              (Bermuda).

Asia Global Crossing Services (S) Pte. Ltd. (Singapore)                                       13,975,691 shares par value
[3402]                                                                                        S$1.00/share (100% share
                                                                                              interest) held by EAC UK
                                                                                              Holdings Limited.
                                                                                              Acquisition through East
                                                                                              Asia Crossing Limited
                                                                                              (Bermuda).

East Asia Crossing Philippines, Inc. (Philippines)                                            500,000 shares (100% share
[3514/3515]                                                                                   interest) held by EAC UK
                                                                                              Holdings Limited.
                                                                                              Acquisition through East
                                                                                              Asia Crossing Limited
                                                                                              (Bermuda).

Ixnet Japan K.K. (Japan) [3404]                                2,600 shares

IPC Information Systems Asia Pacific Limited (Hong Kong)       1 share par value              999 shares par value
[3708]                                                         HK$1.00/share                  HK$1.00/share (99.9% share
                                                                                              interest) held by Ixnet
                                                                                              Hong Kong (Hong Kong).
                                                                                              Acquisition through East
                                                                                              Asia Crossing Limited
                                                                                              (Bermuda).

DACOM Crossing Corporation (Korea) (JV)                                                       3,257,618 shares par value
                                                                                              5,000 won/share (49% share
                                                                                              interest) held by EAC UK
                                                                                              Holdings Limited.
                                                                                              Acquisition through East
                                                                                              Asia Crossing Limited
                                                                                              (Bermuda)

Philippines Crossing Land Corporation (Philippines) (JV)                                      200,000 shares par value 1
                                                                                              peso/share (40% share
                                                                                              interest) held by East Asia
                                                                                              Crossing Philippines, Inc.
                                                                                              (Philippines). Acquisition
                                                                                              through East Asia Crossing
                                                                                              Limited (Bermuda).

Digitel Crossing Inc. (Philippines) (JV)                                                      40,000,000 (40% share
                                                                                              interest) held by East Asia
                                                                                              Crossing Philippines, Inc.
                                                                                              (Philippines). Acquisition
                                                                                              through East Asia Crossing
                                                                                              Limited (Bermuda)

                                                                                              20,000,000 (20% share
                                                                                              interest) held by
                                                                                              Philippines Crossing Landing
                                                                                              Corporation. Acquisition
                                                                                              through East Asia Crossing
                                                                                              Limited (Bermuda).

Southeast Asia Crossing (Singapore) Pte. Ltd. (Singapore)                                     2,356,780 shares par value
                                                                                              S$1.00/share (100% share
                                                                                              interest) held by Asia
                                                                                              Global Crossing (Singapore)
                                                                                              Ptd. Ltd. (Singapore).
                                                                                              Acquisition through East
                                                                                              Asia Crossing Limited
                                                                                              (Bermuda).

Digital United, Inc. (Taiwan)                                                                 6,944,445 shares (4.25%
                                                                                              share interest) held by East
                                                                                              Asia Crossing Taiwan, Inc.
                                                                                              (Taiwan). Acquisition
                                                                                              through Mebane Limited Hong
                                                                                              Kong).

Finance Co                                                                                    Direct or Indirect Ownership
                                                                                              of AGC

                                SCHEDULE 2.01(b)

                                 EXCLUDED ASSETS

1. Direct shareholding interest in Asia Global Crossing Holdings China Limited (Bermuda) [3130];

2. Direct shareholding interest in EAP Limited (Bermuda) [no reference number];

3. Direct shareholding interest in Asia Global Crossing Development Co (Delaware, US) [3110];

4. Indirect shareholding interest in AGC Bandwidth USA, Inc. (Delaware, US) [3128];

5. Direct shareholding interest in Pacific Crossing Holdings Limited (Bermuda) [3100];

6. Direct shareholding interest in GCT Pacific Holdings Limited (Bermuda) [3102] and indirect shareholding interests in SCS (Bermuda) Limited (Bermuda) [3300], Pacific Crossing Limited (Bermuda) [3210], Pacific Crossing UK Limited (UK) [3212], PC Landing Corporation (US) [3220] and PCL Japan Limited (Japan) [3222];

7. Indirect shareholding interest in East Asia Crossing 1 Limited (Bermuda) [no reference number];

8. Direct shareholding interest in GlobalCenter Japan Holdings Limited (Bermuda) [3568];

9. Direct 99% shareholding interest and GCT Pacific Holdings Limited's 1% direct shareholding interest in Bazisco Limited (Cyprus) [3115];

10. Indirect shareholding interest in AGC Hungary Holdings Limited (Hungary) [3116];

11. The Seller's rights under this Agreement, the Ancillary Agreements, the guarantee delivered by CNC pursuant to Section 4.04(a) of this Agreement, the Confidentiality Agreement and the releases of the Seller under amendments to the Vendor Contracts referred to in Section 7.02(f) of this Agreement;

12. All GC Policies and all directors and officers insurance policies held by the Seller; and

13. All right, title and interest of the Seller and its Subsidiaries in and to any claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind or nature against directors, officers, shareholders, consultants (including attorneys and accountants) and other agents of the Seller and the Subsidiaries (other than, in the case of the Acquired Subsidiaries, any of the foregoing arising from the fraud or willful misconduct of any such Persons).

                                SCHEDULE 2.02(a)

                               ASSUMED LIABILITIES

1. The Seller's obligations under the following contracts and agreements to the extent they are Acquired Assets:

      (i)   Transition Agreement;

      (ii)  Ongoing Support Services Agreement;

      (iii) Operational Interface Agreement;

      (iv)  GC Product Supply Agreement; and

      (v)   AGC Product Supply Agreement.

2.    The Seller's liabilities under the Assigned AGC Contracts.

3.    The Excluded Subsidiaries' liabilities under the Assigned Non-AGC
      Contracts.

4. The Seller's obligations and liabilities to Microelectronics Technologies Inc. ("MTI") under the Amended and Restated Joint Venture Agreement dated as of December 12, 2000, by and between the Seller and MTI.

5. The Seller's liabilities under all contracts referred to in Schedule 2.01(a) (Acquired Assets).

6.    The Seller's obligations under the following agreements:

      (i) Guarantee dated January 19, 2001 by Asia Global Crossing Ltd. in favor of Millennium Telecom Inc.;

      (ii) Guarantee dated August 16, 2001 between MCI Worldcom Asia Pacific Limited, MCI Worldcom Japan Limited and Asia Global Crossing Limited;

      (iii) Letter Agreement of guaranty dated March 27, 2001 from Asia Global Crossing Ltd. to Dacom Corporation re Joint Venture Agreement dated January 30, 2001 between DACOM Corporation and Asia Global Crossing Limited;

      (iv) Parent Company Guaranty dated October 5, 2001 by Asia Global Crossing Ltd. to Primus Telecommunications KK;

      (v) Guarantee pursuant to Assignment and Assumption Agreement between Asia Global Crossing Ltd. and East Asia Crossing Taiwan Inc.;

      (vi) Guarantee pursuant to Assignment and Assumption Agreement dated January 1, 2000 between Asia Global Crossing Ltd. and East Asia Crossing Philippines Inc.; and

      (vii) Letter Agreement, dated December 12, 2000, by and between Asia Global Crossing Ltd. and MTI.

                                SCHEDULE 2.02(b)

                              EXCLUDED LIABILITIES

1. All costs and expenses incurred by the Seller in connection with the transactions contemplated by this Agreement, including, but not limited to, all expenses related to the Chapter 11 Case and the Bermuda Case.

2.    GC Payables of the Seller and the Excluded Subsidiaries.

3.    The following contracts and agreements:

            1. Network Services, Marketing and Cooperation Agreement dated September 28, 2000 between Exodus Communications, Inc. and Asia Global Crossing Ltd.;

            2. Project Coordination Agreement dated May 24, 2001 between DACOM Corporation and Asia Global Crossing Ltd.;

            3. Services Agreement dated January 12, 2000 among Hutchison Whampoa Limited, Hutchison Communications Limited and Asia Global Crossing Ltd. as successor in interest to Global Crossing USA (pursuant to the Purchase, Contribution and Indemnification Agreement dated October 5, 2000 among Global Crossing Ltd., Global Crossing USA, Microsoft Corporation, Microsoft AGC-Holdings, Inc., Softbank Corp., SBIS Corporation Pte Ltd. and Asia Global Crossing Ltd.);

            4. Termination Agreement dated January 11, 2002 between John J. Legere and Asia Global Crossing Ltd.;

            5. Guaranty dated March 30, 2001 by Asia Global Crossing Ltd. in favor of 360Networks (Holdings) Ltd. and 360Pacific (Bermuda) Ltd.;

            6. Indenture dated October 12, 2000 between Asia Global Crossing Ltd. and Bank of New York as successor to United States Trust Company of New York;

            7. Joint Venture Agreement dated September 28, 2000 Relating To Exodus Asia-Pacific Ltd. between Exodus Communications, Inc., Exodus Asia-Pacific Ltd. and Asia Global Crossing, Ltd.;

            8. Subscription and Shareholders Agreement dated October 12, 2000 among Global Crossing Ltd., SoftBank Corp., Microsoft Corporation and Asia Global Crossing Ltd., as amended on July 10, 2001;

            9. Non-Competition Agreement dated July 10, 2001 between Global Crossing Ltd. and Asia Global Crossing Ltd.;

            10. Project Management Agreement dated September 15, 2000 between Asia Global Crossing, Ltd. and Global Crossing Development Co.;

            11. Purchase Agreement dated November 16, 2001 among Global Crossing Ltd., Asia Global Crossing Ltd., Global Crossing North America Holdings Inc., Saturn Global Network Services Holdings Limited, IXnet Hong Kong Ltd. and Asia Global Crossing (Singapore) Pte Ltd., as Sellers, and GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, Bridge Street Special Opportunities Fund 2000, L.P., GS Capital Partners 2000 Employee Fund, L.P., Stone Street Fund 2000, L.P. and GS IPC Acquisition Corp., as Buyer;

            12. Amendment dated December 20, 2001 to the Purchase Agreement dated November 16, 2001 among Global Crossing Ltd., Asia Global Crossing Ltd., Global Crossing North America Holdings Inc., Saturn Global Network Services Holdings Limited, IXnet Hong Kong Ltd. and Asia Global Crossing (Singapore) Pte Ltd., as Sellers, and GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, Bridge Street Special Opportunities Fund 2000, L.P., GS Capital Partners 2000 Employee Fund, L.P., Stone Street Fund 2000, L.P. and GS IPC Acquisition Corp., as Buyer;

            13. Registration Rights Agreement dated November 24, 1999 among Global Crossing Ltd., Softbank Corp., Microsoft Corporation, Asia Global Crossing Ltd. and The Goldman Sachs Group, Inc.;

            14. Shared Services and Operating Agreement dated September 15, 2000 between Global Crossing Ltd. and Asia Global Crossing Ltd.;

            15. Stock Purchase Agreement dated July 10, 2001 among Global Crossing Ltd., Ixnet, Inc., International Exchange Networks, Ltd. and Asia Global Crossing Ltd.;

            16. Deed of Counter-Indemnity dated May 8, 2002 between Hutchison Telecommunications Limited and Asia Global Crossing Ltd.;

            17. Master Joint Venture Agreement, dated May 31, 2000, by and between Asia Global Crossing Ltd. and GlobalCenter Inc.;

            18. Memorandum of Understanding dated November 1, 2001 between China United Telecommunications Corporation and Asia Global Crossing Ltd.;

            19. Registration Rights Agreement dated October 12, 2000 by and among Asia Global Crossing Ltd. and Chase Securities Inc., Merrill Lynch Pierce Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Goldman Sachs & Co., Salomon Smith Barney Inc., ABN AMRO Incorporated, Barclays Capital Inc.;

            20. Shareholder Agreement Waiver and Termination Agreement dated April 24, 2002 among Vectant, Inc., GCT Pacific Holdings, Ltd., SCS Pacific (Bermuda) Ltd. and Pacific Crossing Ltd.;

            21. Strategic Investment Agreement dated October 7, 2000 between Asia Global Crossing Ltd. and Heroway Developments Inc.;

            22. Strategic Investment Agreement dated October 7, 2000 between Asia Global Crossing Ltd. and Sasson International Holdings, Inc.;

            23. Strategic Investment Agreement dated October 7, 2000 between Asia Global Crossing Ltd. and STT Ventures Ltd.;

            24. Strategic Investment Agreement dated October 7, 2000 between Asia Global Crossing Ltd. and Taicom Capital Ltd.;

            25. Voting Agreement dated October 7, 2000 between Asia Global Crossing Ltd. and Heroway Developments Inc.;

            26. Voting Agreement dated October 7, 2000 between Asia Global Crossing Ltd. and Sasson International Holdings, Inc.;

            27. Voting Agreement dated October 7, 2000 between Asia Global Crossing Ltd. and STT Ventures Ltd.;

            28. Voting Agreement dated October 7, 2000 between Asia Global Crossing Ltd. and Taicom Capital Ltd.;

            29. $200 million Subordinated Note - A dated October 12, 2000 made by Asia Global Crossing Ltd. for the benefit of Global Crossing Holdings Ltd.;

            30. $200 million Subordinated Note - B dated October 12, 2000 made by Asia Global Crossing Ltd. for the benefit of Global Crossing Holdings Ltd.;

            31. Cooperation Agreement dated May 8, 2002 among Hutchison Telecommunications Limited, Asia Global Crossing Ltd., Hutchison Global Crossing Holdings Limited, ESD Investments One Limited and Hazelwood Green Limited; and

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

            32. Share and Loan Purchase Agreement dated April 29, 2002 between Asia Global Crossing Ltd. and Hutchison Telecommunications Limited.

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

                                SCHEDULE 5.06(b)

                          REQUIRED CONTRACTUAL CONSENTS

1. Consent from MTI prior to transfer of shares of East Asia Crossing Taiwan Inc. under the Amended and Restated Joint Venture Agreement dated as of December 12, 2000.

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